                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                                 MORTONBAY S.A.
                                       AND
                             PIAMENT HOLDINGS S.A.,

                                   AS SELLERS



                                       AND



                   MAVERICK TUBE INTERNATIONAL HOLDINGS, INC.,
                                MAVERICK GP LLC,
                                       AND
                            MAVERICK INVESTMENT LLC,

                                    AS BUYERS



                            DATED AS OF MAY 20, 2005





                                TABLE OF CONTENTS

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

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                                                                                                                ----

ARTICLE 1 DEFINITIONS.............................................................................................2
ARTICLE 2 SALE AND TRANSFER OF SHARES; CLOSING...................................................................11
   Section 2.1       SHARES......................................................................................11
   Section 2.2       PURCHASE PRICE..............................................................................11
   Section 2.3       CLOSING.....................................................................................11
   Section 2.4       CLOSING OBLIGATIONS.........................................................................11
   Section 2.5       ADJUSTMENT AMOUNT...........................................................................13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................14
   Section 3.1       ORGANIZATION AND GOOD STANDING..............................................................14
   Section 3.2       AUTHORITY; NO CONFLICT......................................................................14
   Section 3.3       CAPITALIZATION..............................................................................16
   Section 3.4       FINANCIAL STATEMENTS........................................................................17
   Section 3.5       BOOKS AND RECORDS...........................................................................18
   Section 3.6       TITLE TO PROPERTIES; ENCUMBRANCES...........................................................18
   Section 3.7       CONDITION AND SUFFICIENCY OF ASSETS.........................................................19
   Section 3.8       ACCOUNTS RECEIVABLE.........................................................................19
   Section 3.9       INVENTORY...................................................................................19
   Section 3.10      NO UNDISCLOSED LIABILITIES..................................................................20
   Section 3.11      TAXES.......................................................................................20
   Section 3.12      NO MATERIAL ADVERSE CHANGE..................................................................22
   Section 3.13      EMPLOYEE BENEFITS...........................................................................22
   Section 3.14      COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.............................24
   Section 3.15      LEGAL PROCEEDINGS; ORDERS...................................................................25
   Section 3.16      ABSENCE OF CERTAIN CHANGES AND EVENTS.......................................................26
   Section 3.17      CONTRACTS; NO DEFAULTS......................................................................27
   Section 3.18      INSURANCE...................................................................................30
   Section 3.19      ENVIRONMENTAL MATTERS.......................................................................32
   Section 3.20      EMPLOYEES...................................................................................33
   Section 3.21      LABOR RELATIONS; COMPLIANCE.................................................................34
   Section 3.22      INTELLECTUAL PROPERTY.......................................................................35
   Section 3.23      CERTAIN PAYMENTS............................................................................35
   Section 3.24      DISCLOSURE..................................................................................36
   Section 3.25      CONTROLS AND PROCEDURES.....................................................................36
   Section 3.26      RELATIONSHIPS WITH AFFILIATES...............................................................36
   Section 3.27      BROKERS OR FINDERS..........................................................................37
   Section 3.28      NO OTHER REPRESENTATIONS....................................................................37
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYERS...............................................................37
   Section 4.1       ORGANIZATION AND GOOD STANDING..............................................................37
   Section 4.2       AUTHORITY; NO CONFLICT......................................................................37
   Section 4.3       INVESTMENT INTENT...........................................................................38
   Section 4.4       CERTAIN PROCEEDINGS.........................................................................38
   Section 4.5       BROKERS OR FINDERS..........................................................................38


                                        i
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

ARTICLE 5 COVENANTS OF SELLERS PRIOR TO CLOSING DATE.............................................................39
   Section 5.1       ACCESS AND INVESTIGATION....................................................................39
   Section 5.2       OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES.......................................39
   Section 5.3       NEGATIVE COVENANT...........................................................................39
   Section 5.4       COMPLIANCE WITH FCPA........................................................................40
   Section 5.5       REQUIRED APPROVALS..........................................................................40
   Section 5.6       NOTIFICATION................................................................................40
   Section 5.7       PAYMENT OF INDEBTEDNESS BY AFFILIATES.......................................................41
   Section 5.8       NO NEGOTIATION..............................................................................41
   Section 5.9       RISK OF LOSS................................................................................41
   Section 5.10      BEST EFFORTS................................................................................42
   Section 5.11      TAX FORM 8832 AND DISREGARDED ENTITY TREATMENT..............................................42
ARTICLE 6 COVENANTS OF BUYERS PRIOR TO CLOSING DATE..............................................................42
   Section 6.1       APPROVALS OF GOVERNMENTAL BODIES............................................................42
   Section 6.2       BEST EFFORTS................................................................................43
   Section 6.3       NOTIFICATION................................................................................43
   Section 6.4       RELEASE OF GUARANTIES.......................................................................43
   Section 6.5       CERTAIN ACCOUNTS RECEIVABLE.................................................................43
ARTICLE 7 CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE....................................................44
   Section 7.1       ACCURACY OF REPRESENTATIONS.................................................................44
   Section 7.2       SELLERS' PERFORMANCE........................................................................45
   Section 7.3       APPROVALS...................................................................................45
   Section 7.4       ADDITIONAL DOCUMENTS........................................................................45
   Section 7.5       NO PROCEEDINGS OR INJUNCTION................................................................46
   Section 7.6       NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.........................................46
   Section 7.7       NO PROHIBITION..............................................................................46
ARTICLE 8 CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...................................................46
   Section 8.1       ACCURACY OF REPRESENTATIONS.................................................................46
   Section 8.2       BUYERS' PERFORMANCE.........................................................................47
   Section 8.3       APPROVALS...................................................................................47
   Section 8.4       ADDITIONAL DOCUMENTS........................................................................47
   Section 8.5       NO INJUNCTION...............................................................................47
ARTICLE 9 TERMINATION AND RESCISSION.............................................................................48
   Section 9.1       TERMINATION AND RESCISSION EVENTS...........................................................48
   Section 9.2       EFFECT OF TERMINATION.......................................................................48
   Section 9.3       TERMINATION FEES............................................................................49
ARTICLE 10 INDEMNIFICATION; REMEDIES.............................................................................50
   Section 10.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE................................50
   Section 10.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS...........................................50
   Section 10.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS....................51
   Section 10.4      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYERS............................................52
   Section 10.5      TIME LIMITATIONS............................................................................52
   Section 10.6      LIMITATIONS ON AMOUNT--SELLERS..............................................................53


                                       ii
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

   Section 10.7      LIMITATIONS ON AMOUNT--BUYER.................................................................54
   Section 10.8      RIGHT OF SET-OFF.............................................................................55
   Section 10.9      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS............................................55
   Section 10.10     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS..................................................56
   Section 10.11     DUTY TO MITIGATE DAMAGES.....................................................................56
ARTICLE 11 GENERAL PROVISIONS.....................................................................................57
   Section 11.1      EXPENSES.....................................................................................57
   Section 11.2      SALES AND TRANSFER TAXES.....................................................................57
   Section 11.3      PUBLIC ANNOUNCEMENTS.........................................................................57
   Section 11.4      CONFIDENTIALITY..............................................................................57
   Section 11.5      NOTICES......................................................................................58
   Section 11.6      ARBITRATION; JURISDICTION; SERVICE OF PROCESS................................................59
   Section 11.7      FURTHER ASSURANCES...........................................................................60
   Section 11.8      WAIVER.......................................................................................61
   Section 11.9      ENTIRE AGREEMENT AND MODIFICATION............................................................61
   Section 11.10     DISCLOSURE LETTER............................................................................61
   Section 11.11     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS...........................................61
   Section 11.12     SEVERABILITY.................................................................................62
   Section 11.13     SECTION HEADINGS, CONSTRUCTION...............................................................62
   Section 11.14     TIME OF ESSENCE..............................................................................62
   Section 11.15     GOVERNING LAW................................................................................62
   Section 11.16     COUNTERPARTS.................................................................................62

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("AGREEMENT") is made as of May 20, 2005, by and among Maverick Tube International Holdings, Inc., a Delaware corporation ("MAVERICK HOLDINGS"), Maverick GP LLC, a Delaware limited liability company ("MAVERICK GP"), Maverick Investment LLC, a Delaware limited liability company ("MAVERICK INVESTMENT," and collectively with Maverick Holdings and Maverick GP, "BUYERS"), Mortonbay S.A., a Panama sociedad de responsibilidad limitada ("MORTONBAY"), and Piament Holdings S.A., a Panama sociedad de responsibilidad limitada ("PIAMENT," and collectively with Mortonbay, the "SELLERS").

                                    RECITALS

         Sellers own 100% of the issued and outstanding member interests (the "INTERNATIONAL GROWTH SHARES") of International Growth Partners Ltda., a Panama sociedad de responsibilidad limitada ("INTERNATIONAL GROWTH").

         Sellers own 100% of the issued and outstanding member interests (the "SELECT GROWTH SHARES") of Select Growth Partners Ltda., a Panama sociedad de responsibilidad limitada ("SELECT GROWTH").

         Sellers own 100% of the issued and outstanding shares (the "ADVANCE FLORIDA SHARES") of capital stock of Advance Corp., a Florida corporation d/b/a Advance Tubular Corp. ("ADVANCE FLORIDA").

         International Growth owns 100% of the issued and outstanding member interests (the "GROWTH INVESTORS SHARES") of International Growth Investors Ltd., a British Virgin Islands international business company ("GROWTH INVESTORS").

         Select Growth owns 100% of the issued and outstanding member interests (the "SELECT COMMON SHARES") of Select Common Partners Ltd., a British Virgin Islands international business company ("SELECT COMMON").

         Growth Investors and Select Common collectively own: (i) 99.999997% of the issued and outstanding shares (the "TUBOCARIBE SHARES") of capital stock of Tubos del Caribe S.A., a Colombia sociedad anonima ("TUBOCARIBE"); (ii) 97.0171575% of the issued and outstanding shares (the "COLMENA SHARES") of capital stock of Consorcio Metalurgico Nacional S.A., a Colombia sociedad anonima ("COLMENA"); (iii) 100% of the issued and outstanding shares (the "ADVANCE ECUADOR SHARES") of capital stock of Advance Tubular de Ecuador S.A., an Ecuador sociedad anonima ("ADVANCE ECUADOR"); (iv) 100% of the issued and outstanding shares (the "ADVANCE VENEZUELA SHARES") of capital stock of Advance Tubular de Venezuela, C.A., a Venezuela compania anonima ("ADVANCE VENEZUELA"); and (v) 100% of the issued and outstanding equity quotas (the "TUBULARES SHARES") of equity of Tubulares de Colombia Ltda, a Colombia limitada ("TUBULARES").

         Sellers desire to sell, and Buyers desire to purchase, all of the International Growth Shares and Select Growth Shares, and indirectly as a result of such sale and purchase and the direct and indirect holdings of International Growth and Select Growth, all of the Growth

Investors Shares, Select Common Shares, Advance Florida Shares, TuboCaribe Shares, Advance Ecuador Shares, Advance Venezuela Shares, Colmena Shares and Tubulares Shares (collectively, the "SHARES") for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

         "ACQUIRED COMPANIES" means International Growth, Select Growth, Growth Investors, Select Common, Advance Florida, TuboCaribe, Colmena, Advance Ecuador, Advance Venezuela, Tubulares and their respective Subsidiaries, collectively.

         "ADJUSTMENT AMOUNT" has the meaning set forth in Section 2.5.

         "AFFILIATE" means, with respect to a specified Person, (i) any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; (ii) each other member of such Person's Family (in the case of an individual); (iii) any Person in which such Person owns a Material Interest; and (iv) any Person with respect to which such individual or one or more member(s) of such Person's Family serves as a director, officer, partner, executor, general partner or trustee (or other similar capacity).

         "APPLICABLE CONTRACT" means any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "BALANCE SHEETS" has the meaning set forth in Section 3.4.

         "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "BREACH" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "BREACH" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BS.$" means Venezuela Bolivares, the lawful currency of Venezuela.

         "BUSINESS DAY" means any day of the week other than Saturday, Sunday or a day that is a legal holiday in either Colombia or the State of New York on which commercial banking institutions are obligated to close for business.

         "BUYER PARTY" as used in Section 4.2(a) means any of Maverick Holdings, Maverick GP, Maverick Investments and Maverick Tube.

         "BUYERS" has the meaning set forth in the first paragraph of this Agreement.

         "BUYERS' CLOSING DOCUMENTS" means the Escrow Agreement, the Buyers' Guaranty and the Promissory Notes.

         "BUYERS' GUARANTY" has the meaning set forth in Section 2.4(b)(iii).

         "CLOSING" has the meaning set forth in Section 2.3.

         "CLOSING DATE" means the date and time as of which the Closing actually takes place.

         "COLOMBIA" means the Republic of Colombia.

         "COL$" means the lawful currency of Colombia.

         "COMPANY" means any of International Growth, Select Growth, Growth Investors, Select Common, Advance Florida, TuboCaribe, Colmena, Advance Ecuador, Advance Venezuela and Tubulares.

         "COMPANY PLAN" has the meaning set forth in Section 3.13.

         "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by Sellers to Buyers;

                  (b) the execution, delivery, and performance of the Promissory Note, the Noncompetition Agreements, the Sellers' Release, the Sellers' Guaranties, the Buyers' Guaranty, the Transition Services Agreement and the Escrow Agreement;

                  (c) the performance by Buyers and Sellers of their respective covenants and obligations under this Agreement; and

                  (d) Buyers' acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES" has the meaning set forth in Section 10.2.

         "DIAN" means the National Administrative Department of Taxes and Customs of Colombia or any successor agency or Governmental Body.

         "DISCLOSURE LETTER" means the disclosure letter delivered by Sellers to Buyers concurrently with the execution and delivery of this Agreement.

         "DOLLARS" and "$" mean the lawful currency of the United States of America.

         "EAIDA" means Empresa Administrativa e Industrial del Atlantico Limitada, a Colombia limited liability partnership.

         "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, right of first offer, preferential purchase right, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under applicable Environmental Law or applicable Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under applicable Environmental Law or applicable Occupational Safety and Health Law;

                  (c) financial responsibility under applicable Environmental Law or applicable Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or applicable Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under applicable Environmental Law or applicable Occupational Safety and Health Law.

The terms "REMOVAL," "REMEDIAL," and "RESPONSE ACTION," include the types of activities covered by any applicable Legal Requirement.

         "ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been Released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESCROW AGREEMENT" has the meaning set forth in Section 2.4.

         "FACILITIES" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

         "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural Person who is related to the individual or the individual's spouse within the fourth degree, and (iv) any other natural Person who resides with such individual.

         "FCPA" means the U.S. Foreign Corrupt Practices Act, together with all rules and regulations promulgated thereunder.

         "FUNDED INDEBTEDNESS" means all indebtedness for borrowed money.

         "GAAP" means (a) in the case of Advance Florida, generally accepted accounting principles, as in effect in the United States, (b) in the case of TuboCaribe, Colmena and Tubulares, generally accepted accounting principles, as in effect in Colombia, (c) in the case of Advance Ecuador, generally accepted accounting principles, as in effect in Ecuador, and (d) in the case of Advance Venezuela, generally accepted accounting principles, as in effect in Venezuela, in each case applied on a basis consistent with the basis on which the Balance Sheets and the other financial statements referred to in Section 3.4 were prepared.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, registration, filing, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" means any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, commission, corporation, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Law, including any admixture or solution thereof, and specifically including, if included pursuant to applicable

Environmental Law, petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INTELLECTUAL PROPERTY" means U.S. and non-U.S. intellectual property, including patents, patent applications, inventions, and discoveries ("PATENTS"); processes, algorithms, formulae, technology, know-how and related improvements; copyrights and copyrightable works (including software, code, applications, databases, website content, documentation published and unpublished works, and related items) ("COPYRIGHTS"); all rights in mask works, trademarks, service marks, trade names, corporate names, domain names, trade names, logos, trade dress, applications and other source indicators ("MARKS"); trade secrets, customer lists, technical information, data, process technology, plans, drawings and blue prints and confidential or proprietary information.

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 3.4.

         "INTERNATIONAL SHARES" means collectively, the International Growth Shares, the Select Growth Shares, the Growth Investors Shares, the Select Common Shares, the TuboCaribe Shares, the Colmena Shares, the Advance Ecuador Shares, the Advance Venezuela Shares, and the Tubulares Shares.

         "IRC" means the U.S. Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, or serves in any other similar managerial capacity of such Person has, or at any time had, Knowledge of such fact or other matter, and also includes all stockholders of such Person or its ultimate parent entity.

         "LEGAL REQUIREMENT" means any Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Acquired Companies, any effect on such Person or its Affiliates that is, either individually or in the aggregate, (a) materially adverse to the business, operations, financial condition, properties or prospects of the Acquired Companies, taken as a whole, other than any such effect attributable to or resulting from (i) this Agreement or the Contemplated Transactions or the announcement thereof, (ii) any change in general economic conditions or prevailing interest rates in the country or region in which any of the Acquired Companies operates, (iii) any change or condition generally affecting the industry in which the Acquired Companies operate, (iv) any change in applicable law or applicable GAAP or in the official interpretations thereof, (v) any outbreak or substantial worsening or major hostilities in which the United States or Colombia is involved or any act of terrorism within the United States or Colombia or its properties or citizens or (vi) any act or omission by such Person or any of its Affiliates taken with the prior written consent or at the written direction of the other parties hereto or (b) materially adverse to the ability of the Sellers to consummate the Contemplated Transactions or otherwise perform their obligations hereunder.

         "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "MAVERICK TUBE" means Maverick Tube Corporation, a Delaware corporation.

         "NONCOMPETITION AGREEMENT" has the meaning set forth in Section 2.4(a)(v).

         "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "ORDINARY COURSE OF BUSINESS" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) any charter, bylaws, regulations or similar document adopted or filed in connection with the creation, formation or organization of a Person,
(e) a certificate of existence and legal representation issued by a competent Governmental Body with respect to a Person no more than 15 days prior to a particular date in question, if applicable and (f) any amendment to any of the foregoing.

         "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

         "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROMISSORY NOTE" has the meaning set forth in Section 2.4(b)(ii).

         "RELATED PARTY INDEBTEDNESS" means any indebtedness between any Acquired Company on the one hand and any Affiliate of any Acquired Company, other than Advance Florida or any other Acquired Company, on the other hand.

         "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT" means the U.S. Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLER PARTY" as used in Section 3.2(a) means any of Mortonbay, Piament, EAIDA, the Persons set forth in Section 2.4(a)(iv) of the Disclosure Letter and the Persons set forth in Section 2.4(a)(v) of the Disclosure Letter.

         "SELLERS" has the meaning set forth in the first paragraph of this Agreement.

         "SELLERS' CLOSING DOCUMENTS" means the Escrow Agreement, the Sellers' Release, the Sellers' Guaranties, the Noncompetition Agreements and the Transition Services Agreement.

         "SELLERS' GUARANTIES" has the meaning set forth in Section 2.4(a)(iv).

         "SELLERS' RELEASE" has the meaning set forth in Section 2.4(a)(iii).

         "SHARES" has the meaning set forth in the Recitals of this Agreement.

         "SUBSIDIARY" means with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "SUBSIDIARY" means a Subsidiary of one or more of the Companies.

         "TAX" means any income, gross receipts, license, payroll, employment, excise, fuel (including fuel oil importation or distribution), severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other tax, assessment, fee, contribution or other governmental charge imposed by any Governmental Body of any kind whatsoever, including any interest, penalty and addition thereto, whether disputed or not.

         "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREAT OF RELEASE" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED"--a claim, Proceeding, dispute, action, investigation, or other matter will be deemed to have been "THREATENED" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section 2.4(a)(iii).

                                    ARTICLE 2

                      SALE AND TRANSFER OF SHARES; CLOSING

SECTION 2.1 SHARES

         Subject to the terms and conditions of this Agreement, at the Closing:

                  (a) Sellers will sell and transfer to Maverick Holdings the International Shares, and Maverick Holdings will purchase the International Shares from Sellers; and

                  (b) Sellers will sell and transfer to Maverick GP and Maverick Investments, in the proportions set forth on Exhibit 2.1(b), the Advance Florida Shares, and Maverick GP and Maverick Investments will purchase the Advance Florida Shares from Sellers in such proportions.

SECTION 2.2 PURCHASE PRICE

         The purchase price (the "PURCHASE PRICE") for the Shares will be $186,000,000 less (a) the Adjustment Amount, (b) any reduction as determined pursuant to Section 2.2 of the Disclosure Letter, and (c) all Related Party Indebtedness satisfied by Buyers at Closing.

SECTION 2.3 CLOSING

         The purchase and sale (the "CLOSING") provided for in this Agreement will take place at in Panama City, Panama at a location mutually agreeable to Buyers and Sellers, at 5:00 p.m. (local time) on the later of (i) May 27, 2005 and (ii) the date that is one Business Day following the termination of the applicable waiting period under the HSR Act and the satisfaction or waiver of all other conditions to Closing specified herein, or at such other time and place as the parties may agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

SECTION 2.4 CLOSING OBLIGATIONS

         At the Closing:

                  (a) Sellers will deliver to Buyers:

                           (i) originals of the certificates representing the
                  Shares, duly endorsed, when applicable, (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank, notary or similar authority, for transfer to Buyers, or such other documents as may be necessary to effect the transfer of the Shares to Buyers in accordance with all Legal Requirements of the applicable jurisdiction, in form and substance reasonably satisfactory to Buyers;

                           (ii) evidence that (A) Growth Investors and Select
                  Common are the duly registered owners of the TuboCaribe Shares, Colmena Shares, Tubulares Shares, Advance Florida Shares, Advance Venezuela Shares, Advance Ecuador Shares, including, without limitation, detailed information as to the specific number of shares of the capital stock of Colmena constituting the Colmena Shares and the prior ownership thereof satisfactory to Buyers in their sole discretion, and
                  (B) such ownership complies with all Legal Requirements, including, without limitation, the reports of ownership changes to DIAN and to Banco de la Republica de Colombia and the payment of all related Taxes;

                           (iii) a release in the form of Exhibit 2.4(a)(iii)
                  executed by Sellers (the "SELLERS' RELEASE");

                           (iv) guaranty agreements in the form of Exhibit
                  2.4(a)(iv) executed by the Persons set forth in Section 2.4(a)(iv) of the Disclosure Letter (collectively, the "SELLERS' GUARANTIES");

                           (v) noncompetition agreements in the form of Exhibit
                  2.4(a)(vi), executed by the Persons set forth in Section 2.4(a)(v) of the Disclosure Letter (collectively, the "NONCOMPETITION AGREEMENTS");

                           (vi) a transition services agreement in the form of
                  Exhibit 2.4(a)(vi) executed by EAIDA (the "TRANSITION SERVICES AGREEMENT"); and

                           (vii) a certificate executed by Sellers representing
                  and warranting to Buyers that each of Sellers' representations and warranties in this Agreement was accurate as of the times and to the extent required pursuant to Section 7.1.

                  (b) Buyers will deliver to Sellers:

                           (i) The net of $161,000,000 less (a) the Adjustment
                  Amount, (b) any reduction as determined pursuant to Section
                  2.2 of the Disclosure Letter, and (c) all Related Party Indebtedness satisfied by Buyers at Closing, by bank cashier's or certified check payable to the order of or by wire transfer in immediately available funds to accounts specified by Sellers in the proportions specified in Exhibit 2.4(b)(i);

                           (ii) a promissory note in the original principal
                  amount of $15,000,000 payable to Sellers or Sellers' designees in the proportions specified in Exhibit 2.4(b)(i) which promissory note shall be in the form of Exhibit 2.4(b)(ii) (the "PROMISSORY NOTE");

                           (iii) a guaranty agreement in the form of Exhibit
                  2.4(b)(iii) executed by Maverick Tube (the "BUYERS'
                  GUARANTY");

                           (iv) the sum of $10,000,000 to the escrow agent
                  referred to in Section 2.4(c) by wire transfer in immediately available funds;

                           (v) a certificate executed by Buyers to the effect
                  that, except as otherwise stated in such certificate, each of Buyers' representations and warranties in this Agreement was accurate as of the times and to the extent required pursuant to Section 8.1; and

                           (vi) the Transition Services Agreement, executed by
                  one or more of the Acquired Companies as a direct or indirect Subsidiary of Buyers.

                  (c) Buyers and Sellers will enter into an escrow agreement with JPMorgan Chase Bank, or such other Person as is mutually agreeable to Buyers and Sellers (JP Morgan Chase Bank or such other Person, the "ESCROW AGENT"), in form and substance mutually agreeable to Buyers, Sellers and the Escrow Agent (the "ESCROW AGREEMENT").

SECTION 2.5 ADJUSTMENT AMOUNT

                  (a) The Adjustment Amount will be equal to the aggregate amount of Funded Indebtedness of the Acquired Companies as of the Closing Date.

                  (b) For purposes of the Closing, Sellers shall notify Buyers of Sellers' estimate of the aggregate amount of Funded Indebtedness of the Acquired Companies that will be outstanding as of the Closing Date not less than two Business Days prior to the anticipated Closing Date (the "ESTIMATED CLOSING FUNDED INDEBTEDNESS"), which Estimated Closing Funded Indebtedness shall be used in determining the delivery of the cash portion of the Purchase Price to be delivered to Sellers at Closing pursuant to Section 2.4(b)(i). Sellers and Buyers shall use their Best Efforts to agree, within 45 days after the Closing, on the actual amount of the Adjustment Amount. If Sellers and Buyers are able to reach agreement as to the actual amount of the Adjustment Amount within such 45-day period, Sellers and Buyers shall execute a certificate evidencing their agreement as to the actual amount of the Adjustment Amount. If Sellers and Buyers are unable to agree as to the actual amount of the Adjustment Amount within such 45-day period, then such matter shall be resolved pursuant to the dispute resolution provisions in Section 11.6 of this Agreement. Within three Business Days after the actual amount of the Adjustment Amount has been finally determined (whether by agreement of Sellers and Buyers or through the dispute resolution provisions in Section 11.6 of this Agreement), if the actual amount of the Adjustment Amount is greater than the Estimated Closing Funded Indebtedness, Sellers shall pay to Buyers, by wire transfer of immediately available funds to an account designated by Buyers, the amount by which the actual amount of the Adjustment Amount exceeds the Estimated Closing Funded Indebtedness, and if the actual amount of the Adjustment Amount is less than the Estimated Closing Funded Indebtedness, Buyers shall pay to Sellers, by wire transfer of immediately available funds to an account designated by Sellers, the amount by which the Estimated Closing Funded Indebtedness exceeds the actual amount of the Adjustment Amount.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to Buyers subject to such exceptions as are specifically disclosed in writing in the Disclosure Letter, which shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 3 with the disclosures in any section or subsection of such schedule qualifying the corresponding section or subsection in this Article 3, as well as any other section or subsection of this Article 3 if specified therein, supplied by Sellers to Buyers and dated as of the date hereof as follows:

SECTION 3.1 ORGANIZATION AND GOOD STANDING

                  (a) Section 3.1(a) of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is and at all times has been duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Sellers have delivered to Buyers copies of the Organizational Documents of each Acquired Company, as currently in effect.

SECTION 3.2 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. Upon the execution and delivery by each Seller Party of each of the Sellers' Closing Documents to which such Seller Party is a party, such Sellers' Closing Document will constitute the legal, valid, and binding obligation of each Seller Party who is a party thereto, enforceable against each such Seller Party in accordance with its terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and each Seller Party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver each of the Sellers' Closing Documents to which such Seller Party is a party and to perform such Seller Party's obligations under each of the Sellers' Closing Documents to which such Seller Party is a party.

                  (b) Except as set forth in Section 3.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
                  violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors (or similar governing body) or the stockholders of any Acquired Company;

                           (ii) contravene, conflict with, or result in a
                  violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or Sellers, or any of the assets owned or used by any Acquired Company, may be subject;

                           (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                           (iv) cause Buyers or any Acquired Company to become
                  subject to, or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by any Acquired
                  Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a
                  violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except as set forth in Section 3.2(b) of the Disclosure Letter, neither of the Sellers nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) Sellers and Sellers' designees are acquiring the Promissory Note for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Sellers and each of Sellers' designees are "accredited investors" as such term is defined in Rule 501(a) under the Securities Act.

SECTION 3.3 CAPITALIZATION

                  (a) The authorized equity securities of International Growth consist of 100 shares of common stock, par value $100.00 per share, of which 100 shares are issued and outstanding and constitute the International Growth Shares.

                  (b) The authorized equity securities of Select Growth consist of 100 shares of common stock, par value $100.00 per share, of which 100 shares are issued and outstanding and constitute the Select Growth Shares.

                  (c) The authorized capital stock of Advance Florida consists of 10,000,000 shares of common stock, no par value per share, of which 1,700,000 shares are issued and outstanding and constitute the Advance Florida Shares.

                  (d) The authorized equity securities of Growth Investors consist of 50,000 shares of common stock, par value $1.00 per share, of which 50,000 shares are issued and outstanding and constitute the Growth Investors Shares.

                  (e) The authorized equity securities of Select Common consist of 50,000 shares of common stock, par value $1.00 per share, of which 50,000 shares are issued and outstanding and constitute the Select Common Shares.

                  (f) The authorized equity securities of TuboCaribe consist of 101,500,000 shares of common stock, par value Col$1,000 per share, of which 101,423,769 shares are issued, outstanding and fully paid, and 101,423,766 of which constitute the TuboCaribe Shares.

                  (g) The authorized equity securities of Colmena consist of 882,000,000 shares of common stock, par value Col$10 per share, of which 881,732,313 shares are issued outstanding and fully paid, and 855,431,627 of which constitute the Colmena Shares.

                  (h) The authorized equity securities of Advance Ecuador consist of 5,000 shares of common stock, par value $1.00 per share, of which 5,000 shares are issued and outstanding and constitute the Advance Ecuador Shares.

                  (i) The authorized equity securities of Advance Venezuela consist of 1,000 shares of common stock, par value Bs.$10,000 per share, of which 1,000 shares are issued and outstanding and constitute the Advance Venezuela Shares.

                  (j) The authorized equity securities of Tubulares consist of 10,000 equity quotas, par value Col$1,000 per equity quota, of which 10,000 equity quotas are issued and outstanding and constitute the Tubulares Shares.

                  (k) Sellers are and will be on the Closing Date, directly or indirectly, the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Sellers collectively own all of the International Growth Shares, Select Growth Shares and Advance Florida Shares, International Growth and Select Growth collectively own all of the Growth Investors Shares and Select Common Shares, and

         Growth Investors and Select Common collectively own all of the TuboCaribe Shares, Colmena Shares, Advance Ecuador Shares, Advance Venezuela Shares and Tubulares Shares. Except for the Shares and except as set forth in Section 3.3(k) of the Disclosure Letter, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company or in any of the stockholder books of any of the Acquired Companies. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. Upon the consummation of the Contemplated Transactions, Buyers will acquire, directly or indirectly, good and marketable title to the Shares, free and clear of all Encumbrances.

SECTION 3.4 FINANCIAL STATEMENTS

         Sellers have delivered to Buyers: (a) audited balance sheets of the Acquired Companies as at December 31 in each of the years 2002 through 2004 (collectively, the "BALANCE SHEETS"), and the related audited statements of income, changes in stockholders' equity, cash flow, profit and loss audited statements, and reports of changes in the financial situation for each of the fiscal years then ended, together with the report thereon of Efrain Rincon, qualified statutory auditor, (b) an unaudited balance sheet of the Acquired Companies as of March 31, 2005 (including the notes thereto, the "INTERIM BALANCE SHEET"), and the related statements of income, changes in stockholders' equity, cash flow, and reports of changes in the financial situation for the period then ended, and (c) an unaudited consolidated balance sheets of the Acquired Companies as at December 31, 2003, December 31, 2004 and March 31, 2005 (collectively, the "CONSOLIDATED BALANCE SHEETS") and the related unaudited consolidated statements of income, changes in stockholders' equity, cash flow and reports of changes in the financial situation for the periods then ended. Such financial statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, materially all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheets). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Companies.

SECTION 3.5 BOOKS AND RECORDS

         The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been provided to Buyers, are complete and correct, duly signed, and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and action taken by, the stockholders, the boards of directors (or similar governing bodies), and committees of the boards of directors (or similar governing bodies) of the Acquired Companies, and no meeting of any such stockholders, board of directors (or similar governing bodies), or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be duly signed and in the possession of the Acquired Companies.

SECTION 3.6 TITLE TO PROPERTIES; ENCUMBRANCES

         Section 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned or used by any Acquired Company. Sellers have delivered to Buyers copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheets and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheets and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheets (except for personal property acquired and sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Section 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheets and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, usufruct, rights of use or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheets or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current Taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other recorded land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

SECTION 3.7 CONDITION AND SUFFICIENCY OF ASSETS

         The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and, to the best Knowledge of Sellers and the Acquired Companies, none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

SECTION 3.8 ACCOUNTS RECEIVABLE

         All accounts receivable of the Acquired Companies that are reflected on the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Section 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

SECTION 3.9 INVENTORY

         Except as set forth in Section 3.9 of the Disclosure Letter, all inventory of the Acquired Companies, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. Except as set forth in Section 3.9 of the Disclosure Letter, all inventories of Advance Florida not written off have been priced at the lower of cost or market value on a first in, first out basis. Except as set forth in Section 3.9 of the Disclosure Letter, all inventories of each Acquired Company other than Advance Florida that have not been written off have been priced at average cost, and since January 1, 2003, such average cost calculation has been subject to inflation adjustments. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

SECTION 3.10 NO UNDISCLOSED LIABILITIES

         Except as set forth in Section 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheets or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

SECTION 3.11 TAXES

                  (a) The Acquired Companies have filed or caused to be filed (on a timely basis since January 1, 1998) all Tax Returns that are or were required to be filed by or with respect to any of them or any of the Facilities, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyers copies of, and Section 3.11(a) of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1998. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by either Seller or any Acquired Company, except such Taxes, if any, as are listed in Section 3.11(a) of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheets and the Interim Balance Sheet.

                  (b) The United States, Colombian, Venezuelan and Ecuadorian national, federal, department, state, municipal and local income and value added Tax Returns of each Acquired Company and Facilities subject to such Taxes have been audited by the IRS, DIAN, similar Venezuelan or Ecuadorian Tax authority or relevant state, department, municipal or local Tax authorities or are closed by the applicable statute of limitations for all taxable years through 1998. Sellers have delivered to Buyers complete and accurate copies of all audits of all such Tax Returns, including a reasonably detailed description of the nature and status (or, if finally resolved, outcome) of each audit or inquiry. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 3.11(b) of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Section 3.11(b) of the Disclosure Letter describes all adjustments to the income and value added Tax Returns filed by any

         Acquired Company or any group of entities including any Acquired Company for all taxable years since January 1, 1998 and the resulting deficiencies proposed by the IRS, DIAN, similar Venezuelan or Ecuadorian Tax authority or other competent Governmental Body. Except as described in Section 3.11(b) of the Disclosure Letter, neither Sellers nor any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate determined in accordance with GAAP and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed Tax assessment against any Acquired Company except as disclosed in the Balance Sheets or in Section 3.11(c) of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct and complete. There is no Tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. Advance Florida is not and has not been an S corporation. During the consistency period no Acquired Company or target affiliate has sold or will sell any property or assets to Buyer or to any member of the affiliated group that includes Buyer, all terms as defined under the IRC. Section 3.11(d) of the Disclosure Letter lists all such target affiliates.

                  (d) Sellers have caused, or as of the Closing will have caused, an IRS Form 8832 to be properly executed and properly filed with respect to each of International Growth, Select Growth, Growth Investors and Select Common, and each such IRS Form 8832 shall properly elect for each of International Growth, Select Growth, Growth Investors and Select Common to be classified as a disregarded entity for U.S. federal income tax purposes. Each of International Growth, Select Growth, Growth Investors and Select Common have been formed as and shall remain at all times an eligible entity for which an election to be classified as a disregarded entity for U.S. federal income tax purposes can properly be made under U.S. Treasury Regulations section
         301.7701 until such election is effective.

                  (e) Neither (i) the formation of Sellers, International Growth, Select Growth, Growth Investors or Select Common, nor (ii) the issuance, transfer, or contribution of the Shares or any equity interest in either of the Sellers, nor (iii) any action taken prior to the Closing with respect to the pre-Closing reorganization of the Acquired Companies, will result in the imposition of any Tax or Encumbrance on any of the Buyers or the Acquired Companies or any of their respective assets or properties.

SECTION 3.12 NO MATERIAL ADVERSE CHANGE

         Since the date of the Balance Sheets, (i) there has not been any change in the business, operations, credit, payment, collection or inventory practices or policies, properties, prospects, assets, or condition of any Acquired Company, and (ii) no event has occurred or circumstance exists, in the case of clause (i) or (ii), individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

SECTION 3.13 EMPLOYEE BENEFITS

                  (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                  "COLOMBIAN/VENEZUELAN CONTRIBUTIONS" mean contributions to mandatory or voluntary pension plans and funds, severance ("cesantias") funds, mandatory work accident insurance and health coverage and other payroll parafiscal contributions to "Cajas de Compensacion," "Instituto Colombiano de Bienestar Familiar" -ICBF- and to "Servicio Nacional de Aprendizaje" -SENA or any such contributions to any comparable Venezuelan institutions or authorities.

                  "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

                  "COMPANY PLAN" means any employee benefit plan, arrangement or payroll practice, either mandatory or voluntary, including, without limitation, any bonus plan, consulting, employment or other compensation agreement, incentive, stock option or other equity or equity-based compensation, or deferred compensation arrangement, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, scholarship program or similar plan.

                  "ERISA AFFILIATE" means any entity which, together with the subject Person, would be treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA and any general partnership of which any such entity is or has been a general partner.

                  "MANDATORY BENEFITS" means the benefits required by Colombian or Venezuelan Legal Requirements or by collective bargaining agreements in Colombia or Venezuela.

                  "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Company Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  (b) Except as set forth on Schedule 3.13, none of the Acquired Companies has maintained, sponsored, contributed to, or had any liability under any Company Plan. Section 3.13 of the Disclosure Letter sets forth the name and general description of each of such Company Plans, and Sellers have provided to Buyer true, complete and correct copies of such Company Plans documents and any material related documents. Each Company Plan maintained, sponsored or contributed to by any of the Acquired Companies has been maintained and operated in compliance with all applicable Legal Requirements, including ERISA, and with the terms of such plan.

                  (c) None of the Acquired Companies have any ERISA Affiliates.

                  (d) All contributions required to have been made under any of such Company Plans or by applicable law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, and all contributions for any period ending on or before the Closing which are not yet due will be paid by the required due date. Each Acquired Company and each ERISA Affiliate of an Acquired Company has met the minimum funding standard, has paid all amounts due under all Colombian/Venezuelan Contributions and Mandatory Benefits, and has made all contributions required under applicable Legal Requirements.

                  (e) The Acquired Companies, with respect to all Colombian/Venezuelan Contributions, Company Plans, Company Other Benefits Obligations, and Mandatory Benefits are, and each Colombian/Venezuelan Contribution, Company Plan, Company Other Benefit Obligation, and Mandatory Benefit is, in full compliance in all material respects with all applicable Legal Requirements, including the provisions of such Legal Requirements expressly mentioned in this
         Section 3.13, and with any applicable collective bargaining agreement.

                  (f) Sellers have previously provided copies to Buyers of all notices that were given by the IRS, the PBGC, the U.S. Department of Labor, the Colombian Ministry of Social Security or any comparable Venezuelan institution or Governmental Body, as the case may be, to any Acquired Company or any ERISA Affiliate of an Acquired Company within the five years preceding the date of this Agreement.

                  (g) All filings required by Colombian or Venezuelan Legal Requirements as to each Colombian/Venezuelan Contribution, Mandatory Benefit and Company Plan have been timely filed, and all notices and disclosures to participants required by applicable Legal Requirements have been timely provided.

                  (h) No event has occurred or circumstance exists that may constitute grounds under applicable Legal Requirements for the termination of, or the appointment of a trustee to administer, any Company Plan. The Acquired Companies do not have any formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan in a manner that would impose liability on Buyers or any Affiliate of Buyers, nor has any intention to do so been communicated to any of its employees or their dependents, survivors or beneficiaries.

                  (i) No accumulated funding deficiency, whether or not waived, exists with respect to any Colombian/Venezuelan Contributions, Company Plan, or Mandatory Benefit; and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Colombian/Venezuelan Contribution, Company Plan, or Mandatory Benefit.

                  (j) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

SECTION 3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

                  (a) Except as set forth in Section 3.14(a) of the Disclosure
         Letter:

                           (i) each Acquired Company is, and at all times has
                  been, in full compliance with each Legal Requirement, including, without limitation, Colombian, Venezuelan, and Ecuadorian foreign investment regulations, that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, including, without limitation, any Colombian, Venezuelan or Ecuadorian foreign investment regulation, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) no Acquired Company has received, at any time
                  since January 1, 2000 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Section 3.14(b) of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in
         Section 3.14(b) of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.14(b) of the Disclosure
         Letter:

                           (i) each Acquired Company is, and at all times since
                  January 1, 2000, has been, in full compliance with all of the terms and requirements of each

                  Governmental Authorization identified or required to be identified in Section 3.14(b) of the Disclosure Letter;

                           (ii) no event has occurred or circumstance exists
                  that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Section 3.14(b) of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Letter;

                           (iii) no Acquired Company has received, at any time
                  since January 1, 2000 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for
                  the renewal of the Governmental Authorizations listed or required to be listed in Section 3.14(b) of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Section 3.14(b) of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

SECTION 3.15 LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in Section 3.15(a) of the Disclosure Letter, there is no pending Proceeding:

                           (i) that has been commenced by or against any
                  Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                           (ii) that challenges, or that may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Sellers and the Acquired Companies, (A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyers copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15(a) of the Disclosure Letter. The Proceedings listed in
         Section 3.15(a) of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

                  (b) Except as set forth in Section 3.15(b) of the Disclosure
         Letter:

                           (i) there is no Order to which any of the Acquired
                  Companies, or any of the assets owned or used by any Acquired Company, is subject;

                           (ii) Neither Seller is subject to any Order that
                  relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                           (iii) to the Knowledge of Sellers and the Acquired
                  Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

                  (c) Except as set forth in Section 3.15(c) of the Disclosure
         Letter:

                           (i) each Acquired Company is, and at all times since
                  May 1, 1994 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists
                  that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                           (iii) no Acquired Company has received, at any time
                  since May 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

SECTION 3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 3.16 of the Disclosure Letter, since the date of the Balance Sheets, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of any Acquired Company;

                  (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                  (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $100,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $100,000;

                  (i) material change in the accounting methods, credit or payment practices or polices used by any Acquired Company; or

                  (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

SECTION 3.17 CONTRACTS; NO DEFAULTS

                  (a) Section 3.17(a) of the Disclosure Letter contains a complete and accurate list, and except as set forth in the second paragraph of Section 3.17(a) of the Disclosure Letter, Sellers have delivered to Buyers true and complete copies, of:

                           (i) each Applicable Contract that involves
                  performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $100,000;

                           (ii) each Applicable Contract that involves
                  performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $100,000;

                           (iii) each Applicable Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $100,000;

                           (iv) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                           (v) each licensing agreement or other Applicable
                  Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi) each collective bargaining agreement and other
                  Applicable Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture, partnership, and other
                  Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                           (viii) each Applicable Contract containing covenants
                  that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract providing for payments
                  to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) each power of attorney that is currently
                  effective and outstanding;

                           (xi) each Applicable Contract entered into other than
                  in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential, incidental, special or punitive damages, for lost profits, or otherwise requires any Acquired Company to indemnify any other Person for such other Person's own negligence;

                           (xii) each Applicable Contract for capital
                  expenditures in excess of $100,000;

                           (xiii) each written warranty, guaranty, and or other
                  similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                           (xiv) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

         Except as set forth in the second paragraph of Section 3.17(a) of the Disclosure Letter, Section 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies' office where details relating to the Contracts are located.

                  (b) Except as set forth in Section 3.17(b) of the Disclosure
         Letter:

                           (i) neither of the Sellers nor any Affiliate of
                  either of the Sellers has or may acquire any rights under, and neither of the Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                           (ii) no officer, director, agent, employee,
                  consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or
                  (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Section 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in
         Section 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Section 3.17(d) of the Disclosure
         Letter:

                           (i) each Acquired Company is, and at all times has
                  been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                           (ii) each other Person that has or had any obligation
                  or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 2002 has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                           (iv) no Acquired Company has given to or received
                  from any other Person, at any time since January 1, 2002, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

SECTION 3.18 INSURANCE

                  (a) Sellers have delivered to Buyers:

                           (i) true and complete copies of all policies of
                  insurance to which any Acquired Company is a party or under which any Acquired Company, or any Representative of any Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement; and

                           (ii) true and complete copies of all pending
                  applications for policies of insurance.

                  (b) Section 3.18(b) of the Disclosure Letter describes:

                           (i) any self-insurance arrangement by or affecting
                  any Acquired Company, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy
                  of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                           (iii) all obligations of the Acquired Companies to
                  third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.



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


                  (c) Section 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

                           (i) a summary of the loss experience under each
                  policy;

                           (ii) a statement describing each claim under an
                  insurance policy for an amount in excess of $100,000, which sets forth:

                                    (A) the name of the claimant;

                                    (B) a description of the policy by insurer,
                           type of insurance, and period of coverage; and

                                    (C) the amount and a brief description of
                           the claim;

                                    (D) whether the claim was paid or rejected
                           or is still pending; and

                           (iii) a statement describing the loss experience for
                  all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth on Section 3.18(d) of the Disclosure Letter and to the best knowledge of Sellers:

                           (i) All policies to which any Acquired Company is a
                  party or that provide coverage to either Seller, any Acquired Company, or any Representative of an Acquired Company:

                                    (A) are valid, outstanding, and enforceable;

                                    (B) are issued by an insurer that is
                           financially sound, reputable and duly licensed to do business in the applicable jurisdiction;

                                    (C) taken together, provide adequate
                           insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                                    (D) are sufficient for compliance with all
                           Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                                    (E) will continue in full force and effect
                           immediately following the Closing; and

                                    (F) do not require the payment of any
                           premium or adjustment amount after the Closing in respect of any insured period before Closing.

                           (ii) Neither of the Sellers nor any Acquired Company
                  has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Acquired Companies have paid all premiums
                  due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                           (iv) The Acquired Companies have given timely notice
                  to the insurer of all claims that may be insured thereby.

SECTION 3.19 ENVIRONMENTAL MATTERS

         Except as set forth in Section 3.19 of the disclosure letter:

                  (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any applicable Environmental Law, and there are no pending or, to the Knowledge of Sellers and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any applicable Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which either Seller or any Acquired Company has or had an interest.

                  (b) Neither of the Sellers nor any Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible under applicable Legal Requirements, (i) received, (A) any actual or Threatened order, notice, or other communication from any Person, whether or not acting in the public interest, of any actual or potential violation or failure to comply with any applicable Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of compliance with any Environmental Law or Order relating thereto with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in either Seller or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received, or (B) any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any applicable Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of compliance with any Environmental Law or Order relating thereto with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Seller or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received, or (ii) has any liabilities under any Environmental Law or Order relating thereto with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which either Seller or any Acquired Company (or any predecessor), has or had an interest, or, to the Knowledge of Sellers and the Acquired Companies, at any property geologically or hydrologically adjoining the Facilities or any such other property or assets. Neither Seller nor any Acquired Company nor any other Person for whose conduct they are or may be held responsible, nor to the Knowledge of Sellers and the Acquired Companies, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Seller or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (c) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. There has been no Release or, to the Knowledge of Sellers and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, stored, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which either Seller or any Acquired Company has or had an interest, or to the Knowledge of Sellers and the Acquired Companies any geologically or hydrologically adjoining property, whether by either Seller, any Acquired Company, or any other Person.

                  (d) Sellers have delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by either Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with applicable Environmental Laws.

SECTION 3.20 EMPLOYEES

                  (a) Sellers have previously provided Buyers a complete and accurate list of the following information for each employee, agent, representative, officer or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2003; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (b) To the best knowledge of the Sellers and the Acquired Companies, no Person that is an employee, agent, representative, officer or director of any Acquired Company and that immediately after the Closing will be an employee, agent, representative or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, agent, representative, officer or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee, agent, representative, officer or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee, agent, representative, officer or director. Except as requested by Buyers pursuant to Section 7.4(b) or as otherwise contemplated herein, to Sellers' and the Acquired Companies' Knowledge, no director, officer, agent, representative or other key employee or other Person of any Acquired Company intends to terminate his employment or representation with such Acquired Company.

                  (c) Section 3.20(c) of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and any other benefits.

SECTION 3.21 LABOR RELATIONS; COMPLIANCE

         Except as set forth in Section 3.19 of the Disclosure Letter, since May 21, 2000, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Except as set forth in Section 3.19 of the disclosure letter, since May 21, 2000, there has not been, there is not presently pending or existing, and to Sellers' and the Acquired Companies' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any applicable Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or EAIDA or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all applicable Legal

Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements applicable to such Acquired Company.

SECTION 3.22 INTELLECTUAL PROPERTY

                  (a) Except as disclosed in Section 3.22(a) of the Disclosure Letter, all of the Acquired Companies' Intellectual Property is owned, used, or licensed by any Acquired Company as licensee or licensor.

                  (b) The Acquired Companies own or have the royalty-free right and license (a) to all the Intellectual Property used in their businesses as currently conducted and (b) (i) such Intellectual Property are registered in the name of any of the Acquired Companies are valid and enforceable; (ii) to the best Knowledge of Sellers, none of such Intellectual Property is being infringed or violated by any other Person; and (iii) the conduct of the Acquired Companies' respective businesses and the use by the Acquired Companies of such Intellectual Property do not infringe or violate the intellectual property of any other Person.

SECTION 3.23 CERTAIN PAYMENTS

         No Acquired Company or to the best of Sellers' Knowledge no director, officer, agent, representative or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly: (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, regardless of form, whether in money, property, or services, to any Person, private or public (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any applicable Legal Requirement; (b) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, regardless of form, whether in money, property, or services, to any Person, private or public who is (i) a Person identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements (or if such list does not exist, the similar list then being maintained by the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States) or (ii) a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of any applicable Legal Requirement; (c) established or maintained any fund or asset that has not been properly recorded in the books and records of the Acquired Companies; or (d) taken or omitted to take any other action that would constitute a violation of the FCPA if such Acquired Company had been subject to FCPA.

SECTION 3.24 DISCLOSURE

                  (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to either Seller that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

SECTION 3.25 CONTROLS AND PROCEDURES

         To the best of Sellers' Knowledge, since January 1, 2005, the Acquired Companies have had in place controls and procedures designed and maintained to ensure in all material respects that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) all such information is accumulated and communicated to the Acquired Companies' management as appropriate or required under GAAP and other applicable Legal Requirements. None of the Acquired Companies nor their qualified statutory auditors have identified any "significant deficiencies" or "material weaknesses" or "control deficiency" in the Acquired Companies' internal controls. None of the Acquired Companies' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Acquired Companies or their accountants.

SECTION 3.26 RELATIONSHIPS WITH AFFILIATES

         Except as set forth in Section 3.25 of the Disclosure Letter, neither of the Sellers nor, to the best Knowledge of Sellers, any Affiliates of either of the Sellers or of any Acquired Company (a) has, or since January 1, 2002 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses or (b) is, or since January 1, 2002 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "COMPETING BUSINESS") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Section 3.26 of the Disclosure Letter, neither of the Sellers nor, to the best Knowledge of Sellers, any Affiliate of either of the Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

SECTION 3.27 BROKERS OR FINDERS

         Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

SECTION 3.28 NO OTHER REPRESENTATIONS

         Except for the representations and warranties contained in this Agreement and the other documents ancillary to this transaction, none of Sellers makes any representation or warranty, express or implied, with respect to the Contemplated Transactions.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers jointly and severally represent and warrant to Sellers as follows:

SECTION 4.1 ORGANIZATION AND GOOD STANDING

         Maverick Holdings is a Canadian unlimited liability company duly organized, validly existing, and in good standing under the laws of the province of Alberta, Canada. Maverick GP and Maverick Investment are Delaware limited liability companies duly organized, validly existing, and in good standing under the laws of the State of Delaware.

SECTION 4.2 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms. Upon the execution and delivery by each Buyer Party of each of the Buyers' Closing Documents to which such Buyer Party is a party, such Buyers' Closing Document will constitute the legal, valid, and binding obligation of each Buyer Party who is a party thereto, enforceable against each such Buyer Party in accordance with its terms. Each Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to the expiration of the required waiting period or other approval under the HSR Act, to perform its obligations under this Agreement, and each Buyer Party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver each of the Buyers' Closing Documents to which such Buyer Party is a party and, subject to the expiration of the required waiting period or other approval under the HSR Act, to perform such Buyer Party's obligations under each of the Buyers' Closing Documents to which such Buyer Party is a party.

                  (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Buyers' Organizational
                  Documents;

                           (ii) any resolution adopted by the board of directors
                  or the stockholders of Buyers;

                           (iii) any Legal Requirement or Order to which any
                  Buyer may be subject; or

                           (iv) any Contract to which any Buyer is a party or by
                  which any Buyer may be bound.

         Except as set forth in Schedule 4.2, Buyers are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

SECTION 4.3 INVESTMENT INTENT

         Buyers are acquiring the Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

SECTION 4.4 CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against any Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyers' Knowledge, no such Proceeding has been Threatened.

SECTION 4.5 BROKERS OR FINDERS

         Buyers and their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which Sellers will be obligated and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyers as a result of the action of Buyers or its officers or agents.

                                    ARTICLE 5

                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

SECTION 5.1 ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyers and Buyer's Representatives and prospective lenders and their Representatives (collectively, "BUYERS' ADVISORS") full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyers and Buyers' Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyers may reasonably request, and (c) furnish Buyers and Buyers' Advisors with such additional financial, operating, and other data and information as Buyers may reasonably request.

SECTION 5.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

                  (a) conduct the business of such Acquired Company only in the Ordinary Course of Business, including, without limitation, continuing to collect receivables, pay payables and maintain inventory levels in accordance with its past practices, and refrain from taking any action that would constitute a Breach of any of the provisions of Section 3.16;

                  (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

                  (c) confer with Buyers concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Buyers concerning the status of the business, operations, and finances of such Acquired Company.

SECTION 5.3 NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior written consent of Buyers, which consent may be withheld in Buyers' sole discretion, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

SECTION 5.4 COMPLIANCE WITH FCPA

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to comply with all provisions of the FCPA. Sellers acknowledge that the FCPA prohibits the payment or giving of anything of value either directly or indirectly to an official of a foreign government or governmental entity for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government or governmental entity. Sellers agree to advise all of their and their respective Affiliates' officers, employees, agents and representatives who are engaged in implementing this Agreement and performing services relating to the business of any of the Acquired Companies regarding the purposes and provisions of the FCPA. Sellers shall take appropriate steps to ensure that their and their Affiliates and their respective officers, directors, employees, agents and representatives will comply with the FCPA and will not take any actions that would cause any other party hereto, or any of their respective Affiliates, to be in violation of the FCPA.

SECTION 5.5 REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act and, if required, any other country's correlative Legal Requirements). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyers with respect to all filings that Buyers elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyers in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyers to cause early termination of any applicable waiting period under the HSR Act and any applicable waiting period under the correlative Colombian, Venezuelan, Ecuadorian or Canadian Legal Requirements.

SECTION 5.6 NOTIFICATION

         Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyers in writing if Sellers or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if Sellers or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyers a supplement to the Disclosure Letter specifying such change. During the same period, Sellers will promptly notify Buyers of the occurrence of any Breach of any covenant of Sellers in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely. No notice given pursuant to this Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

SECTION 5.7 PAYMENT OF INDEBTEDNESS BY AFFILIATES

         Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by either Seller or any Affiliate of either Seller to be paid in full prior to Closing.

SECTION 5.8 NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Article 9, Sellers (a) will not, (b) will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage and (c) will and will cause their Representatives to cease all discussions with third parties regarding any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyers) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

SECTION 5.9 RISK OF LOSS

                  (a) In the event of the damage or destruction of any asset or property of any of the Acquired Companies prior to Closing, Sellers shall promptly notify Buyers of such damage or destruction, and Sellers shall, at Sellers' option, either (i) repair such asset or property and restore it to the condition it was in immediately prior to such damage or destruction at Sellers' sole cost and expense or (ii) reduce the Purchase Price by an amount equal to the net insurance proceeds, if any, received by Sellers or the applicable Acquired Company on or prior to the Closing in respect of such damage or destruction, plus the amount of any deductible or self retention amount applicable to such damage or destruction and at the Closing assign to the applicable Acquired Company any rights Sellers have to receive any additional insurance proceeds or payments with respect to such damage or destruction. In the event that Sellers elect to repair such damage or destruction, Sellers shall be entitled to receive and retain all insurance proceeds, if any, received by Sellers or the applicable Acquired Company in respect of such damage or destruction, and at the Closing Sellers shall cause the applicable Acquired Company to assign to Sellers any rights the applicable Acquired Company has to receive any additional insurance proceeds or payments with respect to such damage or destruction. Except as provided in Section 5.9(b), the Closing shall, subject to the conditions set forth in Article 7 and
         Article 8 hereof, occur pursuant to Section 2.3 hereof without delay.

                  (b) Notwithstanding the provisions of Section 5.9(a), Sellers and Buyers agree that if the damage or destruction covered by that provision is such that Sellers or Buyers in good faith reasonably expects the amount thereof to be in excess of $50,000,000, then Buyers may terminate this Agreement. Unless terminated as hereinbefore provided in this Section 5.9(b), the Contemplated Transactions shall otherwise be consummated, subject to the conditions set forth in
         Article 7 and Article 8 hereof, as though such destruction or damage had not occurred.

                  (c) If, prior to the Closing Date, all or any significant portion (as defined in this Section 5.9(c)) of the assets or properties of any Acquired Company is taken by eminent domain or similar taking (or is the subject of a pending taking which has not yet been consummated), Sellers shall notify Buyers of such fact promptly after obtaining Knowledge thereof, and Buyers shall have the right to terminate this Agreement by giving notice to Sellers not later than ten days after the giving of Sellers' notice. For the purposes hereof, a "significant portion" of the assets or properties of an Acquired Company shall mean such a portion of the applicable Acquired Company's assets or properties as shall be necessary, as reasonably determined by Buyers, for the operation of such Acquired Company's business or operations in the Ordinary Course, without causing a material adverse effect on such Acquired Company's business or operations. If Buyers do not elect to terminate this Agreement as aforesaid, or if an "insignificant portion" (i.e., anything other than a significant portion) of an Acquired Company's assets or properties is taken by eminent domain (or becomes the subject of a pending taking), there shall be no reduction of the Purchase Price, and Sellers shall assign to the applicable Acquired Company (without recourse) at the Closing all rights of Sellers to the awards, if any, for the taking, and the applicable Acquired Company shall be entitled to receive and keep all awards for the taking of its assets or properties or such portion thereof.

SECTION 5.10 BEST EFFORTS

         Between the date of this Agreement and the Closing Date, each Seller will use its respective Best Efforts to cause the conditions in Article 7 and
Article 8 to be satisfied.

SECTION 5.11 TAX FORM 8832 AND DISREGARDED ENTITY TREATMENT

         Prior to or as of the Closing Sellers will, and upon request, Buyers will use their reasonable efforts to assist Sellers, to cause an IRS Form 8832 to be properly executed and properly filed with respect to each of International Growth, Select Growth, Growth Investors and Select Common, and each such IRS Form 8832 shall properly elect for each of International Growth, Select Growth, Growth Investors and Select Common to be classified as a disregarded entity for U.S. federal income tax purposes. Each of International Growth, Select Growth, Growth Investors and Select Common have been formed as and shall remain at all times an eligible entity for which an election to be classified as a disregarded entity for U.S. federal income tax purposes can properly be made under U.S. Treasury Regulations section 301.7701 until such election is effective. As of the Closing, each of International Growth, Select Growth, Growth Investors and Select Common will be a disregarded entity for U.S. federal income tax purposes.

                                    ARTICLE 6

                    COVENANTS OF BUYERS PRIOR TO CLOSING DATE

SECTION 6.1 APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable, Buyers will, and will cause each of its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated

Transactions (including all filings under the HSR Act and, if required, the correlative Colombian, Venezuelan, Ecuadorian or Canadian Legal Requirements). Between the date of this Agreement and the Closing Date, Buyers will, and will cause each Affiliate to, (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all consents identified in Section 3.2(b) of the Disclosure Letter; provided that this Agreement will not require Buyers to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

SECTION 6.2 BEST EFFORTS

         Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, each Buyer will use its respective Best Efforts to cause the conditions in Article 7 and Article 8 to be satisfied.

SECTION 6.3 NOTIFICATION

         Between the date of this Agreement and the Closing Date, (a) Buyers will promptly notify Sellers in writing if Buyers have Knowledge of any fact or condition that causes or constitutes a Breach of any of Buyers' representations and warranties as of the date of this Agreement, or if Buyers become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, and (b) Buyers will promptly notify Sellers of the occurrence of any Breach of any covenant of Sellers in this Article 6 of which the Buyers have Knowledge or of the occurrence of any event that to the Buyers' Knowledge may make the satisfaction of the conditions in Article 7 impossible or unlikely, provided that the delay or failure by Buyers to so promptly notify Sellers in accordance with clause (a) or (b) of this Section 6.3 shall not (x) constitute a breach, violation or default of this Agreement or (y) limit, reduce or modify in any respect Buyers' rights under this Agreement.

SECTION 6.4 RELEASE OF GUARANTIES

         Buyers shall use their respective Best Efforts to obtain releases of all collateral, guaranties, letters of credit and similar security instruments securing the obligations of one or more of the Acquired Companies provided by either Seller or any of their respective Affiliates (other than the Acquired Companies) and described in Section 6.4 of the Disclosure Letter (collectively, the "SELLERS' COLLATERAL") within thirty days after the Closing. With respect to any of the Sellers' Collateral with respect to which Buyers have not obtained a release on or before the expiration of such 30-day period, Buyers shall, at Buyers sole option, either (a) pay in full the obligations such unreleased Sellers' Collateral secures or (b) purchase such unreleased Sellers' Collateral from the applicable Seller or Affiliate for its then fair market value.

SECTION 6.5 CERTAIN ACCOUNTS RECEIVABLE

         With respect to all accounts receivable of the Acquired Companies that arise prior to the Closing (whether or not recorded on the books of the Acquired Companies) but that remain uncollected as of the Closing (collectively, the "UNCOLLECTED RECEIVABLES"), Buyers shall use their respective Best Efforts, and shall cause the Acquired Companies to use their respective Best Efforts, to collect all such Uncollected Receivables following the Closing. All amounts collected by Buyers from any Person from whom any Uncollected Receivables are due shall be applied to the account of such Person on a first-in/first-out basis, such that amounts collected from such Person will be applied first to all Uncollected Receivables due from such Person and then to any accounts receivable due from such Person that arise after the Closing only after all Uncollected Receivables due from such Person have been paid in full. Within five Business Days after delivery by Buyers of a written statement to Sellers listing all Uncollected Receivables that, despite the Best Efforts of Buyers and the Acquired Companies to collect them, remained outstanding and uncollected ninety days after the Closing Date, including the amounts thereof, Sellers shall pay to Buyers, by wire transfer of immediately available funds to an account designated by Buyers in such written statement, the full amount of all such Uncollected Receivables that remained outstanding as of the ninetieth day after the Closing Date, as set forth in such written statement, less the amount of the reserve in respect of accounts receivable reflected on the Interim Balance Sheet. Thereafter, Buyers shall continue to use their respective Best Efforts, and shall cause the Acquired Companies to continue to use their respective Best Efforts, to collect all such Uncollected Receivables until the expiration of the applicable statute of limitations for such Uncollected Receivables, and Buyers shall pay to Sellers all amounts collected after the ninetieth day after the Closing Date in respect thereof promptly after receipt of such amounts. The provisions of this Section
6.5 shall be Buyers' sole remedy with respect all Uncollected Receivables, and the provisions of Article 10 shall not apply with respect to the Uncollected Receivables; provided, however, that the provisions of Article 10 shall be applicable to any Breach of the provisions of this Section 6.5.

                                    ARTICLE 7

               CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE

         Buyers' obligation to purchase the Shares and to take the other actions required to be taken by Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

SECTION 7.1 ACCURACY OF REPRESENTATIONS

                  (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects except where such representation or warranty is qualified by materiality, in which case such representation or warranty must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects except where such representation or warranty is qualified by materiality, in which case such representation or warranty must have been accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                  (b) Each of Sellers' representations and warranties in Section 3.3, Section 3.4, Section 3.12 and Section 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

SECTION 7.2 SELLERS' PERFORMANCE

                  (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
         2.4 must have been delivered, and each of the other covenants and obligations in Section 5.4 and Section 5.10 must have been performed and complied with in all respects.

SECTION 7.3 APPROVALS

                  (a) Each of the Consents identified in Section 3.2(b) of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

                  (b) Any waiting period (and any extensions thereof) applicable to the consummation of the Contemplated Transactions under the HSR Act shall have expired or been terminated and all similar or other applicable requirements of the Canadian, Venezuelan, Ecuadorian or Colombian Legal Requirements shall have been satisfied.

SECTION 7.4 ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Buyers:

                  (a) an opinion or opinions of Gomez-Pinzon, Linares, Samper, Suarez, Villamil Abogados S.A. or such other law firm or firms as may be reasonably acceptable to Buyers, dated the Closing Date, in form and substance typically provided by counsel for the seller party or parties in transactions such as those contemplated by this Agreement, as well as an opinion in form and substance reasonably satisfactory to Buyers as to the inapplicability of any filing or approval requirements under Colombian Legal Requirements in connection with this Agreement and the consummation of the Contemplated Transactions;

                  (b) written resignations of each officer and director of each Acquired Company designated by Buyers by written notice to Sellers not less than two Business Days prior to the Closing;

                  (b) the original share certificates of the nominal stockholders of TuboCaribe, duly endorsed to the Persons Buyers have designated to be the nominal stockholders of such Company, to complete the acquisition of 100% of the ownership interests of such Company; and

                  (c) such other documents as Buyers may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iii) evidencing the satisfaction of any condition referred to in this
         Article 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

SECTION 7.5 NO PROCEEDINGS OR INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyers or
(b) may have the effect of preventing, delaying, making illegal, or otherwise interfering with, or that seeks damages for which Buyers would not be fully indemnified from and against (including, without limitation, indemnification for attorneys' fees and other costs and expenses incurred in connection with such matter and not subject to the limitation in Section 10.6(a)) by Sellers pursuant to Article 10 in respect of, any of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

SECTION 7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

SECTION 7.7 NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyers or any Person affiliated with Buyers to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                                    ARTICLE 8

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

SECTION 8.1 ACCURACY OF REPRESENTATIONS

         All of Buyers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects except where such representation or warranty is qualified by materiality, in which case such representation or warranty must have been accurate in all respects as of the date of this Agreement and must be accurate in all material respects except where such representation or warranty is qualified by materiality, in which case such representation or warranty must have been accurate in all respects as of the Closing Date as if made on the Closing Date.

SECTION 8.2 BUYERS' PERFORMANCE

                  (a) All of the covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyers must have delivered each of the documents required to be delivered by Buyers pursuant to Section 2.4 and must have made the cash payments required to be made by Buyers pursuant to Section 2.4(b)(i) and Section 2.4(b)(iv).

SECTION 8.3 APPROVALS

         Any waiting period (and any extensions thereof) applicable to the consummation of the Contemplated Transactions under the HSR Act shall have expired or been terminated and all similar or other applicable requirements of any other country's correlative Legal Requirements shall have been satisfied.

SECTION 8.4 ADDITIONAL DOCUMENTS

         Buyers must have caused the following documents to be delivered to Sellers such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyers, (iii) evidencing the performance by Buyers of, or the compliance by Buyers with, any covenant or obligation required to be performed or complied with by Buyers, (iv) evidencing the satisfaction of any condition referred to in this Article 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

SECTION 8.5 NO INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyers and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                    ARTICLE 9

                           TERMINATION AND RESCISSION

SECTION 9.1 TERMINATION AND RESCISSION EVENTS

         Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyers or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyers if any of the conditions in Article 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyers to comply with its obligations under this Agreement) and Buyers have not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with his obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c) by Buyers if any Proceeding is instituted or Threatened by any Governmental Body or other Person pursuant to any Legal Requirements;

                  (d) by mutual consent of Buyers and Sellers; or

                  (e) by either Buyers or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2005, or such later date as the parties may agree upon.

                  (f) By Buyers if Buyers provide notice to Sellers of their determination, in their sole discretion. Any notice by Buyers pursuant to this Section 9.1(f) shall be provided to the address or facsimile number set forth in Section 11.5, below, or via electronic mail to quench@attglobal.net, with a copy to koenigsberg@irlaw.com, not later than 8:00 a.m. Central Daylight Time on the next calendar day following the date on which this Agreement is executed by Buyers and Sellers and delivered in accordance with the terms hereof; provided, however, that in the event that this Agreement shall be executed and delivered by all parties on or after 8:00 p.m. Central Daylight Time on such execution date, then the following day's deadline for notice shall be extended by such period of time after, 8:00 p.m. Central Daylight Time that the execution and delivery of this Agreement actually occurs.

SECTION 9.2 EFFECT OF TERMINATION

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, this

Agreement shall forthwith become void, and all rights and obligations of each party hereto shall cease, except for those set forth in this Section 9.2 and in
Section 9.3, Section 11.1, Section 11.4, Section 11.6 and Section 11.15 of this Agreement and Section 2.2 of the Disclosure Letter.

SECTION 9.3 TERMINATION FEES

                  (a) In the event that Buyers shall terminate this Agreement pursuant to (i) Section 9.1(a), (ii) Section 9.1(b)(i) and the failure of the applicable condition is the result of Sellers' failure to comply with one or more of its obligations under this Agreement, (iii) Section 9.1(b)(i) for failure of any of the conditions to Buyers' obligations set forth in Section 7.3(a) or Section 7.7 and such failure is not the result of Buyers' failure to comply with one or more of its obligations under this Agreement or (iv) Section 9.1(c), Sellers shall pay to Buyers, as liquidated damages, the sum of $15,000,000 (the "BUYERS' TERMINATION FEE"). Any payment of the Buyers' Termination Fee to be made pursuant to this Section 9.3(a) shall be made not later than five Business Days after the proper termination of this Agreement and shall be made by wire transfer of immediately available funds to an account previously designated by Buyers. In addition, if at any time within eighteen (18) months after the termination of this Agreement by Sellers for any reason other than a termination pursuant to Section 9.1(a),
         Section 9.1(b)(ii) or by Buyers pursuant to Section 9.1(a), Section 9.1(b)(i) or Section 9.1(c), Sellers or any Affiliate of Sellers sell, transfer or otherwise dispose of, or enter into any agreement, option, letter of intent or similar understanding or transaction regarding more than 25% of the total assets of the business of the Acquired Companies (whether by asset sale, stock sale, merger, liquidation or otherwise, and whether in one or a series of transactions) to any Person other than Buyers or Buyers' Affiliate and other than to Sellers or any Affiliate of Sellers or to any Person who is at the date hereof a stockholder of Sellers or any Affiliate of Sellers, then, in that event, Sellers shall pay Buyers a topping fee (the "TOPPING FEE"), in immediately available funds, equal to five percent (5%) of the Purchase Price, the payment of which Topping Fee shall be jointly and severally guaranteed by each of the Acquired Companies. Notwithstanding the foregoing, if Buyers terminate this Agreement pursuant to Section 9.1(b)(i) as a result of a failure of the condition set forth in
         Section 7.5, Buyers shall be entitled to receive the Buyers' Termination Fee and, if applicable, the Topping Fee only if the failure of such condition is the result of a Proceeding initiated by either Seller, any Acquired Company or any of their respective Affiliates.

                  (b) In the event that Sellers shall terminate this Agreement pursuant to (i) Section 9.1(a) or (ii) Section 9.1(b)(ii) and the failure of the applicable condition is the result of Buyers' failure to comply with one or more of its obligations under this Agreement, Buyers shall pay to Sellers, as liquidated damages, the sum of $15,000,000 (the "SELLERS' TERMINATION Fee"). Any payment of the Sellers' Termination Fee to be made pursuant to this Section 9.3(b) shall be made not later than five Business Days after the proper termination of this Agreement and shall be made by wire transfer of immediately available funds to an account previously designated by Sellers. Notwithstanding the foregoing, if Sellers terminate this Agreement pursuant to Section 9.1(b)(ii) as a result of a failure of the condition set forth in Section 8.5, Sellers shall be entitled to receive the Sellers' Termination Fee only if the failure of such condition is the result of a Proceeding initiated by any Buyer or any of their respective Affiliates.

                                   ARTICLE 10

                            INDEMNIFICATION; REMEDIES

SECTION 10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.4(a)(vi) and Section 2.4(b)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing in accordance with Section 10.5. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

SECTION 10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

         Sellers, jointly and severally, shall indemnify and hold harmless Buyers, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "INDEMNIFIED PERSONS") for, and shall pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                  (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(vi) as having caused the condition specified in Section 7.1 not to be satisfied;

                  (c) any Breach by Sellers of any covenant or obligation of Sellers in this Agreement or any Section of the Disclosure Letter;

                  (d) any product shipped or manufactured by, or any services provided by, any Acquired Company prior to the Closing Date except to the extent such product or services was covered by insurance less the retention amounts;

                  (e) any matter disclosed in the Disclosure Letter that provides for indemnification pursuant to this Section 10.2(e) in respect thereof; or

                  (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyers or the other Indemnified Persons.

SECTION 10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS

         In addition to the provisions of Section 10.2, Sellers, jointly and severally, shall indemnify and hold harmless Buyers, the Acquired Companies, and the other Indemnified Persons for, and shall pay to Buyers, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                  (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which either Seller or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or
         (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by either Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or
         (B) any Hazardous Activities that were, or were allegedly, conducted by either Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

                  (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of either Seller or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the



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

         Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by either Seller or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Buyers will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

SECTION 10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYERS

         Buyers, jointly and severally, shall indemnify and hold harmless Sellers, and shall pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyers in this Agreement or in any certificate delivered by Buyers pursuant to this Agreement, (b) any Breach by Buyers of any covenant or obligation of Buyers in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyers (or any Person acting on its behalf) in connection with any of the Contemplated Transactions or (d) the failure of Buyers to release the collateral on Related Party Indebtedness within 30 days of Closing.

SECTION 10.5 TIME LIMITATIONS

                  (a) If the Closing occurs, Sellers shall have no liability (for indemnification or otherwise) with respect to: (i) any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date (other than those in Section 3.1, Section 3.2, Section 3.3, the third sentence of Section 3.6, Section 3.11, or Section 3.19) unless on or before the second anniversary of the Closing Date Buyers notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyers; and (ii) the representations and warranties in Section 3.11, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date that is sixty days after the applicable statute of limitations period for such matters as determined by Buyers in their sole discretion, Buyers notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyers. A claim with respect to the representations and warranties in Section 3.1, Section 3.2, Section 3.3, the third sentence of Section 3.6, or Section 3.19 may be made at any time by written notice thereof from Buyers to Sellers.

                  (b) If the Closing occurs, Buyers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 4.2, unless on or before the second anniversary of the Closing Date Sellers notify Buyers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. A claim with respect to the representations and warranties in
         Section 4.2 may be made at any time by written notice thereof from Sellers to Buyers.

SECTION 10.6 LIMITATIONS ON AMOUNT--SELLERS

                  (a) Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause
         (b), clause (c), clause (d) or clause (f) of Section 10.2 until the total of all Damages with respect to such matters exceeds $250,000 (the "THRESHOLD AMOUNT"); provided, however, that once the total of all Damages with respect to such matters exceeds the Threshold Amount, Sellers shall, subject to Section 10.6(b) and Section 10.6(c), be liable for the total of all such Damages, including the Threshold Amount. Notwithstanding the foregoing, the limitations on Sellers' liability set forth in this Section 10.6(a) shall not apply to (i) the matters described in clause (e) of Section 10.2, (ii) Sellers' liability under Section 10.3, (iii) any Breach of any of Sellers' representations and warranties in Section 3.1, Section 3.2, Section 3.3, the third sentence of Section 3.6, Section 3.11, Section 3.13, or
         Section 3.19, (iv) any Breach of any of Sellers' other representations and warranties of which either Seller or any Affiliate of either Seller had Knowledge at any time prior to the date on which such other representation and warranty is made or (v) any intentional Breach by either Seller of any covenant or obligation, and, subject to the limitations of Section 10.6(c) below, Sellers shall be liable for all Damages with respect to all such matters without regard to whether or not the Threshold Amount has been exceeded; provided, however, that, in determining whether the Threshold Amount has been exceeded for purposes of this Section 10.6(a), all Damages in respect of the matters described in the preceding clauses (i) - (v) shall be included.

                  (b) Subject to Section 10.6(c) below, Sellers' maximum aggregate liability for all Damages with respect to the matters described in clause (a), clause (b), clause (c), clause (d) and clause
         (f) of Section 10.2 shall not exceed $15,000,000.

                  (c) Notwithstanding the provisions of Section 10.6(b) above, Sellers' maximum aggregate liability for all Damages in respect of (i) the matters described in clause (e) of Section 10.2, (ii) Sellers' liability under Section 10.3, (iii) any Breach of any of Sellers' representations and warranties in Section 3.1, Section 3.2, Section 3.3, the third sentence of Section 3.6, Section 3.11, Section 3.13, or
         Section 3.19, (iv) any Breach of any of Sellers' other representations and warranties of which either Seller or any Affiliate of either Seller had Knowledge at any time prior to the date on which such other representation and warranty is made or (v) any intentional Breach by either Seller of any covenant or obligation shall not exceed the Purchase Price, and Sellers shall be liable for all Damages in respect of such matters up to such amount.

                  (d) Notwithstanding any other provision of this Article 10, in the event of a Breach of any of Sellers' representations or warranties in Section 3.6 other than those in the first or second sentence thereof, Sellers shall have a period of ninety days after receipt



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

         of notice of such Breach from Buyers (each such 90-day period a "TITLE BREACH CURE PERIOD") in which to cure such Breach, and Sellers shall have no liability under this Article 10 for any such Breach unless such Breach remains uncured upon the expiration of the Title Breach Cure Period for such Breach; provided, however, that, subject to the limitations of Section 10.6(a), Section 10.6(b) and Section 10.6(c), as applicable, Sellers shall be liable for all Damages in respect of such Breach if such Breach does remain uncured upon the expiration of the Title Breach Cure Period for such Breach.

                  (e) Buyers acknowledge that any estimates or projections of future events or results provided by Sellers to Buyers have been provided in good faith, and Buyers acknowledge that uncertainties are inherent therein and the failure of such estimates or projections to prove to be accurate shall not constitute the breach by Sellers of any representations or warranty of Sellers.

SECTION 10.7 LIMITATIONS ON AMOUNT--BUYER

                  (a) Buyers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or clause (b) of Section 10.4 until the total of all Damages with respect to such matters exceeds the Threshold Amount; provided, however, that once the total of all Damages with respect to such matters exceeds the Threshold Amount, Buyers shall, subject to Section 10.7(b) and Section 10.7(c), be liable for the total of all such Damages, including the Threshold Amount. Notwithstanding the foregoing, the limitations on Buyers' liability set forth in this Section 10.7(a) shall not apply to
         (i) the matters described in clause (c) of Section 10.4, (ii) any Breach of any of Buyers' representations and warranties in Section 4.2,
         (iii) any Breach of any of Buyers' other representations and warranties of which any Buyer or any Affiliate of any Buyer had Knowledge at any time prior to the date on which such other representation and warranty is made or (iv) any intentional Breach by any Buyer of any covenant or obligation, and, subject to the limitations of Section 10.7(c) below, Buyers shall be liable for all Damages with respect to all such matters without regard to whether or not the Threshold Amount has been exceeded; provided, however, that, in determining whether the Threshold Amount has been exceeded for purposes of this Section 10.7(a), all Damages in respect of the matters described in the preceding clauses
         (i) - (iv) shall be included.

                  (b) Subject to Section 10.7(c) below, Buyers' maximum aggregate liability for all Damages with respect to the matters described in clause (a) and clause (b) of Section 10.4 shall not exceed $15,000,000.

                  (c) Notwithstanding the provisions of Section 10.7(b) above, Buyers' maximum aggregate liability for all Damages in respect of (i) the matters described in clause (c) or clause (d) of Section 10.4, (ii) any Breach of any of Buyers' representations and warranties in Section 4.2, (iii) any Breach of any of Buyers' other representations and warranties of which any Buyer or any Affiliate of any Buyer had Knowledge at any time prior to the date on which such other representation and warranty is made or (iv) any intentional Breach by any Buyer of any covenant or obligation shall not exceed the



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

         Purchase Price, and Buyers shall be liable for all Damages in respect of such matters up to such amount.

SECTION 10.8 RIGHT OF SET-OFF

         Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyers may set off any amount to which it may be entitled under this Article 10 against amounts otherwise payable under the Promissory Note. The exercise of such right of set-off by Buyers in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note. Any indemnification obligations of Sellers pursuant to this Agreement shall be satisfied first by offset against the Promissory Note pursuant to this Section 10.8, and only when no principal or interest remain outstanding under the Promissory Note (whether as a result of offsets pursuant to this Section 10.8, payment of the Promissory Note or a combination of offset and payment) shall Buyers seek payment of such indemnification obligations from Sellers. Buyers shall be entitled, at Buyers' option, to require Sellers to pay such indemnification directly to Buyers or to a third party in satisfaction of such indemnity. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim will constitute an election of remedies or limit Buyers in any manner in the enforcement of any other remedies that may be available to it.

SECTION 10.9 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                  (a) Promptly after receipt by an indemnified party under
         Section 10.2, Section 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
         Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. In all events, Sellers shall



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

         be entitled to participate in any Proceeding in respect of a claim that involves Taxes that relate to any period prior to the Closing. If the indemnifying party assumes the defense of a Proceeding: (A) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (C) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

SECTION 10.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         Subject to Section 11.5 below, a claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

SECTION 10.11 DUTY TO MITIGATE DAMAGES

         Each Person entitled to indemnification pursuant to this Article 10 shall be obligated in connection with any claim for indemnification under this
Article 10 to use all commercially reasonable efforts to mitigate Damages upon and after such Person first concludes that Damages for which such Person is entitled to indemnity under this Article 10 could arise from an event of which such Person has knowledge.



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

                                   ARTICLE 11

                               GENERAL PROVISIONS

SECTION 11.1 EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay all amount payable to finder or investment banker in connection with this Agreement and the Contemplated Transactions. Buyers will pay the HSR Act filing fee and Canadian Legal Requirements and Sellers will pay any filing fee required under the correlative Colombian, Venezuelan and Ecuadorian Legal Requirements. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

SECTION 11.2 SALES AND TRANSFER TAXES

         All transfer, sales, use, documentary transfer, value added, stamp or excise Taxes or other similar Taxes of any type payable in connection with the sale and transfer of the Shares or in connection with the indirect transfer of the assets of each Acquired Company effected thereby or otherwise in connection with the consummation of the transactions contemplated by this Agreement and the other Closing Documents shall be borne by Sellers if and to the extent such Taxes are imposed or payable in Colombia, Venezuela or Ecuador, and by Buyers if and to the extent such Taxes are imposed or payable in the United States. In the event that such Taxes are imposed by or payable in any other country or taxing jurisdiction, such Taxes shall be borne 50% by Sellers and 50% by Buyers.

SECTION 11.3 PUBLIC ANNOUNCEMENTS

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyers determine. Unless consented to by Buyers in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyers will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyers will have the right to be present for any such communication.

SECTION 11.4 CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Buyers and Sellers will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors of Sellers' Affiliates, Buyers, Sellers and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

SECTION 11.5 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:

         Mortonbay S.A. and Piament Holdings S.A.
         c/o Inverlink S.A.
         CRA 7 #71-52, Torre B, Oficina 1504
         A.A.  91168
         Bogota D.C., Colombia
         Facsimile No.:  (571) 312-3045

         with a copy to:

         Isicoff, Ragatz & Koenigsberg, P.L.
         Attention:  Eric D. Isicoff, Esq.
         1101 Brickell Avenue
         Suite 800-South
         Miami, Florida  33131
         Facsimile No.:  (305) 373-3233

         Buyers:

         Maverick Tube International Holdings, Inc.
         Attention:  Joyce M. Schuldt
         c/o Maverick Tube Corporation
         16401 Swingley Ridge Rd., Suite 700
         Chesterfield, Missouri  63017
         Facsimile No.:  (636) 733-1863



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

         and

         Maverick GP LLC
         Attention:  Joyce M. Schuldt
         c/o Maverick Tube Corporation
         16401 Swingley Ridge Rd., Suite 700
         Chesterfield, Missouri  63017
         Facsimile No.:  (636) 733-1863

         and

         Maverick Investment LLC
         Attention:  Joyce M. Schuldt
         c/o Maverick Tube Corporation
         16401 Swingley Ridge Rd., Suite 700
         Chesterfield, Missouri  63017
         Facsimile No.:  (636) 733-1863

         with a copy to:

         Andrews Kurth LLP
         Attention:  G. Michael O'Leary and J. Wesley Dorman, Jr.
         600 Travis Street, Suite 4200
         Houston, Texas  77002
         Facsimile No.:  (713) 220-4285.

SECTION 11.6 ARBITRATION; JURISDICTION; SERVICE OF PROCESS

                  (a) ANY DISPUTE ARISING UNDER THIS AGREEMENT (OTHER THAN A DISPUTE IN CONNECTION WITH ANY OF THE NONCOMPETITION AGREEMENTS) SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE TERMS OF THE ARBITRATION PROVISIONS CONTAINED IN EXHIBIT 11.6(a) HERETO, AND ANY PARTY TO THIS AGREEMENT MAY, BY SUMMARY PROCEEDINGS (E.G., A PLEA IN ABATEMENT OR MOTION TO STAY FURTHER PROCEEDINGS), BRING AN ACTION IN COURT TO COMPEL ARBITRATION OF ANY DISPUTE, PROVIDED THAT NOTHING HEREIN SHALL PREVENT ANY PARTY FROM SEEKING INJUNCTIVE RELIEF IN COURT TO PRESERVE THE STATUS QUO OR TO COMPEL SPECIFIC PERFORMANCE OF A PARTY'S OBLIGATIONS HEREUNDER. ANY PARTY WHO FAILS OR REFUSES TO SUBMIT TO BINDING ARBITRATION REQUIRED HEREUNDER FOLLOWING A LAWFUL DEMAND BY ANY OTHER PARTY SHALL BEAR ALL COSTS AND EXPENSES INCURRED BY SUCH OTHER PARTY IN COMPELLING SUCH ARBITRATION.

                  (b) SUBJECT TO THE PROVISIONS OF SECTION 11.6(a), THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA AND OF ANY FLORIDA STATE COURT SITTING IN MIAMI-DADE

         COUNTY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY APPOINTS CT CORPORATION (THE "PROCESS AGENT") WITH AN OFFICE ON THE DATE HEREOF AT 1200 SOUTH PINE ISLAND ROAD, PLANTATION, FLORIDA 33324, AS ITS AGENT TO RECEIVE, ON BEHALF OF ITSELF AND ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING. IF FOR ANY REASON SUCH PROCESS AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN MIAMI, FLORIDA ON THE TERMS AND FOR THE PURPOSES OF THIS SECTION 11.6(b). SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE APPLICABLE PARTY, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH PARTY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ABOVE (OR SUCH OTHER ADDRESS AS SUCH PARTY MAY SPECIFY BY WRITTEN NOTICE DELIVERED TO THE OTHER PARTY), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                  (c) EACH PARTY HERETO AGREES THAT THE FINAL ARBITRAL AWARD OR JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (d) EACH PARTY HERETO AGREES THAT THE ARBITRATOR OR COURT MAY AWARD ATTORNEY FEES AND COSTS TO THE PREVAILING PARTY IN ANY SUCH PROCEEDING.

SECTION 11.7 FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

SECTION 11.8 WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

SECTION 11.9 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyers and Sellers dated May 13, 2005) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

SECTION 11.10 DISCLOSURE LETTER

         All Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Disclosures included in the Disclosure Letter and any other Schedule to this Agreement shall be considered to be made for purposes of all schedules to this Agreement. Inclusion of any matter or item in any Schedule to this Agreement does not imply that such matter or item would, under the provisions of this Agreement, have to be included in any schedule to this Agreement or that such matter or term is otherwise material. In addition, matters disclosed in any Schedule, including but not limited to the Disclosure Letter, to this Agreement are not necessarily limited to matters required by this Agreement to be disclosed in such Schedules, and any such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

SECTION 11.11 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyers may assign any of their rights under this Agreement to any Subsidiary of Maverick Tube; provided, however, no such assignment shall release Buyers from their obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

SECTION 11.12 SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 11.13 SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party preparing this Agreement or any part hereof.

SECTION 11.14 TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

SECTION 11.15 GOVERNING LAW

         This Agreement will be governed by the laws of the State of Delaware without regard to any conflicts of laws principles.

SECTION 11.16 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in "portable document format" form shall have the same effect as physical delivery of the paper document bearing the original signature.



                            (SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                  SELLERS:

                                  MORTONBAY S.A.,
                                  a Panama sociedad de responsibilidad limitada


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  PIAMENT HOLDINGS S.A.,
                                  a Panama sociedad de responsibilidad limitada


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BUYERS:

                                  MAVERICK TUBE INTERNATIONAL HOLDINGS, INC., a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  MAVERICK GP LLC,
                                  a Delaware limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                   MAVERICK INVESTMENT LLC,
                                   a Delaware limited liability company


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

--------------------------------------------------------------------------------
                                                                  EXECUTION COPY


                           (JPMORGAN CHASE BANK LOGO)

                                CREDIT AGREEMENT

                                   DATED AS OF
                                  MAY 27, 2005

                                      AMONG

                            MAVERICK TUBE CORPORATION
                         AND CERTAIN OF ITS SUBSIDIARIES
                               AS THE US BORROWERS

                                       AND

                           CERTAIN OF ITS SUBSIDIARIES
                            AS THE CANADIAN BORROWERS

                                       AND

                   JPMORGAN CHASE BANK, N.A. INDIVIDUALLY AND
               AS AN ISSUING BANK AND AS THE ADMINISTRATIVE AGENT,

                                       AND

                    JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
  INDIVIDUALLY AND AS AN ISSUING BANK AND AS THE CANADIAN ADMINISTRATIVE AGENT,

                                       AND

                             FINANCIAL INSTITUTIONS,
                         NOW OR HEREAFTER PARTIES HERETO
                                 AS THE LENDERS

                       DOMESTIC REVOLVING CREDIT FACILITY
                MULTI-CURRENCY CANADIAN REVOLVING CREDIT FACILITY

                           J.P. MORGAN SECURITIES INC.
                     SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

                                TABLE OF CONTENTS


                                                                                                              Page No.
                                                                                                              --------
                                                      ARTICLE 1
                                              DEFINITIONS; CONSTRUCTION
Section 1.1       Definitions.....................................................................................1
Section 1.2       Additional Definitions.........................................................................34
Section 1.3       Other Definitional Terms.......................................................................34

                                                      ARTICLE 2
                                              AMOUNT AND TERMS OF LOANS
Section 2.1       Loans and Commitments..........................................................................35
Section 2.2       Borrowing Requests.............................................................................36
Section 2.3       Letters of Credit..............................................................................37
Section 2.4       Disbursement of Funds..........................................................................42
Section 2.5       Interest.......................................................................................43
Section 2.6       Bankers' Acceptances...........................................................................44
Section 2.7       Repayment of Loans.............................................................................46
Section 2.8       Voluntary Termination or Reduction of Revolving Credit Commitments.............................48
Section 2.9       Mandatory Prepayments; Voluntary Prepayments; Order of Application.............................49
Section 2.10      Continuation and Conversion Options............................................................52
Section 2.11      Fees...........................................................................................54
Section 2.12      Payments, etc..................................................................................55
Section 2.13      Interest Rate Not Ascertainable, etc...........................................................56
Section 2.14      Illegality.....................................................................................56
Section 2.15      Increased Costs................................................................................57
Section 2.16      Change of Lending Office.......................................................................59
Section 2.17      Funding Losses.................................................................................59
Section 2.18      Sharing of Payments, etc.......................................................................59
Section 2.19      Taxes..........................................................................................60
Section 2.20      Pro Rata Treatment.............................................................................61
Section 2.21      Replacement of Lenders.........................................................................62
Section 2.22      Advances of Revolving Credit Loans to Satisfy Lender Indebtedness..............................62
Section 2.23      Joint and Several Liability of US Borrowers; Rights of Contribution among US Borrowers.........63
Section 2.24      Participations in US Swingline Loans...........................................................64
Section 2.25      Increase of Commitments........................................................................64

                                                      ARTICLE 3
                                              CONDITIONS TO BORROWINGS
Section 3.1       Closing........................................................................................66
Section 3.2       Conditions Precedent to All Loans and Letters of Credit........................................69

                                                      ARTICLE 4
                                                      SECURITY
Section 4.1       Security Granted by US Credit Parties..........................................................70
Section 4.2       Security Granted by Canadian Credit Parties....................................................70
Section 4.3       Establishment of US Lockbox....................................................................70
Section 4.4       Establishment of Canadian Lockbox..............................................................71
Section 4.5       Establishment of US Blocked Account............................................................71
Section 4.6       Establishment of Canadian Blocked Account......................................................71
Section 4.7       Application of Proceeds of US Blocked Account..................................................71


                                                                                                              Page No.
                                                                                                              --------
Section 4.8       Application of Proceeds of Canadian Blocked Account............................................72

                                                      ARTICLE 5
                                           REPRESENTATIONS AND WARRANTIES
Section 5.1       Organizational Existence.......................................................................72
Section 5.2       Organizational Power and Authorization.........................................................72
Section 5.3       Binding Obligations............................................................................72
Section 5.4       No Legal Bar or Resultant Lien.................................................................72
Section 5.5       No Consent.....................................................................................73
Section 5.6       Financial Information..........................................................................73
Section 5.7       Litigation.....................................................................................73
Section 5.8       Use of Proceeds................................................................................74
Section 5.9       US Employee Benefits...........................................................................74
Section 5.10      Canadian Employee Benefits.....................................................................75
Section 5.11      Taxes; Governmental Charges....................................................................75
Section 5.12      Titles, etc....................................................................................75
Section 5.13      Defaults.......................................................................................76
Section 5.14      Casualties; Taking of Properties...............................................................76
Section 5.15      Compliance with the Law........................................................................76
Section 5.16      No Material Misstatements......................................................................76
Section 5.17      Investment Company Act.........................................................................76
Section 5.18      Public Utility Holding Company Act.............................................................76
Section 5.19      Capital Structure..............................................................................76
Section 5.20      Insurance......................................................................................77
Section 5.21      Environmental Matters..........................................................................77
Section 5.22      Solvency.......................................................................................78
Section 5.23      Employee Matters...............................................................................78
Section 5.24      Real Property..................................................................................78
Section 5.25      Perfection Certificate;  Schedules to other Financing Documents................................78
Section 5.26      Existing Indebtedness..........................................................................78
Section 5.27      Target Purchase Documents......................................................................79

                                                      ARTICLE 6
                                                AFFIRMATIVE COVENANTS
Section 6.1       Maintenance and Compliance, etc................................................................79
Section 6.2       Payment of Taxes and Claims, etc...............................................................79
Section 6.3       Further Assurances.............................................................................79
Section 6.4       Performance of Obligations.....................................................................80
Section 6.5       Insurance......................................................................................80
Section 6.6       Accounts and Records...........................................................................80
Section 6.7       Right of Inspection............................................................................80
Section 6.8       Operation and Maintenance of Property..........................................................80
Section 6.9       New Subsidiaries; Additional Liens.............................................................80
Section 6.10      Reporting Covenants............................................................................81

                                                      ARTICLE 7
                                                 NEGATIVE COVENANTS
Section 7.1       Financial Covenants............................................................................85
Section 7.2       Indebtedness...................................................................................85
Section 7.3       Liens..........................................................................................86
Section 7.4       Mergers, Consolidations, etc...................................................................87
Section 7.5       Asset Dispositions.............................................................................87


                                                                                                              Page No.
                                                                                                              --------
Section 7.6       Restricted Payments............................................................................88
Section 7.7       Investments, Loans, etc........................................................................88
Section 7.8       Sales and Leasebacks...........................................................................89
Section 7.9       Nature of Business.............................................................................90
Section 7.10      ERISA Compliance...............................................................................90
Section 7.11      Canadian Plan Compliance.......................................................................91
Section 7.12      Negative Pledge Agreements.....................................................................91
Section 7.13      Transactions with Affiliates...................................................................92
Section 7.14      Equity.........................................................................................92
Section 7.15      Capital Expenditures...........................................................................92
Section 7.16      Restriction on Intercompany Transactions.......................................................92
Section 7.17      Acquisitions...................................................................................92
Section 7.18      Fiscal Year....................................................................................93
Section 7.19      Exchange Notes.................................................................................93

                                                      ARTICLE 8
                                                  EVENTS OF DEFAULT
Section 8.1       Payments.......................................................................................93
Section 8.2       Covenants Without Notice.......................................................................93
Section 8.3       Other Covenants................................................................................93
Section 8.4       Other Financing Document Obligations...........................................................94
Section 8.5       Representations................................................................................94
Section 8.6       Non-Payments of Other Indebtedness.............................................................94
Section 8.7       Defaults Under Other Agreements................................................................94
Section 8.8       Bankruptcy Under US Law........................................................................94
Section 8.9       Bankruptcy Under Canadian Law..................................................................94
Section 8.10      Money Judgment.................................................................................95
Section 8.11      Discontinuance of Business.....................................................................95
Section 8.12      Financing Documents............................................................................96
Section 8.13      Change of Control..............................................................................96

                                                      ARTICLE 9
                                                     THE AGENTS
Section 9.1       Appointment of Agents..........................................................................96
Section 9.2       Rights and Powers..............................................................................96
Section 9.3       Limitation of Duties of Agents.................................................................97
Section 9.4       Reliance by Agents.............................................................................97
Section 9.5       Delegation of Duties; Sub Agents...............................................................97
Section 9.6       Resignation; Successor Agent...................................................................97
Section 9.7       Lack of Reliance on Agents.....................................................................98
Section 9.8       Reports........................................................................................98

                                                     ARTICLE 10
                                                    MISCELLANEOUS
Section 10.1      Notices........................................................................................98
Section 10.2      Amendments and Waivers.........................................................................99
Section 10.3      No Waiver; Remedies Cumulative................................................................100
Section 10.4      Payment of Expenses, Indemnities, etc.........................................................100
Section 10.5      Right of Setoff...............................................................................102
Section 10.6      Benefit of Agreement..........................................................................103
Section 10.7      Successors and Assigns; Participations and Assignments........................................103
Section 10.8      Governing Law; Submission to Jurisdiction; etc................................................105


                                                                                                              Page No.
                                                                                                              --------
Section 10.9      Independent Nature of Lenders' Rights.........................................................107
Section 10.10     Invalidity....................................................................................107
Section 10.11     Renewal, Extension or Rearrangement...........................................................107
Section 10.12     Confidentiality...............................................................................107
Section 10.13     Interest......................................................................................108
Section 10.14     Entire Agreement..............................................................................109
Section 10.15     Attachments...................................................................................109
Section 10.16     Counterparts..................................................................................109
Section 10.17     Survival of Indemnities.......................................................................109
Section 10.18     Headings Descriptive..........................................................................109
Section 10.19     Satisfaction Requirement......................................................................109
Section 10.20     Exculpation Provisions........................................................................109
Section 10.22     No Financial Assistance by Canadian Credit Parties............................................110
Section 10.23     Missouri Law Provision........................................................................110


SCHEDULES

Schedule 5.9      US Employee Benefits Disclosures
Schedule 5.15     Compliance with Laws
Schedule 5.19     Capital Structure
Schedule 5.20     Insurance
Schedule 5.21     Environmental Matters
Schedule 5.23     Employee Matters
Schedule 5.24     Real Property Locations
Schedule 5.26     Indebtedness
Schedule 7.2      Permitted Indebtedness
Schedule 7.3      Permitted Liens
Schedule 7.7      Permitted Investments
Schedule 7.9      Nature of Business
Schedule 7.12     Negative Pledge Agreements
Schedule 7.16     Restriction on Intercompany Transactions

EXHIBITS
Exhibit A         Form of Assignment and Assumption
Exhibit B-1       Form of US Borrowing Base Report
Exhibit B-2       Form of Canadian Borrowing Base Report
Exhibit C-1       Form of Borrowing Request (US Revolving Credit Loan)
Exhibit C-2       Form of Borrowing Request (Canadian Revolving Credit Loans)
Exhibit C-3       Form of Request for US Letters of Credit
Exhibit C-4       Form of Request for Canadian Letters of Credit
Exhibit C-5       Form of Borrowing Request (US Swingline Loans)
Exhibit D-1       Form of Canadian Real Estate Mortgage
Exhibit D-2       Form of Canadian Assignment of Leases and Rents
Exhibit E         Form of Canadian Security Agreement
Exhibit F         Form of Commitment Increase Agreement
Exhibit G         Form of Guaranty and Security Agreement
Exhibit H         Form of New Lender Agreement
Exhibit I         Form of Perfection Certificate Update
Exhibit J         Form of US Real Estate Mortgage
Exhibit K         Form of B/A Equivalent Note
Exhibit L         Form of Borrower Joinder Agreement

Exhibit M         Form of Compliance Certificate
Exhibit N-1       Form of Interim Account Report (US Borrowers)
Exhibit N-2       Form of Interim Account Report (Canadian Borrowers)
Exhibit O-1       Form of Inventory Designation Report (US Borrowers)
Exhibit O-2       Form of Inventory Designation Report (Canadian Borrowers)

                              LIST OF DEFINED TERMS


                                                                                                             Page No.
                                                                                                             --------
$................................................................................................................13
ABR...............................................................................................................1
Acceptance Fee....................................................................................................2
Account Party.................................................................................................2, 40
Activation Notice (Canadian)......................................................................................2
Activation Notice (US)............................................................................................2
Activation Period.................................................................................................2
Adjusted Interest Expense.........................................................................................2
Adjusted LIBO Rate................................................................................................2
Administrative Agent..............................................................................................2
Advance Notice....................................................................................................2
Affiliate.........................................................................................................3
Agent.............................................................................................................3
Agents............................................................................................................3
Aggregate Canadian Revolving Credit Exposure......................................................................3
Aggregate Revolving Credit Exposure...............................................................................3
Aggregate US Revolving Credit Exposure............................................................................3
Agreement......................................................................................................1, 3
Alternate Base Rate...............................................................................................3
Amended and Restated Guaranty and Security Agreement.............................................................21
applicable law..................................................................................................114
Applicable Percentage.............................................................................................3
Applicable Rate...................................................................................................4
Application.......................................................................................................4
Approved Fund................................................................................................4, 109
Assignment and Assumption.........................................................................................4
Availability Reserves.............................................................................................4
Average Collateral Availability...................................................................................5
B/A...............................................................................................................5
B/A Cover.........................................................................................................5
B/A Equivalent Note...........................................................................................5, 47
B/A Loan..........................................................................................................5
Bailee............................................................................................................5
Bailee Letter.....................................................................................................5
Bankruptcy Code...............................................................................................5, 99
Base Value........................................................................................................5
Beneficially Own.................................................................................................11
Blocked Account...................................................................................................5
Board.............................................................................................................6
Borrower.......................................................................................................1, 6
Borrower Joinder Agreement.......................................................................................84
Borrowers......................................................................................................1, 6
Borrowing.........................................................................................................6
Borrowing Base Report.............................................................................................6
Borrowing Request.................................................................................................6
Business Day......................................................................................................6
C$................................................................................................................6
C$ Denominated Loan...............................................................................................6


                                                                                                             Page No.
                                                                                                             --------
C&P............................................................................................................1, 6
Canadian Administrative Agent.....................................................................................6
Canadian Administrative Agent Overline...........................................................................50
Canadian Blocked Account..........................................................................................6
Canadian Blocked Account Agreement................................................................................7
Canadian Borrower.................................................................................................1
Canadian Borrowers................................................................................................7
Canadian Borrowing Base...........................................................................................7
Canadian Credit Party.............................................................................................7
Canadian Employee Funding Liability Reserve.......................................................................7
Canadian Excess Availability......................................................................................7
Canadian Fixed Asset Component....................................................................................8
Canadian Fixed Asset Reduction Amount.............................................................................8
Canadian Funding Amount.......................................................................................8, 39
Canadian Lender...................................................................................................8
Canadian Lender Indebtedness......................................................................................8
Canadian Letter of Credit.........................................................................................8
Canadian Letter of Credit Liabilities.............................................................................8
Canadian Letters of Credit....................................................................................8, 39
Canadian Loans....................................................................................................8
Canadian Lockbox..................................................................................................8
Canadian Lockbox Accounts.........................................................................................9
Canadian Lockbox Bank.............................................................................................9
Canadian Maximum Available Amount.................................................................................9
Canadian Overadvance..............................................................................................9
Canadian Overadvances............................................................................................52
Canadian Prime Rate...............................................................................................9
Canadian Prime Rate Loans.........................................................................................9
Canadian Priority Claims Reserve..................................................................................9
Canadian Real Estate Mortgage.....................................................................................9
Canadian Revolving Credit Commitment..........................................................................9, 37
Canadian Revolving Credit Commitments............................................................................37
Canadian Revolving Credit Exposure................................................................................9
Canadian Revolving Credit Loan...............................................................................10, 37
Canadian Revolving Credit Percentage.............................................................................10
Canadian Security Agreement......................................................................................10
Capital Expenditures.............................................................................................10
Capital Lease Obligations........................................................................................10
Cash Management Affiliate........................................................................................10
Cash Management Agreement........................................................................................10
Cash Management Reserves.........................................................................................10
CDOR Rate........................................................................................................10
CERCLA...........................................................................................................18
Change of Control................................................................................................11
Closing Date.....................................................................................................11
Closing Transactions.............................................................................................11
Code.............................................................................................................11
Collateral.......................................................................................................11
Collateral Availability..........................................................................................11
Combined Revolving Credit Commitment.............................................................................12
Commitment.......................................................................................................12


                                                                                                             Page No.
                                                                                                             --------
Commitment Increase Agreement....................................................................................12
Commitment Increase Notice.......................................................................................67
Commitments......................................................................................................12
Company.......................................................................................................1, 12
Contract Period..................................................................................................12
Control..........................................................................................................12
Controlled.......................................................................................................12
Controlling......................................................................................................12
Credit Parties...................................................................................................12
Credit Party.....................................................................................................12
Current Information..............................................................................................12
Dated Assets.................................................................................................12, 66
Dated Liabilities............................................................................................12, 66
Default..........................................................................................................12
Dilution.........................................................................................................13
Dilution Percentage..............................................................................................13
Disbursement Account.........................................................................................13, 44
Discount Proceeds................................................................................................13
Discount Rate....................................................................................................13
disposal.........................................................................................................18
disposed.........................................................................................................18
Documentary Letter of Credit.....................................................................................13
Dollar...........................................................................................................13
Dollar Denominated Loans.........................................................................................13
Dollar Equivalent................................................................................................13
EBITDA...........................................................................................................13
Eligible Account.................................................................................................14
Eligible Account Advance Percentage..............................................................................16
Eligible Bill and Hold Accounts..................................................................................16
Eligible Equipment...............................................................................................16
Eligible Included-In-Transit Inventory...........................................................................16
Eligible Inventory...............................................................................................16
Eligible Real Property...........................................................................................17
Environmental Laws...............................................................................................18
Equity...........................................................................................................19
ERISA............................................................................................................19
ERISA Affiliate..................................................................................................19
ERISA Termination Event..........................................................................................19
Eurodollar.......................................................................................................19
Event of Default.............................................................................................19, 98
Excess Availability..............................................................................................19
Exchange Note Documents..........................................................................................19
Exchange Notes...................................................................................................19
Exchange Notes Indenture.........................................................................................19
Exchangeco....................................................................................................1, 19
Excluded Taxes...................................................................................................20
Existing Credit Agreement........................................................................................20
Existing Indebtedness............................................................................................20
Federal Funds Effective Rate.....................................................................................20
Fee Letter.......................................................................................................20
Financial Statements.............................................................................................20


                                                                                                             Page No.
                                                                                                             --------
Financing Documents..............................................................................................20
Financing Parties...............................................................................................114
Fiscal Quarter...................................................................................................21
Fiscal Year......................................................................................................21
Fixed Charge Coverage Ratio......................................................................................21
Foreign Lender...................................................................................................21
Funded Indebtedness..............................................................................................21
GAAP.............................................................................................................21
Governmental Authority...........................................................................................21
Governmental Requirement.........................................................................................21
Group............................................................................................................11
hazardous substance..............................................................................................18
Highest Lawful Rate..............................................................................................21
Holding.......................................................................................................1, 22
Included-In-Transit Inventory....................................................................................22
Indebtedness.....................................................................................................22
Indemnified Taxes................................................................................................23
Information.....................................................................................................113
Interest Expense.................................................................................................23
Interest Payment Date............................................................................................23
Interest Period..................................................................................................23
International Holdings........................................................................................1, 23
Inventory Advance Percentage.....................................................................................23
Investment....................................................................................................1, 23
Issuing Bank.....................................................................................................23
JPMorgan.........................................................................................................23
JPMorgan Canada..................................................................................................24
Judgment Conversion Date........................................................................................112
Judgment Currency...............................................................................................112
L/C Cover........................................................................................................24
Landlord Consent and Subordination Agreement.....................................................................24
Landlord Waiver Agreement........................................................................................24
laws applicable to any Financing Party..........................................................................114
Lender........................................................................................................1, 24
Lender Indebtedness..............................................................................................24
Lenders.......................................................................................................1, 24
Lending Office...................................................................................................24
Letter of Credit.................................................................................................25
Letter of Credit Liabilities.....................................................................................25
Letters of Credit................................................................................................25
LIBO Rate........................................................................................................25
Lien.............................................................................................................25
Loan.............................................................................................................25
Loans............................................................................................................25
Lockbox..........................................................................................................25
Lockbox Agreement................................................................................................25
losses...........................................................................................................61
Margin Stock.....................................................................................................26
Material Adverse Effect..........................................................................................26
Maturity Date....................................................................................................25
Maverick GP LLC...................................................................................................1


                                                                                                             Page No.
                                                                                                             --------
Maverick International...........................................................................................26
Mortgaged Real Property..........................................................................................26
Net Orderly Liquidation Value....................................................................................26
Net Proceeds.....................................................................................................26
New Lender...................................................................................................26, 68
New Lender Agreement.............................................................................................26
New Subsidiary...............................................................................................26, 84
Non Financed Capital Expenditures................................................................................27
Obligated Party..................................................................................................27
Obligation Currency.............................................................................................112
oil..............................................................................................................18
OPA..............................................................................................................18
Other Taxes......................................................................................................27
Participant.....................................................................................................110
Payment Office...................................................................................................27
PBGC.............................................................................................................27
Perfection Certificate...........................................................................................27
Perfection Certificate Update....................................................................................27
Permitted Borrowing Base Adjustments.............................................................................27
Permitted Liens..............................................................................................27, 90
Person...........................................................................................................28
Plan.............................................................................................................28
Precision.....................................................................................................1, 28
Precision Canada..............................................................................................1, 28
Precision GP LLC..................................................................................................1
Premoca Acquisition..............................................................................................28
Prime Rate.......................................................................................................28
Principal Property...............................................................................................28
Principal Return Payment.....................................................................................28, 98
Processing Reserves..............................................................................................28
Projections......................................................................................................28
Property.........................................................................................................28
Prudential....................................................................................................1, 28
Prudential ULC....................................................................................................1
Quarterly Dates..................................................................................................29
rate of exchange................................................................................................112
RCRA.............................................................................................................18
Real Estate Mortgage.............................................................................................29
Real Property....................................................................................................29
Register....................................................................................................29, 110
Regulation D.....................................................................................................29
Regulations U and X..............................................................................................29
Reimbursement Obligations........................................................................................29
Related Affiliate................................................................................................29
Related Parties..................................................................................................29
Related Person...................................................................................................11
release..........................................................................................................18
Rent Reserve.....................................................................................................29
Report...........................................................................................................29
Required Lenders.................................................................................................29
Responsible Officer..............................................................................................29


                                                                                                             Page No.
                                                                                                             --------
Restricted Payment...............................................................................................30
Revolving Credit Commitments.....................................................................................30
Revolving Credit Exposure........................................................................................30
Revolving Credit Loan............................................................................................30
Revolving Lenders................................................................................................30
Rolling Period...................................................................................................30
Sale-Leaseback Transaction.......................................................................................94
Seac LLC..........................................................................................................1
SeaCAT............................................................................................................1
Secured Affiliate................................................................................................30
Security Instruments.............................................................................................30
Settlement Date..................................................................................................30
solid waste......................................................................................................18
Solvent..........................................................................................................30
Spot Exchange Rate...............................................................................................31
Standby Letter of Credit.........................................................................................31
Statutory Reserve Rate...........................................................................................31
Storage/Handling Reserves........................................................................................31
subject Borrower.................................................................................................65
Subsidiary.......................................................................................................31
Super Majority Lenders...........................................................................................31
Swap Agreement...................................................................................................32
Swap Reserves....................................................................................................32
Target...........................................................................................................32
Target Acquisition...............................................................................................32
Target Financial Statements......................................................................................32
Target Purchase Agreement........................................................................................32
Target Purchase Documents........................................................................................82
Tax Benefit......................................................................................................63
Taxes............................................................................................................32
threatened release...............................................................................................18
Tier I Reduced Availability Period...............................................................................32
Tier II Reduced Availability Period..............................................................................32
Title Commitments................................................................................................71
Transactions.....................................................................................................32
Trigger Threshold................................................................................................32
TTS...............................................................................................................1
Tube..........................................................................................................1, 33
Tube Canada...................................................................................................1, 33
Tube GP...........................................................................................................1
Tube LP...........................................................................................................1
Tube ULC..........................................................................................................1
Type.............................................................................................................33
UCC..............................................................................................................33
UCP..............................................................................................................40
Unrelated Person.................................................................................................11
US Blocked Account...............................................................................................33
US Borrower.......................................................................................................1
US Borrowers..................................................................................................1, 33
US Borrowing Base................................................................................................33
US Credit Party..................................................................................................34


                                                                                                             Page No.
                                                                                                             --------
US Employee Funding Liability Reserve............................................................................34
US Excess Availability...........................................................................................34
US Fixed Asset Component.........................................................................................34
US Fixed Asset Reduction Amount..................................................................................34
US Funding Amount............................................................................................34, 39
US Lender........................................................................................................34
US Lender Indebtedness...........................................................................................34
US Lenders.......................................................................................................34
US Letter of Credit..............................................................................................35
US Letter of Credit Liabilities..................................................................................35
US Letters of Credit.........................................................................................35, 39
US Loans.........................................................................................................35
US Lockbox.......................................................................................................35
US Lockbox Agreement.............................................................................................35
US Maximum Available Amount......................................................................................35
US Overadvances..............................................................................................35, 51
US Real Estate Mortgage..........................................................................................35
US Revolving Credit Commitment...............................................................................35, 37
US Revolving Credit Commitments..................................................................................37
US Revolving Credit Exposure.....................................................................................35
US Revolving Credit Loan.....................................................................................35, 37
US Revolving Credit Percentage...................................................................................35
US Revolving Lender..............................................................................................36
US Swingline Availability........................................................................................36
US Swingline Commitment......................................................................................36, 38
US Swingline Exposure............................................................................................36
US Swingline Lender..............................................................................................36
US Swingline Loan................................................................................................37
US Swingline Loans...............................................................................................36
Voting Stock.....................................................................................................36

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of the 27th day of May, 2005, among Maverick Tube Corporation, a Delaware corporation (the "COMPANY"), Maverick Investment LLC, a Delaware limited liability company ("INVESTMENT"), Maverick Tube, L.P., a Delaware limited partnership ("TUBE"), Precision Tube Holding LLC, a Delaware limited liability company ("HOLDING"), Maverick GP, LLC, a Delaware limited liability company ("MAVERICK GP LLC"), Precision GP, LLC, a Delaware limited liability company ("PRECISION GP LLC"), Precision Tube Technology, L.P., a Texas limited partnership ("PRECISION"), Maverick C&P, Inc., a Delaware corporation ("C&P"), SEAC Acquisition LLC, a Delaware limited liability company ("SEAC LLC"), SeaCAT, L.P., a Texas limited partnership ("SEACAT"), Tubular Transport Services, Inc., a Delaware corporation ("TTS" and collectively with the Company, Investment, Tube, Holding, Maverick GP LLC, Precision GP LLC, Precision, C&P, Seac LLC and SeaCAT, the "US BORROWERS" and individually, a "US BORROWER"), Prudential Steel Ltd., an Alberta corporation ("PRUDENTIAL"), Maverick Exchangeco (Nova Scotia) ULC, a Nova Scotia unlimited liability company ("EXCHANGECO"), Maverick Tube (Canada) Inc., an Alberta corporation ("TUBE CANADA"), Precision Tube Canada Limited, an Alberta corporation ("PRECISION CANADA"), Maverick Tube International Holdings, Inc., a Delaware corporation ("INTERNATIONAL HOLDINGS"), Maverick Tube Canada ULC, a Nova Scotia unlimited liability company, ("TUBE ULC"), Maverick Tube Canada GP, Ltd., an Alberta limited corporation ("TUBE GP"), Maverick Tube Canada, L.P., an Alberta limited partnership ("TUBE LP") and Prudential Steel Holdings ULC, a Nova Scotia unlimited liability company ("PRUDENTIAL ULC" and collectively with Prudential, Exchangeco, Tube Canada, Precision Canada, International Holdings, Tube ULC, Tube GP and Tube LP, the "Canadian Borrowers" and individually, a "CANADIAN BORROWER") (the US Borrowers and the Canadian Borrowers are together referred to herein as the "BORROWERS" and individually, a "BORROWER"), JPMorgan Chase Bank, N.A., individually as a Lender, and an Issuing Bank and as the Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, individually as a Lender and as the Canadian Administrative Agent and as an Issuing Bank, each additional Issuing Bank hereunder from time to time, and each of the lenders that is a signatory hereto or which hereafter becomes a party hereto as provided in Sections 2.25 and 10.7 including, without limitation, the US Swingline Lender (as defined below) (individually, a "LENDER" and, collectively, the "LENDERS").

         The Borrowers, the Lenders, the Issuing Banks and the Agents hereby agree as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         Section 1.1. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party in a Financing Document shall mean that party and its successors and assigns.

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ACCEPTANCE FEE" shall mean a fee payable in C$ by the Canadian Borrowers to a C$ Lender with respect to the acceptance or purchase of a B/A by such Canadian Lender, calculated on the face amount of such B/A at a rate per annum equal to the Applicable Rate with respect to B/A Loans on the basis of the number of days in the applicable Contract Period (inclusive of the first day and exclusive of the last day) and a year of 365 days (it being agreed that the Applicable Rate in respect of a B/A Equivalent Note is equivalent to the Applicable Rate otherwise applicable to a B/A having the same face amount and Contract Period as the subject B/A Equivalent Note).

                  "ACCOUNT PARTY" shall have the meaning assigned to such term in Section 2.3(d)(1).

                  "ACTIVATION NOTICE (CANADIAN)" shall mean a written notice to the Canadian Borrowers by the Administrative Agent, which notice may be given at any time that an Activation Period is in effect, that the Administrative Agent is activating its right to have all funds on deposit in the Canadian Lockbox Accounts and the Canadian Blocked Account be subject to the absolute dominion and control of the Canadian Administrative Agent.

                  "ACTIVATION NOTICE (US)" shall mean a written notice to the US Borrowers by the Administrative Agent, which notice may be given at any time that an Activation Period is in effect, that the Administrative Agent is activating its right to have all funds on deposit in the US Blocked Account be subject to the absolute dominion and control of the Administrative Agent.

                  "ACTIVATION PERIOD" shall mean any period commencing on the date that either (a) Excess Availability is less than Trigger Threshold or (b) a Default or an Event of Default occurs, and continuing throughout the term of this Agreement.

                  "ADJUSTED INTEREST EXPENSE" shall mean, as to the Credit Parties on a consolidated basis and for any period, Interest Expense less any non cash Interest Expense.

                  "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" shall mean JPMorgan Chase Bank, N.A., acting in the manner and to the extent described in Article 9, and any successor to JPMorgan Chase Bank, N.A., acting in such manner.

                  "ADVANCE NOTICE" shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from the applicable Borrowers to be received by the Administrative Agent or the Canadian Administrative Agent (with a copy to the Administrative Agent) in the case of any Borrowing, conversion, continuation or prepayment of Canadian Loans) before the designated time specified below on the Business Day in advance of any Borrowing, conversion, continuation or prepayment of any Loan or Loans pursuant to this Agreement as respectively indicated below:

                           (a)      Eurodollar Loans - 3 Business Days;

                           (b)      ABR Loans  - Same Business Day;

                           (c) Canadian Prime Rate Loans equal to or less than C$10,000,000 - Same Business Day;

                           (d) Canadian Prime Rate Loans greater than C$10,000,000 - One Business Day; and

                           (e)      B/A Loans  - One Business Day.

As used herein "designated time" means in the case of any Borrowing, conversion, continuation or prepayment of (x) Eurodollar Loans, 1:00 p.m., New York City time, (y) ABR Loans or B/A Loans, 12:00 p.m. New York City time, and (z) Canadian Prime Rate Loans, 11:00 a.m. New York City time.

For the purpose of determining the applicable period of Advance Notice in the case of the conversion from one Type of Loan into another, the Loans into which there is to be a conversion shall control. The Administrative Agent, the Canadian Administrative Agent, each Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Borrowers, and the Borrowers hereby waive the right to dispute the authenticity and validity of any such transaction once the Administrative Agent, the Canadian Administrative Agent or any Lender has advanced funds or any Issuing Bank has issued Letters of Credit, absent manifest error.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGENT" shall mean any of the Administrative Agent or the Canadian Administrative Agent, and "AGENTS" means all such Agents collectively.

                  "AGGREGATE CANADIAN REVOLVING CREDIT EXPOSURE" shall mean the sum of all of the Canadian Lenders' Canadian Revolving Credit Exposures.

                  "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the sum of all of the Revolving Lenders' Revolving Credit Exposures.

                  "AGGREGATE US REVOLVING CREDIT EXPOSURE" shall mean the sum of all of the US Lenders' US Revolving Credit Exposures.

                  "AGREEMENT" shall mean this Credit Agreement, as further amended, modified or supplemented from time to time.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE PERCENTAGE" shall mean, (a) with respect to any US Revolving Lender, such US Revolving Lender's US Revolving Credit Percentage, and
(b) with respect to any Canadian Lender, such Canadian Lender's Canadian Revolving Credit Percentage, as applicable.

                  "APPLICABLE RATE" shall mean, on any day and with respect to any Loan or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth at the appropriate intersection in the table shown below, based on the Average Collateral Availability for the most recently ended Fiscal Quarter.

                                                                    ABR LOAN      CANADIAN PRIME
   AVERAGE COLLATERAL      EURODOLLAR LOAN        B/A LOAN         APPLICABLE        RATE LOAN       COMMITMENT FEE
      AVAILABILITY         APPLICABLE RATE     APPLICABLE RATE        RATE        APPLICABLE RATE         RATE
   ------------------      ---------------     ---------------     ----------     ---------------    --------------

Less than or equal to           2.00%               2.00%            0.50%             1.25%             0.375%
$75,000,000

Greater than                    1.75%               1.75%            0.25%             1.00%             0.350%
$75,000,000 but less
than or equal to
$125,000,000


Greater than                    1.50%               1.50%            0.00%             0.75%             0.300%
$125,000,000 but less
than or equal to
$250,000,000

Greater than                    1.25%               1.25%            0.00%             0.75%             0.250%
$250,000,000


Each change in the Applicable Rate shall be effective as of the first day of each Fiscal Quarter based on the Average Collateral Availability for the immediately preceding Fiscal Quarter. Notwithstanding the foregoing, for the period from the Closing Date through September 30, 2005, the Eurodollar Loan Applicable Rate and B/A Loan Applicable Rate will be 1.50%, the ABR Loan Applicable Rate shall be 0.00%, the Canadian Prime Rate Loan Applicable Rate shall be 0.75%, and the commitment fee Applicable Rate shall be 0.300%.

                  "APPLICATION" shall mean an "Application and Agreement for Letters of Credit," or similar instruments or agreements, entered into between a Borrower and an Issuing Bank in connection with any Letter of Credit.

                  "APPROVED FUND" has the meaning provided in Section 10.7.

                  "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.7), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "AVAILABILITY RESERVES" shall mean, as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in its sole but reasonable discretion reducing the US Borrowing Base and/or the Canadian Borrowing Base which would otherwise be available to the Borrowers under the lending formulas provided for herein: (a) to reflect general eligibility criteria, events, conditions, contingencies or risks which, as determined by the Administrative Agent in its reasonable discretion, do or may affect either (i) any component of the US Borrowing Base or the Canadian Borrowing Base or their value, (ii) the assets, business or prospects of any Credit Party, or (iii) the security interests and other rights of the Administrative Agent and the Canadian Administrative Agent in the Collateral (including the enforceability, perfection and priority thereof), or
(b) to reflect the Administrative Agent's customary practice or its belief that any collateral report or financial information furnished by or on behalf of any Borrower to any Agent or any Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which the

Administrative Agent determines constitutes a Default or an Event of Default. Without limiting the foregoing, Availability Reserves shall include the following in such amounts established by Administrative Agent in its sole but reasonable discretion: Canadian Priority Claims Reserve (with respect to the Canadian Borrowing Base only), SWAP Reserves, Cash Management Reserves, Processing Reserves, Storage and Handling Reserves, Canadian Employee Funding Liability Reserve (with respect to the Canadian Borrowing Base only), and US Employee Funding Liability Reserve (with respect to the US Borrowing Base only) and Rent Reserves.

                  "AVERAGE COLLATERAL AVAILABILITY" shall mean, for any period, the daily average Collateral Availability calculated based on the Collateral Availability at the opening of business on each Business Day in such period.

                  "B/A" shall mean a non-interest bearing bill of exchange denominated in C$, drawn by the Canadian Borrowers and accepted by a Canadian Lender in accordance with this Agreement, provided that with respect to a Canadian Lender that is not a chartered bank under the Bank Act (Canada) or that has notified the Administrative Agent that it is otherwise unable to accept such bills of exchange, it shall mean a B/A Equivalent Note.

                  "B/A COVER" when required by this Agreement for B/A Loans, shall be effected by paying to the Canadian Administrative Agent, in immediately available funds, to be collaterally assigned as security pursuant to the Financing Documents, an amount equal to the aggregate amount of all outstanding B/A Loans. Such amount shall be retained by the Canadian Administrative Agent and applied to repay the principal of each B/A Loan upon the maturity thereof until all such B/A Loans have been fully satisfied.

                  "B/A EQUIVALENT NOTE" shall have the meaning given such term in Section 2.6(g) hereto.

                  "B/A LOAN" shall mean a Borrowing comprised of B/As.

                  "BAILEE" shall mean any Person who is in possession of any inventory of any Borrower on behalf of such Borrower.

                  "BAILEE LETTER" shall mean a letter in form and substance acceptable to the Administrative Agent executed by any Person who is in possession of inventory on behalf of any Borrower pursuant to which such Person acknowledges the Administrative Agent's Lien or the Canadian Administrative Agent's Lien, as applicable, with respect thereto.

                  "BANKRUPTCY CODE" shall have the meaning provided in Section 8.8.

                  "BASE VALUE" shall mean, with respect to Eligible Inventory, the lower of (a) cost (determined on a first in first out basis and excluding any component of cost consisting of intercompany profit with respect to Eligible Inventory acquired from an Affiliate), or (b) market value.

                  "BLOCKED ACCOUNT" shall mean one or more demand deposit accounts established by the Canadian Borrowers with the Canadian Administrative Agent and the US Borrowers with the Administrative Agent which (a) the applicable Borrowers and the Administrative Agent or the Canadian Administrative Agent, as applicable, jointly designate as a "Blocked Account," (b) into which all cash receipts of the applicable Borrowers from whatever source (including, without limitation, all currency, checks and drafts representing proceeds of the Collateral and further including any of the foregoing received in a Lockbox) shall be deposited to the extent required pursuant to Section 4.3 and Section 4.4 hereof and pursuant to the Security Documents, and (c) which are subject to the provisions of Section 4.5 and Section 4.6 hereof.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWER" and "BORROWERS" shall have the meanings set forth in the initial paragraph hereof.

                  "BORROWING" shall mean a borrowing pursuant to a Borrowing Request, a borrowing pursuant to Section 2.2(c) or Section 2.2(d) or a continuation or a conversion pursuant to Section 2.10 consisting, in each case, of the same Type of Loans having, in the case of Eurodollar Loans or B/A Loans, the same Interest Period or Contract Period (except as otherwise provided in Section 2.13 and Section 2.14) and made previously or being made concurrently by all of the Lenders.

                  "BORROWING BASE REPORT" shall mean the report of each of the US Borrowers and the Canadian Borrowers concerning the amount of the US Borrowing Base or the Canadian Borrowing Base, as applicable, to be delivered pursuant to Section 6.10, substantially in the form attached as Exhibit B-1 or B-2 (depending on which Borrowing Base is being computed).

                  "BORROWING REQUEST" shall mean a request for a Borrowing pursuant to Section 2.2, substantially in the form attached as Exhibits C-1, C-2, C-3, C-4 or C-5 hereof (depending on the type of Loan with respect to which such Borrowing Request is being submitted).

                  "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any other day on which commercial banks are required or authorized to remain closed in New York, New York; provided, that (a) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and, (b) when used in connection with Canadian Revolving Credit Loans, including B/A Loans, or the Dollar Equivalent of any amount denominated in C$, "Business Day" shall also exclude any other day on which banks are required or authorized to close in Toronto, Ontario, Canada.

                  "C&P" shall have the meaning set forth in the initial paragraph hereto.

                  "C$" shall mean lawful money of Canada.

                  "C$ DENOMINATED LOAN" shall mean Canadian Revolving Credit Loans which are denominated in C$.

                  "CANADIAN ADMINISTRATIVE AGENT" shall mean JPMorgan Canada, acting in the manner and to the extent described in Article 9 and any successor to JPMorgan Canada acting in such capacity.

                  "CANADIAN BLOCKED ACCOUNT" means a Blocked Account established by the Canadian Borrowers with the Canadian Administrative Agent.

                  "CANADIAN BLOCKED ACCOUNT AGREEMENT" means a Blocked Account Agreement to be entered into between Canadian Lockbox Bank, Canadian Administrative Agent and each Canadian Borrower in a form approved by Canadian Administrative Agent.

                  "CANADIAN BORROWERS" shall have the meaning set forth in the initial paragraph hereof.

                  "CANADIAN BORROWING BASE" shall mean, only with respect to the Canadian Borrowers, the amount equal to the sum of:

                  (a) the Eligible Account Advance Percentage of the Canadian Borrowers' Eligible Accounts, plus

                  (b) the lesser of (i) 85% of the Net Orderly Liquidation Value of the Canadian Borrowers' Eligible Inventory, or (ii) the Inventory Advance Percentage of the Base Value of the Canadian Borrower's Eligible Inventory, plus

                  (c) the Canadian Fixed Asset Component in effect as of the date for which the Canadian Borrowing Base is being calculated (provided that the Canadian Fixed Asset Component shall not, at any time, constitute more than twenty-five percent (25%) of the Canadian Borrowing Base); minus

                  (d) Availability Reserves established with respect to the Canadian Borrowing Base;

The Canadian Borrowing Base in effect under this Agreement at any time shall be the Canadian Borrowing Base reflected on the most recent Canadian Borrowing Base Report delivered to the Administrative Agent and the Canadian Administrative Agent pursuant to Section 6.10(g) hereof subject to (a) the right of the Administrative Agent, the Canadian Administrative Agent or the Required Lenders to contest any components thereof or the calculation thereof, and (b) immediate adjustment as result of (i) establishment, increase, reduction or release of Availability Reserves, (ii) reductions in advance rates permitted hereunder,
(iii) scheduled reductions in the Canadian Fixed Asset Component, (iv) more frequent reporting of certain components of the Canadian Borrowing Base to the extent required in accordance with Section 6.10(g), and (v) any changes in eligibility standards required by the Administrative Agent.

                  "CANADIAN CREDIT PARTY" shall mean the Canadian Borrowers and each other Credit Party which is formed or organized under the federal laws of Canada or under the laws of any province or territory in Canada; provided, that, for all purposes of this Agreement and the other Financing Documents, International Holdings shall be deemed to be a Canadian Credit Party.

                  "CANADIAN EMPLOYEE FUNDING LIABILITY RESERVE" shall mean all such amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, (i) are required to be paid as contributions to a Plan by any Canadian Credit Party and (ii) have not been made when and at such times as required pursuant to the terms of any such Plan, agreement relating thereto or applicable law including any and all fines, penalties and assessments relating thereto.

                  "CANADIAN EXCESS AVAILABILITY" shall mean, as of any date, the remainder of (a) the Canadian Maximum Available Amount as of such date, less (b) the aggregate outstanding balance of the Canadian Lender Indebtedness as of such date.

                  "CANADIAN FIXED ASSET COMPONENT" shall mean a component of the Canadian Borrowing Base attributable to the Canadian Borrowers' Eligible Equipment and Eligible Real Property which shall initially be $16,000,000; provided that the Canadian Fixed Asset Component shall (a) increase upon any acquisition by the Canadian Borrowers of Eligible Equipment or Eligible Real Property by an amount equal to eighty percent (80%) of the cash purchase price of such Eligible Equipment and Eligible Real Property (excluding sales and transfer taxes, transaction costs and delivery and installation expenses) (subject to a maximum Canadian Fixed Asset Component of $16,000,000) and (b) reduce (i) by the Canadian Fixed Asset Reduction Amount on each Quarterly Date throughout the term of this Agreement commencing June 30, 2005, and (ii) upon receipt of Net Proceeds from any sale or other disposition, including any casualty or condemnation, of such Eligible Equipment or such Eligible Real Property by the amount of such Net Proceeds.

                  "CANADIAN FIXED ASSET REDUCTION AMOUNT" shall initially mean $500,000; provided, that, upon any increase in the Canadian Fixed Asset Component, the Canadian Fixed Asset Reduction Amount then in effect shall be increased to an amount necessary to fully amortize the Canadian Fixed Asset Component as thereby increased on a straight line basis over a number of quarters equal to the remainder of (a) 32, less (b) the number of calendar quarters that have ended subsequent to the Closing Date as of such date.

                  "CANADIAN FUNDING AMOUNT" shall have the meaning set forth in
Section 2.2(d).

                  "CANADIAN LENDER" shall mean a Lender with a Canadian Revolving Credit Commitment.

                  "CANADIAN LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by any Canadian Credit Party to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders with respect to or in connection with the Canadian Loans, any Canadian Letter of Credit Liabilities, any Swap Agreement between any of the Canadian Borrowers and JPMorgan or any of its Secured Affiliates, any Cash Management Agreement between any of the Canadian Borrowers and a Canadian Lender or its Cash Management Affiliate, this Agreement or any other Financing Document.

                  "CANADIAN LETTER OF CREDIT" and "CANADIAN LETTERS OF CREDIT" shall have the meanings assigned to such terms in Section 2.3(b).

                  "CANADIAN LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any Canadian Letter of Credit, the Dollar Equivalent at such time of the sum of (a) the amount available for drawings under such Canadian Letter of Credit as of the date of determination plus (b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Canadian Letter of Credit.

                  "CANADIAN LOANS" shall mean the Canadian Revolving Credit
Loans.

                  "CANADIAN LOCKBOX" shall mean any lock box operated pursuant to Section 4.4 hereof and the Canadian Lockbox Agreement.

                  "CANADIAN LOCKBOX ACCOUNTS" means deposit accounts of the Canadian Borrowers maintained with Canadian Lockbox Bank which are subject to a Canadian Lockbox Agreement.

                  "CANADIAN LOCKBOX BANK" shall mean Royal Bank of Canada or any other financial institution designated by the Canadian Administrative Agent and approved by the Canadian Administrative Agent to act as the Canadian Lockbox Bank and consented to in writing by the Canadian Borrowers (which consent shall not be unreasonably withheld) and which has entered into the Canadian Lockbox Agreement.

                  "CANADIAN MAXIMUM AVAILABLE AMOUNT" shall mean, at any date, an amount equal to the lesser of (a) the aggregate Canadian Revolving Credit Commitments as of such date, and (b) the Canadian Borrowing Base as of such date.

                  "CANADIAN OVERADVANCE" shall have the meaning assigned such term in Section 2.9(b) hereof.

                  "CANADIAN PRIME RATE" shall mean on any day, the annual rate of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the greater of: (a) the annual rate of interest announced from time to time by JPMorgan Canada as its prime rate in effect at its principal office in Toronto, Ontario Canada on such day being the reference rate used by JPMorgan Canada for determining interest rates on C$ denominated commercial loans to its customers in Canada; and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day, and (ii) 1%.

                  "CANADIAN PRIME RATE LOANS" shall mean C$ Denominated Loans which bear interest at a rate based upon the Canadian Prime Rate.

                  "CANADIAN PRIORITY CLAIMS RESERVE" shall mean, as of the last day of each month, the aggregate amount of all claims that Governmental Authorities have against the Canadian Borrowers on such date, which if asserted could have priority over the Canadian Lender Indebtedness pursuant to applicable Canadian federal, provincial or territorial laws and shall include, without limitation, claims with respect to accrued salaries and wages, accrued vacation payable, Revenue Canada employment taxes, employment post-retirement health and dental insurance, goods and services, taxes and provincial sales taxes.

                  "CANADIAN REAL ESTATE MORTGAGE" shall mean a Mortgage and an Assignment of Leases and Rents substantially in the form of Exhibits D-1 and D-2 and in each case with such changes thereto as the Canadian Administrative Agent shall deem necessary or appropriate to comply with provincial and local Governmental Requirements.

                  "CANADIAN REVOLVING CREDIT COMMITMENT" shall have the meaning assigned to such term in Section 2.1(d).

                  "CANADIAN REVOLVING CREDIT EXPOSURE" shall mean, at any time and as to each Canadian Lender, the Dollar Equivalent sum of (a) the aggregate principal amount of the Canadian Revolving Credit Loans made by such Canadian Lender outstanding as of such date plus (b) the accrued and unpaid interest on the Canadian Revolving Credit Loans made by such Canadian Lender outstanding as of such date plus (c) such Canadian Lender's Canadian Revolving Credit Percentage of the aggregate amount of all Canadian Letter of Credit Liabilities as of such date.

                  "CANADIAN REVOLVING CREDIT LOAN" shall have the meaning provided in Section 2.1(a).

                  "CANADIAN REVOLVING CREDIT PERCENTAGE" shall mean as to any Canadian Lender, the percentage of the aggregate Canadian Revolving Credit Commitments constituted by its Canadian Revolving Credit Commitment (or, if the Canadian Revolving Credit Commitments have terminated or expired, the percentage which such Canadian Lender's Canadian Revolving Credit Exposure at such time constitutes of the Aggregate Canadian Revolving Credit Exposure at such time).

                  "CANADIAN SECURITY AGREEMENT" shall mean a Canadian Security Agreement substantially in the form of Exhibit E to be executed by each Canadian Borrower in favor of Canadian Administrative Agent for the ratable benefit of Canadian Lenders and their Secured Affiliates and Cash Management Affiliates, as amended, modified, renewed, supplemented or restated from time to time.

                  "CAPITAL EXPENDITURES" shall mean, as to any Person for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Company) by such Person and its Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of such Person, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such destruction or damage.

                  "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

                  "CASH MANAGEMENT AFFILIATE" shall mean any Affiliate of any Lender that has entered into a Cash Management Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Security Instruments.

                  "CASH MANAGEMENT AGREEMENT" shall mean any document, instrument, agreement, arrangements or transactions with respect to cash management services and includes, without limitation, any of the foregoing related to deposit accounts, overdraft protection, or automated clearing house transactions.

                  "CASH MANAGEMENT RESERVES" shall mean, an amount (reflected in Dollars) calculated as of the last day of each month and separately for the US Borrowers and the Canadian Borrowers, equal to such Borrowers' liability under the Cash Management Agreements to which such Borrowers are a party and any exposure of the Lenders or Cash Management Affiliates with respect to such Cash Management Agreements and the services performed thereunder on behalf of such Borrowers.

                  "CDOR RATE" shall mean on any date, the annual rate of interest which is the rate based on an average rate applicable to Canadian B/As for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario Canada time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the rate for the term referred to above applicable to Canadian B/As quoted by JPMorgan Canada as of 10:00 a.m. (Toronto, Ontario Canada time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "CHANGE OF CONTROL" shall be deemed to occur at any time when any of the following occurs: (a) any Unrelated Person or any Unrelated Persons, acting together, which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (1) Beneficially Own more than 30% of the aggregate voting power of all classes of Voting Stock of the Company, or (2) succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company, (b) the Company ceasing to directly or indirectly own 100% of the issued and outstanding Equity of each other Credit Party on a fully diluted basis, or (c) so long as any of the Exchange Notes are outstanding, the occurrence of a "Fundamental Change" as defined in the Exchange Notes Indenture. As used herein (1) "BENEFICIALLY OWN" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (2) "GROUP" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (3) "UNRELATED PERSON" means at any time any Person other than the Company; and (4) "RELATED Person" of any Person means any other Person owning
(A) 10% or more of the outstanding common stock of such Person or (B) 10% or more of the Voting Stock of such Person.

                  "CLOSING DATE" shall mean the "as of" date of this Agreement set forth in the first paragraph hereof.

                  "CLOSING TRANSACTIONS" means (a) the consummation of the Target Acquisition, (b) the termination of the Existing Credit Agreement and the repayment (or cash collateralization) of all Indebtedness outstanding thereunder, and (c) the funding of all Borrowings and issuance of all Letters of Credit occurring on the Closing Date.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "COLLATERAL" shall mean the Credit Parties' Properties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Instrument.

                  "COLLATERAL AVAILABILITY" shall mean (a) the sum of the US Borrowing Base, the Canadian Borrowing Base, cash balances of Borrower in accounts maintained with an Agent and subject to perfected, first priority Liens in favor of an Agent, less (b) Aggregate Revolving Credit Exposures.

                  "COMBINED REVOLVING CREDIT COMMITMENT" shall mean, for any Revolving Lender, the aggregate amount of such Revolving Lender's US and Canadian Revolving Credit Commitments, and for purposes of this definition, a Revolving Lender and its Related Affiliate shall be deemed to be one and the same Revolving Lender.

                  "COMMITMENT" shall mean any US Revolving Credit Commitment, US Swingline Commitment or Canadian Revolving Credit Commitment and "COMMITMENTS" means all such Commitments collectively.

                  "COMMITMENT INCREASE AGREEMENT" shall mean a Commitment Increase Agreement entered into by a Lender in accordance with Section 2.25 and accepted by the Administrative Agent or Canadian Administrative Agent, as applicable, in the form of Exhibit F, or any other form approved by Administrative Agent or Canadian Administrative Agent, as applicable.

                  "COMPANY" shall have the meaning set forth in the initial paragraph hereof.

                  "CONTRACT PERIOD" shall mean the term of a B/A selected by the Canadian Borrowers in accordance with Section 2.6 or Section 2.10 commencing on the date of such Borrowing or any rollover date, as applicable, of such B/A (which shall be a Business Day) and expiring on a Business Day which shall be either one month, two months, three months, or with the consent of the Canadian Lenders, six months later; provided that no Contract Period shall extend beyond the Maturity Date. Notwithstanding the foregoing, whenever the last day of any Contract Period would otherwise occur on a day which is not a Business Day, the last day of such Contract Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing the Acceptance Fee in respect of the relevant B/A.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CREDIT PARTIES" shall mean the Company, and each of its Subsidiaries collectively, and "CREDIT PARTY" shall mean any such Person individually.

                  "CURRENT INFORMATION" shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Administrative Agent pursuant to Section 6.10(a), Section 6.10(b), and Section 6.10(c).

                  "DATED ASSETS" has the meaning assigned to such term in
Section 2.23(c) hereof.

                  "DATED LIABILITIES" has the meaning assigned to such term in
Section 2.23(c) hereof.

                  "DEFAULT" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "DILUTION" shall mean a reduction as determined by the Administrative Agent in the value of accounts caused by returns, allowances, discounts, credits, and/or any other offsets asserted by customers or granted by the Borrowers having the effect of reducing the collections of accounts.

                  "DILUTION PERCENTAGE" shall mean, for any period and with respect to either the US Borrowers or the Canadian Borrowers, the ratio as reasonably determined by the Administrative Agent of Dilution for such period to the total sales of such Borrowers for such period.

                  "DISBURSEMENT ACCOUNT" has the meaning assigned to such term in Section 2.4(a).

                  "DISCOUNT PROCEEDS" shall mean for any B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded upwards) calculated on the applicable date of the Borrowing of which such B/A is a part or any rollover date for such Borrowing by multiplying: (a) the face amount of the B/A; by (b) the quotient of one divided by the sum of one plus the product of: (1) the Discount Rate (expressed as a decimal) applicable to such B/A, and
(2) a fraction, the numerator of which is the Contract Period of the B/A and the denominator of which is 365, with the such quotient being rounded up or down to the fifth decimal place, and .000005 being rounded up.

                  "DISCOUNT RATE" shall mean the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by JPMorgan Canada as the percentage discount rate at which JPMorgan Canada would, in accordance with its normal practices, at or about 10:00 a.m., Toronto, Ontario Canada time, on such date, be prepared to purchase bankers' acceptances accepted by JPMorgan Canada having a face amount and term comparable to the face amount and term of such B/A.

                  "DOCUMENTARY LETTER OF CREDIT" shall mean a Letter of Credit issued pursuant to the Existing Credit Agreement or this Agreement that supports payment or performance for a single identified purchase or exchange of products in the ordinary course of business of the Borrowers.

                  "DOLLAR" and the sign "$," without the letter "C" before it, shall mean lawful money of the United States of America.

                  "DOLLAR DENOMINATED LOANS" shall mean US Revolving Credit Loans and any Canadian Revolving Credit Loans which are denominated in Dollars and Dollars Denominated Loans.

                  "DOLLAR EQUIVALENT" shall mean, on any date of determination, with respect to any amount expressed in C$, the amount of Dollars that may be purchased with such amount of C$ at the Spot Exchange Rate on such date.

                  "EBITDA" shall mean, as to the Company for any period, without duplication, the amount equal to the following calculated for the Company and its wholly owned consolidated Subsidiaries on a consolidated basis; net income determined in accordance with GAAP, plus to the extent deducted from net income, Interest Expense, depreciation, amortization, other non-cash expenses, and income and franchise tax expenses; provided, that, extraordinary gains or losses for any such period, including but not limited to gains or losses on the disposition of assets, shall not be included in EBITDA.

                  "ELIGIBLE ACCOUNT" shall mean at any time with respect to a Borrower the invoice amount, net of all goods and services taxes, harmonized taxes and sales taxes, (which shall be the Dollar Equivalent at such time of any amount denominated in C$) owing on each account (which shall mean any "account" as such term is defined in Section 9-102(a)(2) of the UCC) of such Person (net of any credit balance, returns, trade discounts, unapplied cash, unbilled amounts or retention or finance charges) which meet such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion; provided, that, no account shall be deemed an Eligible Account unless each of the following statements is accurate and complete (and the applicable Borrowers by including such account in any computation of the applicable Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, each Issuing Bank and the Lenders the accuracy and completeness of such statements; provided, that, such Borrowers will not be deemed to have represented or warranted to the Administrative Agent's general satisfaction with the credit standing of any obligor (as provided in clause (12) hereof) or satisfaction with letters of credit or export/input insurance (as provided in clause (13) hereof)):

                  (1) Said account is a binding and valid obligation of the obligor thereon in full force and effect;

                  (2) Said account is evidenced by an invoice;

                  (3) Said account is genuine as appearing on its face or as represented in the books and records of the Person;

                  (4) Said account is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

                  (5) Payment of said account is less than 90 days past the original invoice date thereof, other than accounts of up to three (3) obligors owed to the Canadian Borrowers that have been extended 60 day terms by a Canadian Borrower so long as payment of said accounts of such obligors are less than 120 days past the original invoice date thereof;

                  (6) Said account is net of concessions, offset, deduction, contras, chargebacks or understandings with the obligor thereon that in any way could reasonably be expected to adversely affect the payment of, or the amount of, said account;

                  (7) The Administrative Agent, or the Canadian Administrative Agent, as the case may be, on behalf of the applicable Lenders, the Cash Management Affiliates and the Secured Affiliates, has a first-priority perfected Lien covering said account and said account is, and at all times will be, free and clear of all other Liens other than Permitted Liens none of which shall have priority over the Liens in favor of the Administrative Agent or Canadian Administrative Agent (as applicable);

                  (8) The obligor on said account is not (a) an Affiliate of any of the Borrowers, or (b) an employee of any of the Borrowers;

                  (9) Said account arose in the ordinary course of business of the applicable Borrower;

                  (10) Said account is not payable by an obligor who is more than 90 days past the original invoice date thereof with regard to 50% or more of the total aggregate accounts owed to the Person by such obligor and all of its Affiliates;

                  (11) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                  (12) The obligor on said account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business, and the Administrative Agent, in its sole reasonable discretion consistent with its standard practices, is otherwise satisfied with the credit standing of such obligor;

                  (13) The obligor of said account is organized and existing under the laws of the United States of America or a State thereof or the federal laws of Canada, a province or territory thereof, or if the obligor is not so organized and existing, said account is covered under letters of credit or export/import insurance reasonably satisfactory to the Administrative Agent;

                  (14) The obligor of said account is not a state, commonwealth, provincial, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality other than the federal government of the United States of America, the federal government of Canada or the government of any province or territory of Canada or political subdivision thereof, and then only to the extent that such Person has complied in all respects with the relevant provisions of the Federal Assignment of Claims Act of 1940 (for a US Borrower) or the Financial Administration Act (Canada) or similar provincial or territorial legislation or municipal ordinance of similar purpose (for a Canadian Borrower);

                  (15) In the case of the sale of goods, the subject goods have been sold and shipped or delivered to an obligor on a true sale basis on open account, or subject to contract, and not on consignment, on approval, on a "sale or return" basis, or on a "bill and hold" or "pre-sale" basis or subject to any other repurchase or return agreement, no material part of the subject goods has been returned, rejected, lost or damaged, and said account is not evidenced by chattel paper or an instrument of any kind;

                  (16) Each of the representations and warranties set forth herein and in the Security Instruments with respect to said account is true and correct on such date; and

                  (17) The obligor of said account is not an individual or individual proprietorship unless such individual or individual proprietorship transacts business with the Borrower in the ordinary course of business of the Borrower;

provided, that, if any Eligible Account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds 20% of the total balance then due on all Eligible Accounts owed to the Borrowers (without giving effect to any reduction in Eligible Accounts pursuant to this proviso), unless the accounts of such obligors or group of Affiliated obligors are insured pursuant to credit insurance acceptable to the Administrative Agent which has been assigned to the Administrative Agent or the Canadian Administrative Agent (as applicable), the amount of said accounts in excess of 20% of such total balance then due shall be excluded from Eligible Accounts of the Borrowers to whom said accounts are owed; provided, that, if said accounts of such obligor (or group of Affiliated obligors) are owed to both the US Borrowers and the Canadian Borrowers, such excess amount shall be excluded from the Eligible Accounts of the Canadian Borrowers and the US Borrowers in the same proportion as all amounts from such obligor are owed to the Canadian Borrowers and the US Borrowers.

                  "ELIGIBLE ACCOUNT ADVANCE PERCENTAGE" shall mean 85%; provided, that, the Administrative Agent may, in its sole discretion lower such percentage to such lesser percentage as it deems appropriate in its sole discretion at any time the applicable Borrowers' Dilution Percentage exceeds five percent (5%).

                  "ELIGIBLE BILL AND HOLD ACCOUNTS" shall mean any "account" (as such term is defined in Section 9-102 of the UCC) of any US Borrower which would be an "Eligible Account" except for the fact that such account is a "bill and hold" account; provided that (a) such account has been outstanding less than 60 days from its original invoice date, and (b) the Administrative Agent shall have received an agreement from the obligor thereof confirming its unconditional obligation to pay such "bill and hold" accounts in form and substance satisfactory to the Administrative Agent in its sole discretion.

                  "ELIGIBLE EQUIPMENT" shall mean equipment owned by a Borrower and meeting each of the following requirements:

                  (1) a Borrower has good title to such equipment;

                  (2) a Borrower has the right to subject such equipment to a Lien in favor of the Administrative Agent or the Canadian Administrative Agent, as applicable; such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent or the Canadian Administrative Agent, as applicable, and is free and clear of all other Liens of any nature whatsoever (except for Permitted Liens which do not have priority over the Liens in favor of the Administrative Agent or the Canadian Administrative Agent);

                  (3) the full purchase price for such equipment has been paid by such Borrower;

                  (4) such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Agent or the Canadian Administrative Agent, as applicable, or (ii) leased by the Borrower where the lessor has delivered to the Administrative Agent or the Canadian Administrative Agent, as applicable, a Landlord Waiver (provided that no Landlord Waiver will be required to the extent a Rent Reserve has been established);

                  (5) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by the Borrowers in the ordinary course of business of the Borrowers;

                  (6) such equipment is not subject to any agreement which restricts the ability of the Borrowers to use, sell, transport or dispose of such equipment or which restricts the Administrative

Agent's or the Canadian Administrative Agent's ability to take possession of, sell or otherwise dispose of such equipment; and

                  (7) such equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which such equipment is located.

                  "ELIGIBLE INCLUDED-IN-TRANSIT INVENTORY" shall mean Included-In-Transit Inventory which would be "Eligible Inventory" but for the requirement set forth in clause (2) of the definition of Eligible Inventory.

                  "ELIGIBLE INVENTORY" shall mean, at any time with respect to any Borrower, all "inventory" (as such term is defined in Section 9-102 of the UCC) of such Person for which each of the following statements is accurate and complete (and each Borrower by including such inventory in any computation of the applicable Borrowing Base shall be deemed to represent and warrant to each Agent, each Issuing Bank and each Lender the accuracy and completeness of such statements (subject to Permitted Borrowing Base Adjustments)):

                  (1) Said inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it or its use and/or sale and is not obsolete and is either currently usable or currently salable in the normal course of business of such Person;

                  (2) Said inventory is either (i) inventory the payment for which has been provided for by the issuance of a Documentary Letter of Credit hereunder, (ii) is in possession of a Borrower and (1) located on Real Property owned or leased by such Person and described in Schedule 5.24 hereto, and (2) within the United States or Canada; provided, that, if said inventory is located on Real Property leased by such Person, the landlord of such Real Property shall have executed a Landlord Waiver Agreement or a Rent Reserve shall have been established for such leased Real Property, (iii) is in the possession of a third party warehouse or bailee, but only to the extent the applicable warehouseman or bailee has provided a Bailee Letter to the Administrative Agent or the Canadian Administrative Agent, as applicable, or (iv) is Included-In-Transit Inventory;

                  (3) Each of the representations and warranties set forth in the Security Instruments with respect to said inventory is true and correct on such date;

                  (4) The Administrative Agent or the Canadian Administrative Agent, as the case may be, on behalf of the applicable Lenders, has a first-priority perfected Lien covering said inventory, other than Permitted Liens, and said inventory is, and at all times will be, free and clear of all Liens except for Permitted Liens none of which shall have priority over the Lien in favor of the Administrative Agent or the Canadian Administrative Agent (as applicable);

                  (5) Said inventory does not include goods that are not owned by such Person, that are held by such Person pursuant to a consignment agreement or which have been sold by such Person on a bill and hold basis to the extent such inventory has been paid for or has given rise to an Eligible Bill and Hold Account;

                  (6) Said inventory is not subject to repossession under the Bankruptcy and Insolvency Act (Canada) except to the extent the applicable vendor has entered into an agreement with the Canadian Administrative Agent waiving its right to repossession, which agreement shall be acceptable to the Canadian Administrative Agent; and

                  (7) Said inventory does not consist of spools, store room materials, supplies or parts.

Standards of eligibility for inventory may be fixed and revised prospectively from time to time solely by the Administrative Agent in its sole reasonable discretion consistent with its standard practices.

                  "ELIGIBLE REAL PROPERTY" means the real property listed on
Schedule 5.24 owned by a Borrower (a) that is acceptable in the sole reasonable discretion of the Administrative Agent or the Canadian Administrative Agent, consistent with its standard practices, for inclusion in the US Borrowing Base or Canadian Borrowing Base, as applicable, (b) in respect of which an appraisal report has been delivered to the Administrative Agent or the Canadian Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent or the Canadian Administrative Agent, (c) in respect of which the Administrative Agent or Canadian Administrative Agent is satisfied that all actions necessary or desirable in order to create a perfected first priority Lien on such real property have been taken, including, the filing and recording of a Real Estate Mortgage, (d) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent or the Canadian Administrative Agent in form and substance satisfactory to the Lenders and which does not indicate any pending, threatened or existing environmental liability, or non compliance with any environmental law, (e) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent or the Canadian Administrative Agent , insuring that the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the Lenders, shall have a perfected first priority Lien on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent or the Canadian Administrative Agent, and (f) if required by the Administrative Agent or the Canadian Administrative Agent : (1) a survey meeting the requirements of the Administrative Agent or the Canadian Administrative Agent has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Real Estate Mortgage is recorded, certified to the Administrative Agent or the Canadian Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent or the Canadian Administrative Agent by a land surveyor duly registered and licensed in the state or province in which such Eligible Real Property is located and acceptable to the Administrative Agent or the Canadian Administrative Agent, as applicable, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent or the Canadian Administrative Agent, as applicable; (2) in respect of which local counsel in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Real Estate Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent or the Canadian Administrative Agent; and (3) in respect of which the applicable Borrower shall have used its reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent or the Canadian Administrative Agent, as applicable, may deem necessary or desirable, together with evidence that all other actions that the Administrative Agent or the Canadian Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens on the property described in the Real Estate Mortgages have been taken.

                  "ENVIRONMENTAL LAWS" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which any Credit Party is conducting or at any time has conducted business, or where any Property of any Credit Party is located, or where any hazardous substances generated by or disposed of by any of the Credit Parties are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the

Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "OIL" shall have the meaning specified in OPA; the terms "HAZARDOUS SUBSTANCE," "RELEASE" and "THREATENED RELEASE" have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any Property of any Credit Party is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

                  "EQUITY" shall mean shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Person and shall expressly include all "stock appreciation rights," "phantom stock," "profit participations" and other similar interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

                  "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with any Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

                  "ERISA TERMINATION EVENT" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC pursuant to regulations under Section 4043 of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EVENT OF DEFAULT" shall have the meaning provided in Article
8.

                  "EXCESS AVAILABILITY" shall mean, as of any date, the sum of
(a) the Canadian Excess Availability as of such date and (b) the US Excess Availability as of such date.

                  "EXCHANGE NOTE DOCUMENTS" shall mean the Exchange Notes, the Exchange Notes Indenture, and each other material document, instrument or agreement to which the Company or any of its Subsidiaries is or may hereafter become a party pertaining to the Exchange Notes.

                  "EXCHANGE NOTES" shall mean the 4.00% Convertible Senior Subordinated Notes due 2033 and the 4.0% Convertible Senior Subordinated Notes due 2033, in each case issued by the Company in an aggregate principal amount of $120,000,000 and having the terms set forth in the Exchange Notes Indenture.

                  "EXCHANGE NOTES INDENTURE" means, collectively, (a) the Indenture dated December 30, 2004, by and between the Company and The Bank of New York as Trustee setting forth certain terms and conditions of certain of the Exchange Notes, and (b) the Indenture dated June 3, 2003, by and between the Company and The Bank of New York as Trustee setting forth certain terms and conditions of the Exchange Notes.

                  "EXCHANGECO" shall have the meaning set forth in the initial paragraph hereof.

                  "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder,
(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.19(a). Notwithstanding the foregoing, "Excluded Taxes" shall not include withholding taxes attributable to any amount payable by any US Credit Party in respect of Canadian Lender Indebtedness pursuant to the Guaranty and Security Agreement or any other Financing Document.

                  "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of December 31, 2002 by and among the Borrowers, JPMorgan, as the administrative agent, CIT Business Credit Canada Inc., as the Canadian administrative agent, and certain other parties thereto as amended through the date hereof.

                  "EXISTING INDEBTEDNESS" shall mean all Funded Indebtedness of the Credit Parties on the Closing Date, but excluding Loans and Letter of Credit Liabilities.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" shall mean one or more letter agreements regarding fees, executed by JPMorgan and/or certain of its Affiliates and accepted and agreed to by the Company as the same have been or may hereafter be amended from time to time.

                  "FINANCIAL STATEMENTS" shall mean (a) the audited consolidated financial statements of the Company for the Fiscal Years ended December 31, 2002, 2003, and 2004, and (b) the unaudited consolidated financial statements of the Company for the Fiscal Quarter ended March 31, 2005.

                  "FINANCING DOCUMENTS" shall mean this Agreement, the Security Instruments, the Applications, Borrowing Requests, Borrowing Base Reports, the Cash Collateral Account Agreements, the Fee Letter, and the other documents, instruments or agreements described in Section 3.1 and Section 3.2, together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Company or its Subsidiaries hereunder or thereunder) now or hereafter entered into in connection with the Loans, the Lender Indebtedness or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

                  "FISCAL QUARTER" shall mean the fiscal quarter of the Company and each of the Borrowers, ending on the last day of each March, June, September and December of each year.

                  "FISCAL YEAR" shall mean the fiscal year of the Company and each of the Borrowers, ending on the last day of December of each year.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, as to the Company and its Subsidiaries on a consolidated basis, determined for any period, the ratio of (a) EBITDA for such period minus the sum of (1) Non Financed Capital Expenditures made during such period, plus (2) cash taxes paid during such period, to (b) the sum of (1) scheduled principal payments on Funded Indebtedness during such period (including the amount of scheduled reductions in the Canadian Fixed Asset Component and the US Fixed Asset Component, assuming that such reduction commenced on September 30, 2004), plus (2) Adjusted Interest Expense for such period, plus (3) principal payments on the Exchange Notes and payments made to repurchase, redeem or otherwise retire the Exchange Notes (including any Principal Return Payment) during and after such period (any such payments made after such period shall be included as if such payments had occurred on the first day of such period); provided, that Fixed Charge Coverage Ratio shall be calculated without giving effect to any component thereof attributable to Target and Target's Subsidiaries.

                  "FOREIGN LENDER" shall mean, as to the US Borrowers, any US Lender that is organized under the laws of a jurisdiction other than that in which the US Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FUNDED INDEBTEDNESS" shall mean, as to any Person, without duplication, all Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes, or other similar instruments, all Capital Lease Obligations, all contingent obligations of such person with respect to letters of credit and all guaranties of Funded Indebtedness of other Persons.

                  "GAAP" shall mean generally accepted accounting principles in effect in the United States as applied in accordance with Section 1.2 as of the date hereof consistently applied.

                  "GOVERNMENTAL AUTHORITY" shall mean any (domestic or foreign) federal, state, province, territory, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over any Credit Party or any Property (including, but not limited to, the use and/or sale thereof) of any Credit Party or any Plan.

                  "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental

Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                  "GUARANTY AND SECURITY AGREEMENT" shall mean a Guaranty and Security Agreement substantially in the form of Exhibit G to be executed by each US Borrower in favor of Administrative Agent for the ratable benefit of the Lenders and Secured Affiliates and Cash Management Affiliate, as amended, modified, renewed, supplemented or restated from time to time.

                  "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America, Canada, or any other jurisdiction applicable to such Lender and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

                  "HOLDING" shall have the meaning set forth in the initial paragraph hereof.

                  "INCLUDED-IN-TRANSIT INVENTORY" means Eligible Inventory which
(a) has been placed with a common carrier for shipment to a Borrower, (b) has been inspected and approved by a Borrower or an agent of a Borrower, (c) is the subject of a bill of lading or other document of title (all counterparts which, to the extent the Administrative Agent or the Canadian Administrative Agent has requested, are in the possession of the Administrative Agent or the Canadian Administrative Agent, as applicable) vesting title to such inventory in a Borrower, and (d) has been insured pursuant to one or more policies of insurance meeting the requirements of Section 6.5 hereof.

                  "INDEBTEDNESS" of any Person shall mean:

                  (a) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures or other similar instruments;

                  (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

                  (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);

                  (d) all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

                  (e) all guaranties (direct or indirect), and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness or other obligations of other Persons;

                  (f) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed;

                  (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons;

                  (h) obligations to deliver goods or services in consideration of advance payments, excluding such obligations incurred in the ordinary course of business as conducted by the Borrowers as of the Closing Date;

                  (i) the net amount of obligations of such Person under agreements of the types described in the definition of Swap Agreements; and

                  (j) any "synthetic lease", "tax retained operating lease" or similar lease financing arrangements under which the tenant is treated as the owner of property for tax purposes but such lease is treated as an operating lease in accordance with GAAP.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INTEREST EXPENSE" shall mean, as to any Person for any period, without duplication, total interest expenses, whether paid or accrued as liabilities (including the interest component of Capital Lease Obligations), with respect to all outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financing or letters of credit and net costs under any Swap Agreement to the extent that such costs are included within interest expense in the Company's financial statements prepared in accordance with GAAP.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan and Canadian Prime Rate Loan (other than a US Swingline Loan), each Quarterly Date and the Maturity Date, (b) with respect to each Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any US Swingline Loan, each Quarterly Date and the Maturity Date.

                  "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "INTERNATIONAL HOLDINGS" shall have the meaning set forth in the initial paragraph hereof.

                  "INVENTORY ADVANCE PERCENTAGE" shall initially mean 65%; provided that the Inventory Advance Rate may be adjusted by the Administrative Agent in its sole but reasonable discretion based on the results of any inventory appraisal conducted pursuant to Section 6.10(n).

                  "INVESTMENT" shall have the meaning set forth in the initial paragraph hereof.

                  "ISSUING BANK" shall mean (a) for each US Letter of Credit, JPMorgan, as the issuing bank for such US Letter of Credit and (b) for each Canadian Letter of Credit, JPMorgan Canada (or any other Lender designated by the Canadian Borrowers and approved in writing by the Canadian Administrative Agent such approval not to be unreasonably withheld), as the issuing bank for such Canadian Letter of Credit.

                  "JPMORGAN" shall mean JPMorgan Chase Bank, N.A., in its individual capacity or as an Issuing Bank, as the case may be, and not as the Administrative Agent.

                  "JPMORGAN CANADA" shall mean JPMorgan Chase Bank, N.A., Toronto Branch, in its individual capacity or as an Issuing Bank, as the case may be, and not as Canadian Administrative Agent.

                  "LANDLORD CONSENT AND SUBORDINATION AGREEMENT" shall mean an agreement executed and delivered by each landlord of Real Property leased by any Credit Party and subject to a Real Estate Mortgage pursuant to which such landlord (a) consents to the execution and delivery of a Real Estate Mortgage by such Credit Party in favor of the Administrative Agent or the Canadian Administrative Agent, as applicable with respect to the leased Real Property, and (b) subordinates all of its Liens to the Liens of the Administrative Agent or the Canadian Administrative Agent, as applicable, in the Property of such Credit Party located on the leased Real Property.

                  "LANDLORD WAIVER AGREEMENT" shall mean an agreement executed and delivered by each landlord of Real Property leased by any Borrower pursuant to which such landlord subordinates or waives all of its Liens to the Liens of the Administrative Agent or the Canadian Administrative Agent (as applicable) in the Property of such Borrower located on the leased Real Property.

                  "L/C COVER" when required by this Agreement for Letter of Credit Liabilities of an Account Party, shall be effected by paying to the Administrative Agent in the case of US Letter of Credit Liabilities or the Canadian Administrative Agent in the case of Canadian Letter of Credit Liabilities in immediately available funds, to be held by the Administrative Agent or the Canadian Administrative Agent, as applicable, in a collateral account maintained by the Administrative Agent or the Canadian Administrative Agent, as applicable, and which accounts may be Blocked Accounts maintained with the Administrative Agent or the Canadian Administrative Agent, as applicable, and collaterally assigned as security pursuant to the Financing Documents, an amount equal to the maximum amount of each applicable Letter of Credit issued for the account of such account party which is available for drawing at any time. Such amount shall be retained by the Administrative Agent or the Canadian Administrative Agent, as applicable, in such collateral account until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied.

                  "LENDER" and "LENDERS" shall have the meanings set forth in the initial paragraph hereof.

                  "LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by any Credit Party to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders with respect to or in connection with the Loans, any Letter of Credit Liabilities, any Swap Agreement between a Credit Party and JPMorgan or one of its Secured Affiliates, any Cash Management Agreement between a Credit Party and any Lender or one of its Cash Management Affiliates, this Agreement, or any other Financing Document.

                  "LENDING OFFICE" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Assumption pursuant to which it became a

Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

                  "LETTER OF CREDIT" shall mean any Canadian Letter of Credit or US Letter of Credit, and "LETTERS OF CREDIT" shall mean Canadian Letters of Credit and US Letters of Credit, collectively.

                  "LETTER OF CREDIT LIABILITIES" shall mean the US Letter of Credit Liabilities and Canadian Letter of Credit Liabilities, collectively.

                  "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, any Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "LOAN" shall mean a Revolving Credit Loan or a US Swingline Loan and "LOANS" shall mean the Revolving Credit Loans and the US Swingline Loans or one or more of them as provided herein.

                  "LOCKBOX" shall mean any lockbox to be established and operated pursuant to Section 4.3 and Section 4.4 hereof and a Lockbox Agreement.

                  "LOCKBOX AGREEMENT" shall mean one or more lockbox agreements, tri-party agreements, or similar documents to be entered into between the Borrowers (or any of them) and the Administrative Agent or the Canadian Administrative Agent on the Administrative Agent's or the Canadian Administrative Agent's standard form (with such modifications thereto as the Administrative Agent or the Canadian Administrative Agent shall reasonably require) setting forth certain terms applicable to the establishment and operation of the applicable Lockbox. The Canadian Blocked Account Agreement shall constitute a Lockbox Agreement.

                  "MATURITY DATE" shall mean May 26, 2010.

                  "MARGIN STOCK" shall have the meaning provided in Regulations U and X.

                  "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (a) the business, operations, assets, liabilities, condition (financial or otherwise), prospects, or results of operations of (i) the US Borrowers taken as a whole, or (ii) the Canadian Borrowers taken as a whole, (b) the validity or enforceability of any of the Financing Documents or the rights and remedies of the Administrative Agent, the Canadian Administrative Agent or the Lenders thereunder, or (c) the perfection or priority of any Liens securing the Canadian Lender Indebtedness or the Lender Indebtedness.

                  "MAVERICK INTERNATIONAL" shall mean Maverick Tube International, Inc., a Barbados foreign sales corporation.

                  "MORTGAGED REAL PROPERTY" shall mean the Real Property of the Borrowers described on Part I of Schedule 5.24 hereto and all other Real Property which may hereafter be mortgaged to the Administrative Agent or the Canadian Administrative Agent pursuant to a Real Estate Mortgage.

                  "NET ORDERLY LIQUIDATION VALUE" means, with respect to inventory of Borrower, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

                  "NET PROCEEDS" means, with respect to any event, (a) the cash proceeds received in respect of such event including (1) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (2) in the case of a casualty, insurance proceeds and (3) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (1) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (2) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (3) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Borrowers).

                  "NEW LENDER" has the meaning assigned to such term in Section 2.25.

                  "NEW LENDER AGREEMENT" means a New Lender Agreement entered into by a New Lender in accordance with Section 2.25 and accepted by the Administrative Agent or Canadian Administrative Agent, as applicable, in the form of Exhibit H, or any other form approved by Administrative Agent or Canadian Administrative Agent.

                  "NEW SUBSIDIARY" has the meaning assigned to such term in
Section 6.9 hereof.

                  "NON FINANCED CAPITAL EXPENDITURES" shall mean Capital Expenditures made by any Credit Party which are not financed pursuant to the incurrence of Indebtedness, the issuance of Equity or receipt of an equity contribution, a Capitalized Lease Obligation or a Loan.

                  "OBLIGATED PARTY" shall mean any Borrower and any other Person who is a Party to a Financing Document for purposes of guaranteeing or securing the Lender Indebtedness or any part thereof; provided, that, Obligated Parties do not include any Bailee, suppliers, landlords or account debtors of any Borrower that have executed Bailee Letters, Landlord Consents and Subordination Agreements, Landlord Waiver Agreements, bill-and-hold agreements or waivers of repossession rights under Bankruptcy and Insolvency Act (Canada).

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PAYMENT OFFICE" shall mean (a) with respect to US Loans, the Administrative Agent's office located at 120 S. LaSalle Street, 8th Floor, Mail Code IL1-1190, Chicago, Illinois 60603, Attn: Eufemio Garcia (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto), and (b) with respect to Canadian Loans, the Canadian Administrative Agent's office located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 1800, Toronto, Ontario MJ5 2J2, Attn: Indrani Lazarus or Amanda Vidulich (or such other office or individual as the Canadian Administrative Agent may hereafter designate in writing to the other parties hereto).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PERFECTION CERTIFICATE" shall mean that certain Perfection Certificate dated May 26, 2005, executed by each Borrower and addressed to the Administrative Agent.

                  "PERFECTION CERTIFICATE UPDATE" shall mean a Certificate from a Responsible Officer of the Company in the form of Exhibit I hereto to be delivered to the Administrative Agent monthly pursuant to Section 6.10(g) hereof and setting forth all changes that would be required to be made to the Perfection Certificates (as updated pursuant to any prior Perfection Certificate Updates) to cause the Perfection Certificates to be accurate and complete if reissued as of the last day of the month immediately preceding the month in which the Perfection Certificate is required to be delivered pursuant to Section 6.10(g) hereof.

                  "PERMITTED BORROWING BASE ADJUSTMENTS" means adjustments to the Canadian Borrowing Base or US Borrowing Base reflected on any Borrowing Base Report delivered pursuant to Section 6.10(g) (a) made within ten (10) days after delivery of such Borrowing Base Report, (b) solely to eliminate any intercompany profit reflected in the cost of inventory acquired by any Borrower from an Affiliate, and (c) which does not result in a reduction in the US Borrowing Base and the Canadian Borrowing Base (considered in the aggregate) of greater than $500,000.

                  "PERMITTED LIENS" shall have the meaning assigned in Section
7.3 hereof.

                  "PERSON" shall mean any individual, partnership, firm, corporation, limited liability companies, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; provided, however, for the purpose of the definition of "Change of Control," "Person" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

                  "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA (including, but not limited to, an employee pension benefit plan, such as a foreign plan, which is not subject to the provisions of ERISA), which (a) is currently or hereafter sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate, or (b) was at any time during the six preceding Fiscal Years sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate.

                  "PRECISION" shall have the meaning set forth in the initial paragraph hereof.

                  "PRECISION CANADA" shall have the meaning set forth in the initial paragraph hereof.

                  "PREMOCA ACQUISITION" shall mean the proposed acquisition by certain Credit Parties of the capital stock and/or assets of C.A. Premoca and certain of its Affiliates.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRINCIPAL PROPERTY" shall mean all or a material part of a principal manufacturing, processing or distribution facility of a Borrower, including a material part of any equipment located thereon or used in connection therewith; each principal manufacturing, processing or distribution facility of the Borrowers as of the date hereof is described on Schedule 5.24 hereto.

                  "PRINCIPAL RETURN PAYMENT" shall have the meaning set forth in
Section 7.19(c) hereto.

                  "PROCESSING RESERVES" shall mean the aggregate of all amounts due from any Borrower to a Bailee at the end of each month in respect of any processing of such Borrower's inventory performed by such Bailee. The Processing Reserves shall be calculated separately for the US Borrowers and the Canadian Borrowers and shall be the Dollar Equivalent of any amounts otherwise expressed in Canadian Dollars.

                  "PROJECTIONS" shall mean the projections of the results of operations and financial condition of the Company and its consolidated Subsidiaries for Fiscal Years ending on December 31, 2005, 2006, 2007, 2008, 2009 and 2010, copies of which have been provided to the Administrative Agent and the Lenders.

                  "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PRUDENTIAL" shall have the meaning set forth in the initial paragraph hereof.

                  "QUARTERLY DATES" shall mean the last day of each March, June, September and December in each year.

                  "REAL ESTATE MORTGAGE" shall mean a Canadian Real Estate Mortgage or a US Real Estate Mortgage, as the case may be.

                  "REAL PROPERTY" shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

                  "REGISTER" shall have the meaning assigned in Section 10.7(b)(iv).

                  "REGULATION D", "REGULATIONS U AND X" shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

                  "REIMBURSEMENT OBLIGATIONS" shall mean, at any date, the obligation of the Canadian Borrowers then outstanding in respect of Canadian Letters of Credit and the obligation of the US Borrowers then outstanding in respect of US Letters of Credit, to reimburse the Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under such Letters of Credit.

                  "RELATED AFFILIATE" shall mean (a) with respect to any US Lender, such Lender's Affiliate which is a Canadian Lender hereunder if any, and
(b) with respect to any Canadian Lender, such Lender's Affiliate which is a US Lender hereunder if any.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RENT RESERVE" shall mean a reserve equal to three (3) months of rental obligations for each parcel of Real Property leased by a Borrower at which Eligible Inventory is located with respect to which the landlord has not provided a Landlord Waiver Agreement.

                  "REPORT" means reports prepared by the Administrative Agent or the Canadian Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent or the Canadian Administrative Agent has exercised their rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent or the Canadian Administrative Agent.

                  "REQUIRED LENDERS" shall mean the Lenders having 51% or more of the combined aggregate amount at such time of the Revolving Credit Commitments, until terminated, and thereafter, the Lenders having 51% or more of the Aggregate Revolving Credit Exposure.

                  "RESPONSIBLE OFFICER" shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title). Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of all Borrowers.

                  "RESTRICTED PAYMENT" shall mean (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to Equity in any Credit Party, (b) the redemption, retirement, acquisition, cancellation or termination of any Equity in any Credit Party, (c) any payment, prepayment, redemption, retirement, acquisition, cancellation or termination on or before the scheduled due date therefore of any Indebtedness of any Credit Party which is subordinated to all or any part of the Lender Indebtedness or which is made in violation of the applicable subordination provisions, and (d) the making of any sinking fund payment or similar deposit for any purpose described in clauses (a), (b) or (c) preceding.

                  "REVOLVING CREDIT COMMITMENTS" shall mean collectively, the US Revolving Credit Commitments and the Canadian Revolving Credit Commitments.

                  "REVOLVING CREDIT EXPOSURE" shall mean, at any time for each Revolving Lender, the sum of such Lender's US Revolving Credit Exposure and Canadian Revolving Credit Exposure at such time.

                  "REVOLVING CREDIT LOAN" shall mean, collectively, the US Revolving Credit Loans and the Canadian Revolving Credit Loans.

                  "REVOLVING LENDERS" shall mean, collectively, the US Revolving Lenders and the Canadian Lenders.

                  "ROLLING PERIOD" shall mean any period of four consecutive Fiscal Quarters.

                  "SECURED AFFILIATE" shall mean any Affiliate of JPMorgan that has entered into a Swap Agreement with any Credit Party with the obligations of such Credit Party thereunder being secured by one or more Security Instruments.

                  "SECURITY INSTRUMENTS" shall mean any and all agreements or instruments now or hereafter executed and delivered by any Credit Party or any other Person as security for the payment or performance of the Lender Indebtedness or the Canadian Lender Indebtedness, as any of the foregoing may be amended, modified or supplemented.

                  "SETTLEMENT DATE" shall mean the date, weekly, and more frequently, at the discretion of the Canadian Administrative Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Canadian Revolving Credit Loans, that the Canadian Administrative Agent and the Canadian Lenders shall settle amongst themselves so that (a) the Canadian Administrative Agent shall not have, as the agent for the Canadian Lenders, any money at risk, and (b) on such Settlement Date the Canadian Lenders shall have their respective Canadian Revolving Credit Percentage of the Aggregate Canadian Revolving Credit Exposure; provided that each Settlement Date for a Canadian Lender shall be a Business Day on which such Canadian Lender and its bank are open for business, as applicable; provided, further, each Canadian Lender shall have at least one Business Day's notice of a Settlement Date and the amount owed by such Canadian Lender on that date.

                  "SOLVENT" shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "SPOT EXCHANGE RATE" shall mean, on any day, the spot rate at which Dollars are offered on such day by JPMorgan Canada in Toronto, Ontario Canada for C$ at approximately 11:00 a.m. (Toronto, Ontario Canada time).

                  "STANDBY LETTER OF CREDIT" shall mean a letter of credit that
(a) is used in lieu or in support of performance guarantees or performance, surety or other similar bonds (but expressly excluding stay and appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Borrowers, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "STORAGE/HANDLING RESERVES" shall mean an amount, calculated as of the last day of each month and calculated separately for the US Borrowers and the Canadian Borrowers, equal to the aggregate of all amounts for storage, handling and other services (other than amounts for processing work) charged by each Bailee to such Borrowers for the three month period then ended; provided, however, such amounts charged by Bailees who are no longer Bailees at end of the period for which Storage/Handling Reserves are being calculated shall be excluded in calculating Storage/Handling Reserves for such period; provided, further, if a Bailee at the end of any period for which Storage/Handling Reserves are being calculated has not been a Bailee for all of such period, all such amounts paid to such Bailee shall be included in the Storage/Handling Reserves on a pro forma basis as if such Bailee had been a Bailee since the beginning of such period.

                  "SUBSIDIARY" of any Person shall mean a corporation, limited liability company, partnership, limited partnership, unlimited liability company, limited corporation or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

                  "SUPER MAJORITY LENDERS" shall mean the Lenders having 75% or more of the combined aggregate amount at such time of the Revolving Credit Commitments, until terminated, and thereafter, the Lenders having 75% or more of the Aggregate Revolving Credit Exposure.

                  "SWAP AGREEMENT" shall mean any interest rate, currency or commodity swap, cap, floor, collar, forward agreement, futures contract or other protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates, currency exchange rates or commodity prices.

                  "SWAP RESERVES" shall mean, an amount (reflected in Dollars) calculated as of the last day of each month and separately for the US Borrowers and the Canadian Borrowers, equal to such Borrowers' net liability under the Swap Agreements to which such Borrowers are a party, calculated in accordance with GAAP, with such calculation subject to review and approval by the Administrative Agent.

                  "TARGET" means each of International Growth Partners Ltda, Select Growth Partners Ltda, International Growth Investors Ltd., Select Common Partners Ltd., Tubos del Caribe S.A., Consorcio Metalurgico Nacional S.A., Tubulares de Colombia Ltda, Advance Tubular de Venezuela C.A., Advance Tubular de Ecuador S.A., and Advance Corp.

                  "TARGET ACQUISITION" shall mean the acquisition by directly and indirectly by International Holdings, Maverick GP, LLC and Investment of substantially all of the Equity of Target pursuant to the Target Purchase Agreement.

                  "TARGET FINANCIAL STATEMENTS" shall mean the financial statements of Target described in Section 3.4 of the Target Purchase Agreement.

                  "TARGET PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement dated as of May 20, 2005, by and between Mortonbay S.A. and Piament Holdings S.A., as Sellers, and International Holdings, Maverick GP, LLC and Investment, as Buyers.

                  "TARGET PURCHASE DOCUMENTS" has the meaning assigned to such term in Section 5.27.

                  "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TIER I REDUCED AVAILABILITY PERIOD" shall mean any period beginning on a day in which Excess Availability is less than $150,000,000 but greater than $75,000,000 and continuing until Excess Availability has been at least $150,000,00 for six (6) consecutive calendar months.

                  "TIER II REDUCED AVAILABILITY PERIOD" shall mean any period beginning on a day on which Excess Availability is less than $75,000,00 and continuing until Excess Availability has been at least $75,000,000 for six (6) consecutive calendar months.

                  "TRANSACTIONS" shall mean the transactions provided for in and contemplated by this Agreement and the other Financing Documents.

                  "TRIGGER THRESHOLD" shall mean an amount equal to the greater of (a) $50,000,000, or (b) 13.33% of the aggregate amount of the Revolving Credit Commitments.

                  "TUBE" shall have the meaning set forth in the initial paragraph hereof.

                  "TUBE CANADA" shall have the meaning set forth in the initial paragraph hereof.

                  "TYPE" of Loan shall mean an ABR Loan, a Eurodollar Loan, a Canadian Prime Rate Loan, or a B/A Loan and shall also refer to a C$ Denominated Loan or a Dollar Denominated Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Credit Party or Collateral, any other relevant state. In addition, "UCC" shall mean with respect to the Canadian Credit Parties or any Property of the Canadian Credit Parties subject thereto, the Personal Property Security Act or similar legislation as from time to time in effect in the Province of Alberta or, where applicable as to any specific Canadian Credit Party or Collateral, any other relevant province or territory.

                  "US BLOCKED ACCOUNT" means a Blocked Account established by the US Borrowers with the Administrative Agent.

                  "US BORROWERS" shall have the meaning set forth in the initial paragraph hereof.

                  "US BORROWING BASE" shall mean, only with respect to the US Borrowers, the amount equal to the sum of:

                  (a) the Eligible Account Advance Percentage of the US Borrowers' Eligible Accounts, plus

                  (b) the lesser of (i) the Eligible Account Advance Percentage of US Borrowers' Eligible Bill and Hold Accounts and (ii) $25,000,000; plus

                  (c) the lesser of (i) 85% of the Net Orderly Liquidation Value of the US Borrowers' Eligible Inventory, or (ii) the Inventory Advance Percentage of the Base Value of the US Borrower's Eligible Inventory, plus

                  (d) the US Fixed Asset Component in effect as of the date for which the US Borrowing Base is being calculated (provided that the US Fixed Asset Component shall not, at any time, constitute more than twenty-five percent (25%) of the US Borrowing Base); minus

                  (e) Availability Reserves established with respect to the US Borrowing Base;

The US Borrowing Base in effect under this Agreement at any time shall be the US Borrowing Base reflected on the most recent US Borrowing Base Report delivered to the Administrative Agent and the Canadian Administrative Agent pursuant to
Section 6.10(g) hereof subject to (a) the right of the Administrative Agent, the Canadian Administrative Agent or the Required Lenders to contest any components thereof or the calculation thereof, and (b) immediate adjustment as result of
(i) establishment, increase, reduction or release of Availability Reserves, (ii) reductions in advance rates permitted hereunder, (iii) scheduled reductions in the US Fixed Asset Component, (iv) more frequent reporting of certain components of the US Borrowing Base to the extent required in accordance with Section 6.10(g), and (v) any changes in eligibility standards required by the Administrative Agent.

                  "US CREDIT PARTY" shall mean the US Borrowers and any other Credit Party which is organized under the laws of any state of the United States or any political subdivision thereof; provided, that, for all purposes of this Agreement and the other Financing Documents, International Holdings shall not be deemed a US Credit Party.

                  "US EMPLOYEE FUNDING LIABILITY RESERVE" shall mean all such amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, (i) are required to be paid as contributions to a Plan by any US Credit Party and (ii) have not been made when and at such times as required pursuant to the terms of any such Plan, agreement relating thereto or applicable law including any and all fines, penalties and assessments relating thereto.

                  "US EXCESS AVAILABILITY" shall mean, as of any date, the remainder of (a) the US Maximum Available Amount, less (b) the aggregate outstanding balance of the US Lender Indebtedness as of such date.

                  "US FIXED ASSET COMPONENT" shall mean a component of the US Borrowing Base attributable to the US Borrowers' Eligible Equipment and Eligible Real Property which shall initially be $64,000,000; provided that the US Fixed Asset Component shall (a) increase upon any acquisition by the US Borrowers of Eligible Equipment or Eligible Real Property by an amount equal to eighty percent (80%) of the cash purchase price of such Eligible Equipment and Eligible Real Property (excluding sales and transfer taxes, transaction costs and delivery and installation expenses) (subject to a maximum US Fixed Asset Component of $109,000,000), and (b) reduce (1) by the US Fixed Asset Reduction Amount on each Quarterly Date throughout the term of this Agreement commencing June 30, 2005, and (2) upon receipt of Net Proceeds from any sale or other disposition, including any casualty or condemnation, of Eligible Equipment or Eligible Real Property by the amount of such Net Proceeds.

                  "US FIXED ASSET REDUCTION AMOUNT" shall initially mean $2,000,000; provided, that, upon any increase in the US Fixed Asset Component, the US Fixed Asset Reduction Amount then in effect shall be increased to an amount necessary to fully amortize the US Fixed Asset Component as thereby increased on a straight line basis over a number of quarters equal to the remainder of (a) 32, less (b) the number of calendar quarters that have ended subsequent to the Closing Date as of such date.

                  "US FUNDING AMOUNT" shall have the meaning set forth in
Section 2.2(c).

                  "US LENDER" shall mean a US Revolving Lender or the US Swingline Lender, "US LENDERS" means all US Revolving Lenders and US Swingline Lenders, collectively.

                  "US LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by any US Credit Party to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders with respect to or in connection with the US Loans, any US Letter of Credit Liabilities, any Swap Agreement between any of the US Borrowers and JPMorgan or any Secured Affiliate thereof, any Cash Management Agreement between any of the US Borrowers and Lender or its Cash Management Affiliate, this Agreement, or any other Financing Document.

                  "US LETTER OF CREDIT" and "US LETTERS OF CREDIT" shall have the meanings assigned to such terms in Section 2.3(a).

                  "US LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any US Letter of Credit, the sum of (a) the amount available for drawings under such US Letters of Credit as of the date of determination plus
(b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such US Letters of Credit.

                  "US LOANS" shall mean US Revolving Credit Loans and US Swingline Loans.

                  "US LOCKBOX" shall mean any lockbox to be established and operated pursuant to Section 4.3 hereof and the US Lockbox Agreement.

                  "US LOCKBOX AGREEMENT" shall mean an agreement between the US Borrowers and the Administrative Agent governing the US Lockbox.

                  "US MAXIMUM AVAILABLE AMOUNT" shall mean, at any date, an amount equal to the the lesser of (a) the aggregate US Revolving Credit Commitments as of such date, and (b) the US Borrowing Base as of such date.

                  "US OVERADVANCES" shall have the meaning assigned such term in
Section 2.9(a) hereof.

                  "US REAL ESTATE MORTGAGE" shall mean a Mortgage, Deed of Trust, Security Agreement, Assignment and Financing Statement (or similarly titled agreement) substantially in the form of Exhibit J and in each case with such changes thereto as the Administrative Agent shall deem necessary or appropriate to comply with state and local Governmental Requirements.

                  "US REVOLVING CREDIT COMMITMENT" shall have the meaning assigned to such term in Section 2.1(c).

                  "US REVOLVING CREDIT EXPOSURE" shall mean, at any time and as to each US Revolving Lender, the sum of (a) the aggregate principal amount of US Revolving Credit Loans made by such US Revolving Lender outstanding as of such date plus (b) the accrued and unpaid interest on US Revolving Credit Loans made by such US Revolving Lender outstanding as of such date plus (c) such US Revolving Lender's US Revolving Credit Percentage of the aggregate amount of all US Letter of Credit Liabilities as of such date plus (d) such US Revolving Lender's US Revolving Credit Percentage of the US Swingline Exposure as of such date.

                  "US REVOLVING CREDIT LOAN" shall have the meaning provided in
Section 2.1(a); the US Revolving Credit Loans shall not include any US Letter of Credit Liabilities.

                  "US REVOLVING CREDIT PERCENTAGE" shall mean as to any US Revolving Lender, the percentage of the aggregate US Revolving Credit Commitments constituted by its US Revolving Credit Commitment (or, if the US Revolving Credit Commitments have terminated or expired, the percentage which such US Revolving Lender's Revolving Credit Exposure at such time constitutes of the Aggregate US Revolving Credit Exposure at such time).

                  "US REVOLVING LENDER" shall mean a Lender with a US Revolving Credit Commitment.

                  "US SWINGLINE AVAILABILITY" shall mean, on any date, an amount equal to the remainder of (a) the US Swingline Commitment minus (b) the US Swingline Exposure on such date.

                  "US SWINGLINE COMMITMENT" shall have the meaning assigned to such term in Section 2.1(e).

                  "US SWINGLINE EXPOSURE" shall mean, at any time, the aggregate principal amount of all US Swingline Loans made to the US Borrowers outstanding at such time.

                  "US SWINGLINE LENDER" shall mean JPMorgan, in its capacity as lender of US Swingline Loans hereunder.

                  "US SWINGLINE LOANS" shall have the meaning assigned to such term in Section 2.1(a).

                  "VOTING STOCK" of any Person shall mean Equity of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         Section 1.2. ADDITIONAL DEFINITIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements.

         Section 1.3. OTHER DEFINITIONAL TERMS. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and

"property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                    ARTICLE 2
                            AMOUNT AND TERMS OF LOANS

         Section 2.1 LOANS AND COMMITMENTS.

                  (a) LOANS. Subject to the terms and conditions and relying on the representations and warranties contained herein, (A) on any Business Day from and after the Closing Date, but prior to the Maturity Date, each US Revolving Lender severally agrees to make revolving credit loans in Dollars (each a "US REVOLVING CREDIT LOAN") to the US Borrowers, (B) on any Business Day from and after the Closing Date, but prior to the Maturity Date, each Canadian Lender severally agrees to make revolving credit loans in either Dollars or C$ and including by means of B/As (each a "CANADIAN REVOLVING CREDIT LOAN") to the Canadian Borrowers, and (C) on any Business Day from and after the Closing Date, but prior to the Maturity Date, the US Swingline Lender agrees to make revolving swingline loans in Dollars (each a "US SWINGLINE LOAN") to the US Borrowers.

                  (b) TYPES OF LOANS. (1) The Dollar Denominated Loans made pursuant hereto shall, at the option of the US Borrowers or the Canadian Borrowers, as applicable, be either ABR Loans or Eurodollar Loans and may be continued or converted pursuant to Section 2.10, (2) the C$ Denominated Loans made pursuant hereto shall, at the option of the Canadian Borrowers, be either Canadian Prime Rate Loans or B/A Loans and may be continued or converted pursuant to Section 2.10, and (3) the US Swingline Loans made pursuant hereto shall be ABR Loans; provided, that, except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

                  (c) US REVOLVING CREDIT COMMITMENTS. Each US Revolving Lender's US Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such US Revolving Lender's name on Annex I under the caption "US Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.8 or otherwise from time to time modified pursuant to Sections 2.5 or 10.7), its "US REVOLVING CREDIT COMMITMENT," and collectively for all US Revolving Lenders, the "US REVOLVING CREDIT COMMITMENTS"; the term "US Revolving Credit Commitments" includes the requirements of the US Revolving Lenders to purchase participations in the US Swingline Loans pursuant to Section 2.24 hereof; provided, however, that, the Aggregate US Revolving Credit Exposure at any one time outstanding shall not exceed the US Maximum Available Amount in effect at such time. Within the foregoing limits and subject to the conditions set forth in Article 3, the US Borrowers may obtain Borrowings of US Revolving Credit Loans, repay or prepay such US Revolving Credit Loans, and reborrow such US Revolving Credit Loans.

                  (d) CANADIAN REVOLVING CREDIT COMMITMENTS. Subject to Section 2.7(i) hereof, the Dollar Equivalent of each Canadian Lender's Canadian Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such Canadian Lender's name on Annex I under the caption "Canadian Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.8 or otherwise from time to time modified pursuant to Sections 2.5 or 10.7, its "CANADIAN REVOLVING CREDIT COMMITMENT," and collectively for all Canadian Lenders, the "CANADIAN REVOLVING CREDIT COMMITMENTS"; provided, however, that, the Dollar Equivalent of the Aggregate Canadian Revolving Credit Exposure at any one time outstanding shall not exceed the Canadian Maximum Available Amount in effect at such time. Within the foregoing limits and subject to the conditions set forth in Article 3, the Canadian Borrowers may obtain Borrowings of Canadian Revolving Credit Loans, repay or prepay such Canadian Revolving Credit Loans, and reborrow such Canadian Revolving Credit Loans.

                  (e) US SWINGLINE LOANS. The US Swingline Lender's US Swingline Exposure shall not exceed at any one time the amount set forth opposite the US Swingline Lender's name on Annex I under the caption "US Swingline Loan Commitment" (the "US SWINGLINE COMMITMENT"); provided, however, the Aggregate US Revolving Credit Exposure at any one time outstanding shall not exceed the US Maximum Available Amount in effect at such time. Within the foregoing limits set forth in Article 3, the US Borrowers may obtain Borrowings of US Swingline Loans, repay or prepay such US Swingline Loans, and reborrow such US Swingline Loans.

                  (f) AMOUNTS OF BORROWINGS, ETC. The aggregate principal amount of each Borrowing (1) of Eurodollar Loans shall be (A) in an amount sufficient to cause each Lender's share thereof to be not less than $500,000, and (B) in an integral multiple of $100,000, (2) of US Revolving Credit Loans which are ABR Loans shall be in minimum amount of $1,000,000 and shall be in an integral multiple of $100,000 (other than Borrowings of the US Funding Amount, which shall be in the amount required for the US Funding Amount), (3) of Canadian Revolving Credit Loans which are ABR Loans shall be in a minimum amount of $100,000 and shall be in an integral multiple of $50,000 (other than Borrowings of the Canadian Funding Amount, which shall be in the amount required for the Canadian Funding Amount), (4) of Canadian Prime Rate Loans shall be in a minimum amount of C$100,000 and shall be in an integral multiple of C$50,000, (5) of B/A Loans shall be in a minimum amount of C$500,000 and shall be in an integral multiple of C$100,000, and (6) of US Swingline Loans shall be in any amount. Borrowings of more than one Type shall be permitted; provided, however, that, the Borrowers shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than five separate Borrowings of Eurodollar Loans or five separate B/A Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         Section 2.2 BORROWING REQUESTS.

                  (a) BORROWING REQUESTS. Whenever any of the Borrowers desires to make a Borrowing hereunder, they shall give Advance Notice to the Administrative Agent (in the case of any Borrowing of US Revolving Credit Loans or US Swingline Loans) or the Canadian Administrative Agent (with a simultaneous copy to the Administrative Agent (in the case of any Borrowing of Canadian Loans)) in the form of a Borrowing Request, specifying, subject to the provisions hereof, (1) the aggregate principal amount of the Loan to be made pursuant to such Borrowing, (2) whether such Loan is a US Revolving Credit Loan, Canadian Revolving Credit Loan or US Swingline Loan, (3) in the case of a Canadian Revolving Credit Loan, whether such Loan is to be a Dollar Denominated Loan or a C$ Denominated Loan, (4) the date of Borrowing (which shall be a Business Day), (5) whether the Dollar Denominated Loans being made pursuant to such Borrowing are to be ABR Loans or Eurodollar Loans, (6) whether the C$ Dollar Denominated Loans being made pursuant thereto are to be Canadian Prime Rate Loans or B/A Loans, and (7) in the case of Eurodollar Loans or B/A Loans, the Interest Period or Contract Period, respectively, to be applicable thereto.

                  (b) NOTICE BY THE ADMINISTRATIVE AGENT. Subject to Section 2.7(i) with respect to Canadian Revolving Credit Loans, the Administrative Agent or the Canadian Administrative Agent (as applicable) shall promptly give the Canadian Administrative Agent and each applicable Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing (other than Borrowings of US Swingline Loans in which case notice shall only be given the US Swingline Lender), of such Lender's Applicable Percentage thereof and of the other matters covered by the Advance Notice. The Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

                  (c) AUTOMATIC FUNDING TO US DISBURSEMENT ACCOUNTS. Notwithstanding Section 2.2(a) and Section 2.2(b), on each Business Day, the US Borrowers will be deemed to have requested pursuant to a Borrowing Request a Borrowing to be made on such day in an amount (the "US FUNDING AMOUNT") equal to the amount of all checks, drafts and other items submitted for payment from the US Borrowers' Disbursement Account on such Business Day. Such Borrowing shall be a Borrowing of US Swingline Loans to the extent of the remaining US Swingline Availability and, thereafter, such Borrowings shall be US Revolving Credit Loans, which shall be ABR Loans. Subject to the satisfaction of the conditions precedent set forth in Article 3, any US Funding Amount made from Swingline Loans and/or US Revolving Credit Loans shall be deposited into the US Borrower's Disbursement Account.

                  (d) AUTOMATIC FUNDING TO CANADIAN DISBURSEMENT ACCOUNTS. Notwithstanding Section 2.2(a) and Section 2.2(b), to the extent Canadian Borrowers have established Disbursement Accounts with Canadian Administrative Agent, on each Business Day, the Canadian Borrowers will be deemed to have requested pursuant to a Borrowing Request a Borrowing to be made on such day in an amount (the "CANADIAN FUNDING AMOUNT") equal to the amount of all checks, drafts and other items submitted for payment from the Canadian Borrowers' Disbursement Account on such Business Day. Such Borrowings shall be Canadian Revolving Credit Loans, which shall be Canadian Prime Rate Loans.

         Section 2.3 LETTERS OF CREDIT.

                  (a) ISSUANCE OF US LETTERS OF CREDIT. Subject to the terms and conditions hereof, the US Borrowers shall have the right, in addition to US Revolving Credit Loans provided for in Section 2.1, to utilize the US Revolving Credit Commitments from time to time prior to the Maturity Date by obtaining the issuance of either Documentary Letters of Credit or Standby Letters of Credit for the accounts of any of the US Borrowers by an Issuing Bank if the US Borrowers shall so request in the notice referred to in Section 2.3(d)(1) (each such letter of credit being referred to as a "US LETTER OF CREDIT", and collectively referred to as the "US LETTERS OF CREDIT"); provided, however, that the Aggregate US Revolving Credit Exposure at any one time outstanding shall not exceed the US Maximum Available Amount in effect at such time and the aggregate of all US Letter of Credit Liabilities and Canadian Letter of Credit Liabilities at any one time outstanding shall not exceed $40,000,000. US Letters of Credit shall be denominated in Dollars and may be issued to support the obligations of the US Borrowers only. Upon the date of the issuance of a US Letter of Credit, the applicable Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each US Revolving Lender, and each US Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such applicable Lender's US Revolving Credit Percentage, in such US Letter of Credit and the related US Letter of Credit Liabilities.

                  (b) ISSUANCE OF CANADIAN LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Canadian Borrowers shall have the right, in addition to Canadian Revolving Credit Loans provided for in Section 2.1, to utilize the Canadian Revolving Credit Commitments from time to time prior to the Maturity Date by obtaining the issuance of either Documentary Letters of Credit or Standby Letters of Credit for the account of any of the Canadian Borrowers by an Issuing Bank if the Canadian Borrowers shall so request in the notice referred to in Section 2.3(d)(1) (each such letter of credit being referred to as a "CANADIAN LETTER OF CREDIT", and collectively referred to as the "CANADIAN LETTERS OF CREDIT"); provided, however, that, the Dollar Equivalent of the Aggregate Canadian Revolving Credit Exposure at any one time outstanding shall not exceed the Canadian Maximum Available Amount in effect at such time and the Dollar Equivalent of the aggregate of all Canadian Letter of Credit Liabilities and US Letter of Credit Liabilities at any one time outstanding shall not exceed $40,000,000. Canadian Letters of Credit shall be denominated in Dollars or C$ as the Canadian Borrowers shall elect and may be issued to support the obligations of the Canadian Borrowers only. Upon the date of the issuance of a Canadian Letter of Credit, the applicable Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Canadian Lender, and each Canadian Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such applicable Lender's Canadian Revolving Credit Percentage, in such Canadian Letter of Credit and the related Canadian Letter of Credit Liabilities.

                  (c) CERTAIN LIMITATION ON LETTERS OF CREDIT. No Letter of Credit issued pursuant to this Agreement shall have an expiry date beyond the earlier of (1) 364 days after the date of issuance (or 180 days after the date of issuance in the case of Documentary Letters of Credit) or (2) five (5) Business Days prior to the Maturity Date. Any Letter of Credit may give the beneficiary thereof the right to draw upon the Letter of Credit upon its expiry date to the extent not extended. No Letter of Credit shall be issued within sixty (60) days of the Maturity Date.

                  (d) ADDITIONAL LETTER OF CREDIT PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

                           (1) Any of the Borrowers which desires an Issuing Bank to issue a Letter of Credit for its account (an "ACCOUNT PARTY") shall give the Administrative Agent (or the Canadian Administrative Agent in the event such Letter of Credit is a Canadian Letter of Credit) and the Issuing Bank at least five (5) Business Days' prior notice in the form of a Borrowing Request (effective upon receipt), or in each case, such shorter period as may be agreed to by the Administrative Agent (or the Canadian Administrative Agent, as applicable) and such Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and describing:
         (A) the face amount of the Letter of Credit and, in the case of any Canadian Letter of Credit, the type of currency (Dollars or C$) in which such Letter of Credit is to be denominated, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent (or the Canadian Administrative Agent, as applicable) or such Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent (or the Canadian Administrative Agent, as applicable) or such Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require such Issuing Bank to make payment under the Letter of Credit; provided that such Issuing Bank, in its reasonable judgment, may require reasonable changes in such documents and certificates; and provided further that such Issuing Bank shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the next Business Day following receipt by such Issuing Bank of such documents and certificates. Each such notice shall be accompanied by the applicable Issuing Bank's Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to Section 2.3(d)(2) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                           (2) No US Letter of Credit or Canadian Letter of Credit may be issued if after giving effect thereto the Aggregate US Revolving Credit Exposure or the Aggregate Canadian Revolving Credit Exposure would exceed the US Maximum Available Amount or the Canadian Maximum Available Amount, respectively. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or have been terminated, the US Revolving Credit Commitment or Canadian Revolving Credit Commitment (as applicable) of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's US Revolving Credit Percentage or Canadian Revolving Credit Percentage of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

                           (3) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Account Party for whose account such Letter of Credit was issued and the Administrative Agent (or the Canadian Administrative Agent if such Letter of Credit is a Canadian Letter of Credit) of such demand (provided that the failure of an the Issuing Bank to give such notice shall not affect the Reimbursement Obligations of the Account Party hereunder) and the Account Party shall immediately, and in any event no later than 10:00 a.m. (New York, New York time) on the date of such drawing, reimburse the Administrative Agent (or the Canadian Administrative Agent, as applicable) for the account of the applicable Issuing Bank for any amount paid by the Issuing Bank upon any drawing under such Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 10:00 a.m. (New York, New York time) on the date of such drawing, the Account Party shall have either notified the Issuing Bank and the Administrative Agent (or the Canadian Administrative Agent, as applicable) that the Account Party intends to reimburse the Administrative Agent (or the Canadian Administrative Agent, as applicable) for the account of the applicable Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans or delivered to the Administrative Agent (or the Canadian Administrative Agent, as applicable) a Borrowing Request for Loans in an amount equal to such drawing, the Account Party will be deemed to have given a Borrowing Request to the Administrative Agent (or the Canadian Administrative Agent, as applicable) requesting that the Lenders make Revolving Credit Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing. Any Loans made pursuant to the preceding sentence shall be (A) US Revolving Credit Loans which are ABR Loans if the underlying Letter of Credit was a US Letter of Credit, (B) Canadian Revolving Credit Loans if the underlying Letter of Credit was a Canadian Letter of Credit, and (C) (i) Dollar Denominated Loans and ABR Loans if the underlying Letter of Credit was denominated in Dollars, and (ii) C$ Denominated Loans and Canadian Prime Rate Loans if the underlying Letter of Credit was denominated in C$. The obligation of Lenders to make Revolving Credit Loans pursuant to this
         Section 2.3 (but not the participation obligations of the Lenders pursuant to Section 2.3(d)(4) below) shall be subject to a) the satisfaction of the conditions in Article 3 and b) the existence of availability of the US Maximum Available Amount or Canadian Maximum Available Amount (as applicable) pursuant to Section 2.1(c) or Section 2.1(d) hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans). Subject to the preceding sentence, if so requested by the Administrative Agent (or the Canadian Administrative Agent, as applicable), each of the US Revolving Lenders or the Canadian Lenders (as applicable) shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender's US Revolving Credit Percentage or Canadian Revolving Credit Percentage (as applicable) of such drawing or the full amount of the unused US or Maximum Available Amount pursuant to Section 2.1(c) or Section 2.1(d) as applicable, the proceeds of which shall be applied directly by the Administrative Agent (or the Canadian Administrative Agent, as applicable) to reimburse the applicable Issuing Bank to the extent of such proceeds.

                           (4) If the appropriate Account Party fails to reimburse the applicable Issuing Bank as provided in Section 2.3(d)(3) above for any reason, including, but not limited to, failure to satisfy the conditions in Article 3 or insufficient availability under the Maximum Available Amount pursuant to Section 2.1(c) or
         Section 2.1(d) such Issuing Bank shall promptly notify the Administrative Agent (or the Canadian Administrative Agent, as applicable) and the Administrative Agent (or the Canadian Administrative Agent, as applicable) shall notify each US Revolving Lender or Canadian Lender (as applicable) of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's US or Canadian Revolving Credit Percentage (as applicable). Each such Lender will pay to the Administrative Agent (or the Canadian Administrative Agent, as applicable) for the account of the applicable Issuing Bank on the date of such notice an amount equal to such Lender's US or Canadian Revolving Credit Percentage (as applicable) of such unreimbursed drawing (or, if such notice is made after 1:00 p.m. (New York, New York time) on such date, on the next succeeding Business Day). If any Lender fails to make available to such Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.3(d)(4), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the ABR. Nothing in this Section 2.3(d)(4) shall be deemed to prejudice the right of any Lender to recover from such Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section 2.3(d)(4) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of such Issuing Bank. The applicable Issuing Bank shall pay to the Administrative Agent (or the Canadian Administrative Agent, as applicable) and the Administrative Agent (or the Canadian Administrative Agent, as applicable) shall pay to each Lender such Lender's US Revolving Credit Percentage or Canadian Revolving Credit Percentage (as applicable) of all amounts received from the Account Party for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to such Issuing Bank in respect of such Letter of Credit pursuant to this Section 2.3(d)(4).

                           (5) The issuance by the applicable Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in the form and contain such terms as shall be reasonably satisfactory to such Issuing Bank, and that the Account Party shall have executed and delivered such other instruments and agreements relating to the Letter of Credit as such Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement including the applicable Issuing Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                           (6) As between any Account Party and any Issuing Bank, the Account Party assumes all risks of the acts and omissions of or misuse of the Letters of Credit issued by such Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for or issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (D) for errors in interpretation of technical terms; (E) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (F) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (G) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, the actions of any governmental authority. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder. Notwithstanding anything to the contrary contained in this Section 2.3(d)(6), no Account Party shall assume any risk, and shall have no obligation to indemnify any Issuing Bank, in respect of any liability incurred by such Issuing Bank arising primarily out of the gross negligence or willful misconduct of such Issuing Bank, as finally determined by a court of competent jurisdiction.

                           (7) Each Issuing Bank will send to the applicable Account Party and the Administrative Agent (or the Canadian Administrative Agent, as applicable) immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent (or the Canadian Administrative Agent, as applicable) shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, and of such Lender's US Revolving Credit Percentage or Canadian Revolving Credit Percentage (as applicable) of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent (or the Canadian Administrative Agent, as applicable) shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent (or the Canadian Administrative Agent, as applicable) and the applicable Account Party, and the Administrative Agent (or the Canadian Administrative Agent, as applicable) will then promptly notify each Lender, of such cancellation or termination.

                           (8) The obligation of each Account Party to reimburse each Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by such Issuing Bank for such Account Party and the obligations of the US Revolving Lenders and the Canadian Lenders under Section 2.3(d)(4) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

                                    (A) any lack of validity or enforceability
                  of any Letter of Credit;

                                    (B) the existence of any claim, set-off,
                  defense or other right that any of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Account Party and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence (as opposed to ordinary negligence) or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction;

                                    (C) any draft, demand, certificate or any
                  other document presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

                                    (D) any adverse change in the condition
                  (financial or otherwise) of any Credit Party;

                                    (E) any breach of this Agreement or any
                  other Financing Document by any of the Borrowers, the Administrative Agent, the Canadian Administrative Agent or any Lender (other than the applicable Issuing Bank);

                                    (F) any other circumstance or happening
                  whatsoever which is similar to any of the foregoing; provided that such other occurrence or happening is not the result of the gross negligence (as opposed to ordinary negligence) or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction; or

                                    (G) the fact that a Default shall have
                  occurred and be continuing.

         Section 2.4 DISBURSEMENT OF FUNDS.

                  (a) AVAILABILITY. Subject to Section 2.2(c) and Section 2.2(d), and, with respect to the Canadian Lenders, Section 2.7(i), no later than 11:00 a.m. (or, in the case of ABR Loans or Canadian Prime Rate Loans, 1:00 p.m.) (New York, New York time) on the date of each Borrowing (other than Borrowings consisting of US Swingline Loans), each US Revolving Lender (in the case of any Borrowing of US Revolving Credit Loans) and each Canadian Lender (in the case of any Borrowing of Canadian Loans) will make available to the Administrative Agent (or the Canadian Administrative Agent, in the case of a Borrowing of Canadian Loans) such Lender's Applicable Percentage of the principal amount of the Borrowing requested to be made on such date reduced by the principal amount of Revolving Credit Loans (if any), as applicable, of such Lender maturing on such date (provided, that no Borrowing comprised of Canadian Revolving Credit Loans shall be reduced in respect of US Loans maturing on such date in immediately available funds at the Payment Office (unless such Borrowing is to be made under the Canadian Revolving Credit Facility and the Canadian Borrowers have requested a Borrowing in C$, in which case such funds shall be C$). The Administrative Agent (or the Canadian Administrative Agent, in the case of a Borrowing of Canadian Loans) will make available to the applicable Borrowers at the Payment Office of such Agent the aggregate of the amounts (if any) so made available by the Lenders by either (1) depositing such amounts, in immediately available funds, to the account of such Borrower at the Administrative Agent or the Canadian Administrative Agent (as applicable) designated by the applicable Borrowers for such purpose (for each of the Borrowers, its "DISBURSEMENT ACCOUNT"), or (2) disbursing such amounts in accordance with such other lawful instructions of such Borrowers as such Borrowers shall specify in the applicable Borrowing Request. To the extent that any Loans mature or Reimbursement Obligations are due and owing on the date of a requested Borrowing of Revolving Credit Loans, as applicable, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such maturing Loans or Reimbursement Obligations, such Loans or Reimbursement Obligations and repayments intended to be a contemporaneous exchange (provided, that the proceeds of any Borrowing comprised of Canadian Revolving Credit Loans shall not be applied to pay US Revolving Credit Loans maturing on such date. In respect of US Swingline Loans, the US Swingline Lender will make available to the applicable US Borrowers (or, in the case of a US Swingline Loan made to pay Reimbursement Obligations of such US Borrowers, by remittance to the applicable Issuing Bank) the proceeds of such US Swingline Loan in accordance with this Section 2.4(a) on or before 3:00 p.m. (New York, New York time) on the date requested for such Borrowing or as provided in Section 2.2(c) or Section 2.2(d).

                  (b) FUNDS TO THE ADMINISTRATIVE AGENT OR THE CANADIAN ADMINISTRATIVE AGENT. Unless the Administrative Agent or the Canadian Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing (other than a Borrowing consisting of US Swingline Loans) that such Lender does not intend to make available to the Administrative Agent or the Canadian Administrative Agent (as applicable) such Lender's US Revolving Credit Percentage or Canadian Revolving Credit Percentage (as applicable) of the Borrowing to be made on such date, subject to

Section 2.7(i) with respect to Canadian Revolving Credit Loans, the Administrative Agent or the Canadian Administrative Agent (as applicable) may assume that such Lender has made such amount available to the Administrative Agent or the Canadian Administrative Agent (as applicable) on such date, and the Administrative Agent or the Canadian Administrative Agent (as applicable) may make available to or for the account of the applicable Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent or the Canadian Administrative Agent (as applicable) by such Lender on the date of a Borrowing, the Administrative Agent or the Canadian Administrative Agent (as applicable) shall be entitled to recover such corresponding amount on demand from such Lender together with interest at such Agent's cost of funds (as determined by such Agent). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's or the Canadian Administrative Agent's (as applicable) demand therefor, the Administrative Agent or the Canadian Administrative Agent (as applicable) shall promptly notify the applicable Borrowers and the applicable Borrowers shall immediately pay such corresponding amount to the Administrative Agent or the Canadian Administrative Agent (as applicable) together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this
Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                  (c) LENDERS' RESPONSIBILITIES. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make only such Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         Section 2.5 INTEREST. In all cases subject to Section 10.13:

                  (a) ABR LOANS. Each ABR Loan (including each US Swingline
Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) EURODOLLAR LOANS. Each Eurodollar Loan shall bear interest at the Adjusted LIBO Rate for the applicable Interest Period plus the Applicable Rate.

                  (c) CANADIAN PRIME RATE LOANS. Each Canadian Prime Rate Loan shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

                  (d) DEFAULT INTEREST. After the occurrence and during the continuance of any Default or Event of Default, the US Borrowers shall, on demand from time to time, pay interest, to the extent permitted by law, on the outstanding US Lender Indebtedness, and the Canadian Borrowers shall, on demand from time to time, pay interest, to the extent permitted by law, on the Canadian Lender Indebtedness (after as well as before judgment) at a rate per annum equal to (1) in the case of any Eurodollar Loan, the rate that would be applicable under Section 2.5(b) to such Eurodollar Loan, plus 2% per annum, (2) in the case of any Canadian Prime Rate Loan, the rate that would be applicable under Section 2.5(c) to such Canadian Prime Rate Loan, plus 2% per annum, and (3) in the case of any other amount, the rate that would be applicable under Section 2.5(a) to an ABR Loan, plus 2% per annum, but in no event to exceed the Highest Lawful Rate.

                  (e) INTEREST PAYMENT DATES. Accrued interest on each ABR Loan, Eurodollar Loan and Canadian Prime Rate Loan shall be payable on each Interest Payment Date and on the Maturity Date; provided, that (i) interest accrued pursuant to Section 2.5(d) shall be payable on demand, (ii) in the event of a prepayment of any Eurodollar Loan prior to the end of the Interest Period, accrued interest on the amount prepaid shall be payable on the date of such prepayment, and (iii) in the event of a conversion of any Eurodollar Loan prior to the end of the Interest Period, accrued interest on such Eurodollar Loan shall be payable on the Effective Date of Conversion.

                  (f) COMPUTATION OF INTEREST. All interest hereunder shall be computed on the basis of a year of 360 days. The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         Section 2.6 BANKERS' ACCEPTANCES.

                  (a) Subject to the terms and conditions of this Agreement, the Canadian Borrowers may request Borrowings of Canadian Revolving Credit Loans by presenting drafts for acceptance and purchase as B/As by the Canadian Lenders.

                  (b) To facilitate availment of B/A Borrowings, the Canadian Borrowers hereby appoint each Canadian Lender as their attorney to sign and endorse on their behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As in the form requested by such Canadian Lender. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrowers recognize and agree that all B/As signed and/or endorsed on its behalf by a Canadian Lender shall jointly and severally bind the Canadian Borrowers as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of each Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender, provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender or any Affiliate thereof shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such Canadian Lender or its Affiliate, as applicable, or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (1) received by it in blank hereunder, (2) voided by it for any reason, (3) accepted and purchased by it hereunder and (4) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide a copy of such records to the Canadian Borrowers at the Canadian Borrowers' expense upon request. On request by or on behalf of the Canadian Borrowers, a Canadian Lender shall cancel all forms of B/As which have been pre-signed or pre-endorsed on behalf of the Canadian Borrowers and which are held by such Canadian Lender and are not required to be issued in accordance with the Canadian Borrowers' irrevocable notice. The Canadian Borrowers agree that, at the request of the Canadian Administrative Agent, they shall deliver to the Canadian Administrative Agent a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada) and consents to the deposit of any such depository note in the book-based clearance system maintained by the Canadian Depository for Securities.

                  (c) Drafts of the Canadian Borrowers to be accepted as B/As hereunder shall be signed as set forth in this Section 2.6. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any Canadian Lender or the Canadian Borrowers at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrowers.

                  (d) Promptly following receipt of a Borrowing Request or notice of rollover pursuant to this Section 2.6 or Section 2.10 by way of B/As, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by the Canadian Lenders in respect of any Borrowing or rollover of B/A Loans shall be not less than C$500,000 and shall be in an integral multiple of C$100,000.

                  (e) Upon acceptance of a B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, such B/A from the Canadian Borrowers at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to Canadian Administrative Agent the Discount Proceeds for the account of the Canadian Borrowers in which event an Acceptance Fee shall be payable by the Canadian Borrowers to such Canadian Lender in respect of such B/A and shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.6(e).

                  (f) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

                  (g) If a Canadian Lender is not a chartered bank under the Bank Act (Canada) or if a Canadian Lender notifies the Administrative Agent in writing that it is otherwise unable or unwilling to accept B/As, such Canadian Lender will, instead of accepting and purchasing B/As, purchase from the Canadian Borrowers a non-interest bearing note denominated in C$ (a "B/A EQUIVALENT NOTE"), in the form of Exhibit K, issued by the Canadian Borrowers in the amount and for the same term as the draft which such Canadian Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Lender will provide to the Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Note for the account of any Canadian Borrower. Each such B/A Equivalent Note will bear interest at the same rate which would result if such Canadian Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Note shall have the same economic consequences for the Canadian Lenders and any Canadian Borrower as the B/A which such B/A Equivalent Note replaces). All such interest shall be paid in advance on the date such B/A Loan is made, and will be deducted from the principal amount of such B/A Equivalent Note in the same manner in which the Discount Proceeds of a B/A would be deducted from the face amount of the B/A. Subject to repayment requirements, on the last day of the relevant Contract Period for such B/A Equivalent Note, any Canadian Borrower shall be entitled to convert each such B/A Equivalent Note into another type of Loan, or to roll over each such B/A Equivalent Note into another B/A Equivalent Note, all in accordance with the applicable provisions of this Agreement.

                  (h) The Canadian Borrowers waive presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrowers agree not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrowers on the B/A for payment of the amount payable by the Canadian Borrowers thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrowers shall jointly and severally pay, through the Canadian Administrative Agent, the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the Canadian Borrowers shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (i) If a Canadian Lender grants a participation in a portion of its rights under this Agreement to a participant under Section 10.7, then in respect of any B/A Borrowing, a portion thereof may, at the option of such Canadian Lender, be by way of B/A accepted by such participant. In such event, the Canadian Borrowers shall upon request of the Canadian Administrative Agent or the Canadian Lender granting the participation execute and deliver a form of B/A indemnity in favor of such participant for delivery to such participant.

                  (j) Notwithstanding anything herein to the contrary, no B/A may be prepaid prior to the maturity date thereof, except as provided in Article 8.

         Section 2.7 REPAYMENT OF LOANS.

                  (a) The US Borrowers hereby unconditionally, jointly and severally promise to pay to the Administrative Agent for the account of each US Revolving Lender, (1) the then unpaid principal amount of each US Revolving Credit Loan of such Lender on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8); and
(2) the amounts specified in Section 2.9 on the dates specified in Section 2.9. The US Borrowers hereby unconditionally, jointly and severally promise to pay to the US Swingline Lender the then-unpaid principal amount of each US Swingline Loan on the Maturity Date (or such earlier date on which such US Swingline Loans become due and payable pursuant to Article 8).

                  (b) The Canadian Borrowers hereby jointly, severally and unconditionally promise to pay to the Canadian Administrative Agent for the account of each Canadian Lender, (1) the then unpaid principal amount of each Canadian Revolving Credit Loan of such Lender on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8); and (2) the amounts specified in Section 2.9 on the dates specified in Section 2.9.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (d) The Administrative Agent shall maintain the Register pursuant to Section 10.7(b)(iv), and a subaccount therein for each US Lender, in which shall be recorded (1) the amount of each US Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and payable from the US Borrowers to each US Lender hereunder, and (3) both the amount of any sum received by the Administrative Agent hereunder from the US Borrowers and each US Lender's Applicable Percentage thereof. The Administrative Agent shall maintain a separate register with respect to the US Swingline Loans which Register shall contain the same information as the Register with respect to the US Loans.

                  (e) The Canadian Administrative Agent shall maintain the Register pursuant to Section 10.7(b)(iv), and a subaccount therein for each Canadian Lender, in which shall be recorded (1) the amount of each Canadian Loan made hereunder, the Type thereof and each Interest Period or Contract Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrowers to each Canadian Lender hereunder, and (3) both the amount of any sum received by the Canadian Administrative Agent hereunder from the Borrowers and each Canadian Lender's Applicable Percentage thereof.

                  (f) The entries made in the Registers and the accounts of each Lender maintained pursuant to Section 2.7(d) and Section 2.7(e) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or Agent to maintain a Register or any such account, or any error therein, shall not in any manner affect the obligations of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (g) The Administrative Agent shall render to the US Borrowers each month a statement of the US Borrowers' account setting forth the following information for the period from the date of the most recent preceding statement: the aggregate principal amount of new US Revolving Credit Loans and US Swingline Loans (if any) made to the US Borrowers, the aggregate amount of new Reimbursement Obligations which have not been reimbursed, the aggregate face amount of new US Letters of Credit issued for the accounts of the US Borrowers, the amount of remittances and payments actually collected and applied by the Administrative Agent to reduce the outstanding principal balance of the US Swingline Loans and US Revolving Credit Loans, to reimburse Reimbursement Obligations and establish L/C Cover during such period and the outstanding principal balances of the US Swingline Loans and US Revolving Credit Loans, and the aggregate US Letter of Credit Liabilities outstanding at the end of such period. Such statement shall be deemed to be correct and accepted by and be binding upon the US Borrowers unless the Administrative Agent receives a written statement of the US Borrowers' exceptions to such account statement within twenty (20) days after such statement was rendered to the US Borrowers.

                  (h) The Canadian Administrative Agent shall render to the Canadian Borrowers each month a statement of the Canadian Borrowers' account setting forth the following information for the period from the date of the most recent preceding statement: the aggregate principal amount of new Canadian Revolving Credit Loans made to the Canadian Borrowers, the aggregate amount of new Reimbursement Obligations which have not been reimbursed, the aggregate face amount of new Canadian Letters of Credit issued for the accounts of the Canadian Borrowers, the amount of remittances and payments actually collected and applied by the Canadian Administrative Agent to reduce the outstanding principal balance of the Canadian Revolving Credit Loans, to reimburse Reimbursement Obligations during such period and establish L/C Cover and the outstanding principal balances of the Canadian Revolving Credit Loans and the aggregate Canadian Letter of Credit Liabilities outstanding at the end of such period. Such statement shall be deemed to be correct and accepted by and be binding upon the Canadian Borrowers unless the Canadian Administrative Agent receives a written statement of the Canadian Borrowers' exceptions to such account statement within twenty (20) days after such statement was rendered to the Canadian Borrowers.

                  (i) The Canadian Administrative Agent shall on any Settlement Date, and upon notice given by the Canadian Administrative Agent no later than 12:00 noon Toronto, Canada time, request each Canadian Lender to make and each Canadian Lender hereby agrees to make, a Canadian Revolving Credit Loan in an amount equal to such Canadian Lender's Canadian Revolving Credit Percentage of the aggregate amount of the Canadian Revolving Credit Loans made by the Canadian Administrative Agent from the preceding Settlement Date to the date of such notice. Each Canadian Lender's obligation to make the Canadian Revolving Credit Loans referred to in this Section 2.7(i) and to make the settlements pursuant to this Section 2.7(i) shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which any such Canadian Lender or the Canadian Borrowers may have against the Canadian Administrative Agent, any Canadian Borrower, any Canadian Lender or any other Person for any reason whatsoever; (ii) any adverse change in the condition (financial or otherwise) of the Canadian Borrowers; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Canadian Lender to make such advances, the Canadian Borrowers authorize the Canadian Administrative Agent to charge the Canadian Borrower's account to the extent amounts received from the Canadian Lenders are not sufficient to repay in full the amount of any such deficiency. On the Settlement Date, the Canadian Administrative Agent and the Canadian Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Canadian Lenders shall have their respective Canadian Revolving Credit Percentage of all outstanding Canadian Revolving Credit Exposure. The Canadian Lenders acknowledge and agree that the Canadian Revolving Credit Exposure of the Canadian Administrative Agent may exceed the amount of its Canadian Revolving Credit Commitment (the "CANADIAN ADMINISTRATIVE AGENT OVERLINE") solely as a result of the Canadian Administrative Agent making advances on behalf of the other Canadian Lenders pending settlement pursuant to this Section 2.7(i), but that such Canadian Administrative Agent Overline shall in no way affect, limit or modify in any respect the other Canadian Lenders' obligations to settle with the Canadian Administrative Agent provided in this Section 2.7(i). The Canadian Administrative Agent shall, after receipt of any interest and fees earned under this Agreement, promptly remit to the Canadian Lenders their pro rata portion (based on their respective Canadian Revolving Credit Commitments) of any (i) fees they are entitled to receive, and (ii) interest computed at the rate and as provided for in Section 2.5 of this Agreement on all outstanding amounts advanced by the Canadian Lenders on each Settlement Date, prior to adjustment for such settlement, which fees and interest are subsequent to the last remittance by the Canadian Administrative Agent to the Canadian Lenders of such interest amounts, provided, however, that the Canadian Lenders (other than the Canadian Administrative Agent in its role as the agent for and on behalf of the Canadian Lenders) shall not share in any of the fees provided for in any Fee Letter. The Canadian Administrative Agent shall not be permitted to make any B/A Loans or Eurodollar Loans on behalf of the other Canadian Lenders.

                  (j) The US Borrowers agree, that solely for purposes of computing the charges under this Agreement (including interest), all items of payment shall be deemed applied by the Administrative Agent one Business Day after receipt by the Administrative Agent of funds which have been finally credited to the US Loans whether such funds are received directly from the US Borrowers or from the US Blocked Account.

                  (k) The Canadian Borrowers agree, that for purposes of computing the interest charges under this Agreement (including interest), all items of payment shall be deemed applied by the Canadian Administrative Agent one Business Day after receipt by the Canadian Administrative Agent of funds which have been finally credited to the Canadian Loans, whether such funds are received directly from the Canadian Borrowers or from the Canadian Blocked Account.

                  (l) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.7) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         Section 2.8 VOLUNTARY TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.

                  (a) Each of the Borrowers may, upon at least five Business Days' notice to the Administrative Agent and Canadian Administrative Agent, terminate entirely at any time, or partially reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $100,000, the unused portions of the US Revolving Credit Commitment or the Canadian Revolving Credit Commitment, provided, that, (a) any such reduction shall apply proportionately to the US Revolving

Credit Commitment or the Canadian Revolving Credit Commitment, as applicable, of each Lender. The US Swingline Commitment may not be partially terminated by the US Borrowers and may only be entirely terminated by the US Borrowers in connection with the entire termination of the Commitments. If the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments are terminated in their entirety, all accrued commitment fees with respect thereto shall be payable on the effective date of such termination. Upon termination of the US Revolving Credit Commitments and the Canadian Revolving Credit Commitments in full, the commitments of the US Swingline Lender to make US Swingline Loans shall terminate as well.

         Section 2.9 MANDATORY PREPAYMENTS; VOLUNTARY PREPAYMENTS; ORDER OF APPLICATION.

                  (a) MANDATORY PREPAYMENTS OF US REVOLVING CREDIT LOANS. Subject to the last sentence of this Section 2.9(a), if at any time the Aggregate US Revolving Credit Exposure is in excess of the US Maximum Available Amount, the US Borrowers shall immediately jointly and severally pay to the Administrative Agent, for the account of the US Revolving Lenders, the amount of such excess to be applied (1) as a prepayment of the US Revolving Credit Loans and Reimbursement Obligations with respect to US Letters of Credit, and (2) after payment in full of the US Revolving Credit Loans and Reimbursement Obligations, as L/C Cover for the US Letter of Credit Liabilities in an amount of such remaining excess; provided, however, to the extent any mandatory prepayment under this Section 2.9(a) is required as result of a reduction in the US Borrowing Base resulting from any (i) establishment of additional, or modification of existing, eligibility standards for any component of the US Borrowing Base, (ii) reduction of the advance rate for any component of the US Borrowing Base, or (iii) establishment of Availability Reserves, then such required mandatory prepayment shall be due and payable within three (3) Business Days of the date on which such US Borrowing Base reductions are effective. Each US Revolving Lender acknowledges and agrees that notwithstanding anything to the contrary set forth in this Agreement, the Administrative Agent, in its sole discretion, may, for the account and credit risk of the US Revolving Credit Lenders, (a) make or permit to remain outstanding US Swingline Loans, and/or (b) cause each US Revolving Lenders to make, or permit to remain outstanding US Revolving Credit Loans, or issue, or permit to remain outstanding, US Letters of Credit, which in any case results in the Aggregate US Revolving Credit Exposure exceeding the US Maximum Available Amount (collectively "US OVERADVANCES") in an amount not exceeding ten percent (10%) of the aggregate US Revolving Credit Commitments.

                  (b) MANDATORY PREPAYMENTS OF CANADIAN REVOLVING CREDIT LOANS. If at any time the Dollar Equivalent of the Aggregate Canadian Revolving Credit Exposure is in excess of the Canadian Maximum Available Amount, the Canadian Borrowers shall immediately jointly and severally pay to the Canadian Administrative Agent, for the account of the Canadian Lenders, the amount of such excess to be applied (1) as a prepayment of the Canadian Revolving Credit Loans (other than B/A Loans) and Reimbursement Obligations with respect to Canadian Letters of Credit, (2) after payment in full of the Canadian Revolving Credit Loans (other than B/A Loans) and Reimbursement Obligations, as B/A Cover for B/A Loans, and (3) after B/A Cover has been effected for all outstanding B/A Loans, as L/C Cover for the Canadian Letter of Credit Liabilities in an amount of such remaining excess; provided, however, to the extent any mandatory prepayment under this Section 2.9(b) is required as result of a reduction in the Canadian Borrowing Base resulting from any (i) establishment of additional, or modification of existing, eligibility standards for any component of the Canadian Borrowing Base, (ii) reduction of the advance rate for any component of the Canadian Borrowing Base, or (iii) establishment of Availability Reserves against the Canadian Borrowing Base, then such required mandatory prepayment shall be due and payable within three (3) Business Days of the date on which such Canadian Borrowing Base reductions are effective. Each Canadian Revolving Lender acknowledges and agrees that notwithstanding anything to the contrary set forth in this Agreement, the Canadian Administrative Agent, in its sole discretion, may, for the account and credit risk of the Canadian Revolving Credit Lenders, cause each Canadian Revolving

Lenders to make, or permit to remain outstanding Canadian Revolving Credit Loans, or issue, or permit to remain outstanding, Canadian Letters of Credit, which in any case results in the Aggregate Canadian Revolving Credit Exposure exceeding the Canadian Maximum Available Amount (collectively "CANADIAN OVERADVANCES") in an amount not exceeding ten percent (10%) of the aggregate Canadian Revolving Credit Commitments.

                  (c) APPLICATION OF PROCEEDS FROM US BLOCKED ACCOUNT. Prior to the time the Activation Notice (US) is in effect, the Administrative Agent shall transfer or apply the funds on deposit in the US Blocked Account in accordance with the instructions of the US Borrowers. At any time the Activation Period is in effect, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, deliver an Activation Notice (US) to the US Borrowers. On or before 11:00 a.m. (New York City time) on each Business Day during the period that the Activation Notice (US) is in effect, the Administrative Agent shall disburse to the appropriate Agent or Lenders for application in accordance with Section 2.9(f) and Section 2.9(h), all amounts then on deposit in the US Blocked Account which the Administrative Agent shall have determined constitute "collected funds" in accordance with the policies of the Administrative Agent then in effect.

                  (d) APPLICATION OF PROCEEDS FROM CANADIAN BLOCKED ACCOUNT. Prior to the time the Activation Notice (Canadian) is in effect, the Canadian Administrative Agent shall transfer or apply the funds on deposit in the Canadian Blocked Account in accordance with the instructions of the Canadian Borrowers. At any time the Activation Period is in effect, the Administrative Agent may in its sole discretion, and shall, at the request of the Required Lenders, deliver an Activation Notice (Canadian) to the Canadian Borrowers. Subject to Section 2.7(i), on or before 11:00 a.m. (New York City time) on each Business Day during the period that the Activation Notice (Canadian) is in effect, the Canadian Administrative Agent shall disburse to the appropriate Agent or Lenders for application in accordance with Section 2.9(g) and Section 2.9(i) hereof all amounts then on deposit in the Canadian Blocked Account which the Canadian Administrative Agent shall have determined constitute "collected funds" in accordance with the policies of the Canadian Administrative Agent then in effect.

                  (e) VOLUNTARY PREPAYMENTS. Each of the Borrowers may, at their option, at any time and from time to time, prepay the Loans (other than B/A Loans) and the Reimbursement Obligations, in whole or in part, without premium or penalty except for breakage costs with respect to Eurodollar Loans as provided in Section 2.17, upon giving, in the case of any Eurodollar Loan, five Business Days' prior written notice to the Administrative Agent, and, in the case of any ABR Loan or Canadian Prime Rate Loan, prior written notice on the same Business Day to the Administrative Agent (in the case of prepayment of US Loans) or the Canadian Administrative Agent (in the case of a prepayment of Canadian Loans). Such notice shall specify (1) in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of US Revolving Credit Loans, Canadian Revolving Credit Loans or US Swingline Loans and (ii) of Eurodollar Loans, ABR Loans or Canadian Prime Rate Loans, or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; and (2) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon receipt of such notice, the Administrative Agent or the Canadian Administrative Agent (as applicable) shall promptly notify each Lender of the contents thereof and of such Lender's Applicable Percentage of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.17. Each prepayment of US Revolving Credit Loans which are ABR Loans may be in any amount; each prepayment of Canadian Revolving Credit Loans which are ABR Loans shall be in a minimum principal amount of $100,000 and shall be in an integral multiple of C$50,000, each prepayment of Canadian Prime Rate Loans shall be in the



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

minimum principal amount of C$100,000 and in integral multiple of $50,000; each prepayment of Eurodollar Loans shall be in the minimum principal amount of $500,000 and in integral multiples of $100,000 or, in the case of any of ABR Loans, Eurodollar Loans, or Canadian Prime Rate Loans, the aggregate principal balance outstanding on such Loans.

                  (f) ORDER OF PAYMENTS PRIOR TO DEFAULT (US BORROWERS). Unless an Event of Default has occurred and is continuing, (1) any voluntary prepayments of the US Loans made pursuant to Section 2.9(e) above shall be applied to the US Loans specified to be prepaid in the notice of prepayment delivered by the US Borrowers pursuant to Section 2.9(e), and (2) any other payments by any of the US Borrowers (including, without limitation, any application of the proceeds of Collateral of the US Borrowers) in respect of the Lender Indebtedness, including, without limitation, amounts applied pursuant to
Section 2.9(c), shall be applied to the Lender Indebtedness in the following order (i) first, to the payment in full of all costs, expenses and other charges (but not fees) of the Administrative Agent then due and payable by the Borrowers under the Financing Documents, (ii) second, to the payment in full of all costs, expenses and other charges (but not fees) of the US Revolving Lenders payable by the Borrowers under the Financing Agreements and all indemnities payable by the Borrowers under the Financing Agreements then due to any US Revolving Lender,
(iii) third, to the payment in full of all fees then due and payable by the Borrowers to the Administrative Agent in its capacity as such, (iv) fourth, to the payment in full of all interest then due and payable in respect of the US Swingline Loans, (v) fifth, to the payment in full of all interest then due and payable in respect of the US Revolving Credit Loans, (vi) sixth, to the payment in full of all fees then due and payable to the US Revolving Lenders pursuant to
Section 2.11(a) hereof, (vii) seventh, to the payment in full of all principal then due and payable under Section 2.9(a) above (for application first to the US Swingline Loans to the extent necessary to pay the US Swingline Loans in full, and then to the US Revolving Credit Loans), (viii) eighth, to the payment of principal of the US Swingline Loans, (ix) ninth, to the payment of principal of the US Revolving Credit Loans, (x) tenth, to any other Lender Indebtedness to the extent then due and payable, and (xi) eleventh, after giving effect to the payment in full of all amounts due and payable pursuant to clauses (i) through
(xi) preceding, to the US Borrowers by depositing the net amount thereof in the Disbursement Account for the US Borrowers.

                  (g) ORDER OF PAYMENTS PRIOR TO DEFAULT (CANADIAN BORROWERS). Unless an Event of Default has occurred and is continuing, (1) any voluntary prepayments of the Canadian Loans made pursuant to Section 2.9(e) above shall be applied to the Canadian Loans specified to be prepaid in the notice of prepayment delivered by the Canadian Borrowers pursuant to Section 2.9(e), (2) any other payments by any of the Canadian Borrowers (including, without limitation, any application of the proceeds of Collateral of the Canadian Borrowers) in respect of the Canadian Lender Indebtedness, including, without limitation, amounts applied pursuant to Section 2.9(d), shall be applied to the Canadian Lender Indebtedness in the following order (i) first, to the payment in full of all costs, expenses and other charges (but not fees) of the Canadian Administrative Agent then due and payable by the Canadian Borrowers under the Financing Documents, (ii) second, to the payment in full of all costs, expenses and other charges (but not fees) of the Canadian Lenders payable by the Canadian Borrowers under the Financing Agreements and all indemnities payable by the Canadian Borrowers under the Financing Agreements then due to any Lender, (iii) third, to the payment in full of all fees payable by the Canadian Borrowers to the Canadian Administrative Agent in its capacity as such, (iv) fourth, to the payment in full of all interest then due and payable in respect of the Canadian Revolving Credit Loans, (v) fifth, to the payment in full of all fees then due and payable to the Canadian Lenders pursuant to Section 2.11(b) hereof, (vi) sixth, to the payment in full of all principal then due and payable under
Section 2.9(b) above, (vii) seventh, to the re-payment of principal of the Canadian Revolving Credit Loans, (viii) eighth, to any other Canadian Lender Indebtedness to the extent then due and payable, and (ix) ninth, after giving effect to the payment in full of all amounts due and payable pursuant to clauses
(i) through (viii) preceding, to
the Canadian Borrowers by depositing the net amount thereof in the Disbursement Account for the Canadian Borrowers.

                  (h) ORDER OF PAYMENTS DURING DEFAULT (US BORROWERS). During the existence of any Event of Default, any payments in respect of the Lender Indebtedness by or for the account of any of the US Borrowers or in respect of any of the proceeds of Collateral of the US Borrowers, including, without limitation, amounts applied pursuant to Section 2.9(c), shall be applied to the Lender Indebtedness (1) first, to the payment in full of all costs, expenses and other charges (but not fees) of the Administrative Agent and the Canadian Administrative Agent incurred in connection with the collection and enforcement of the Lender Indebtedness and for the protection, preservation or sale, disposition or other realization upon the Collateral, including all expenses, liabilities and advances incurred or made by or on behalf of the Administrative Agent or the Canadian Administrative Agent in their capacity as such, including attorneys' fees and legal expenses, (2) second, to the remaining Lender Indebtedness (including to establish L/C Cover for all outstanding Letters of Credit) in such order as the Administrative Agent shall determine in its sole discretion, but expressly excluding any amounts to be paid pursuant to clause
(3) of this Section 2.9(h), and (3) third, to any Lender Indebtedness consisting of amounts owed by any Credit Party in respect of any Swap Agreement or Cash Management Agreement that are in excess of the Swap Reserves and Cash Management Reserves, respectively, set forth in the most recent US Borrowing Base Report.

                  (i) ORDER OF PAYMENTS DURING DEFAULT (CANADIAN BORROWERS). During the existence of any Event of Default, any payments in respect of the Lender Indebtedness by or for the account of any of the Canadian Borrowers or in respect of any of the proceeds of Collateral of the Canadian Borrowers, including, without limitation, amounts applied pursuant to Section 2.9(d) shall be applied to the Canadian Lender Indebtedness (1) first, to the payment in full of all costs, expenses and other charges (but not fees) of the Canadian Administrative Agent incurred in connection with the collection and enforcement of the Canadian Lender Indebtedness and for the protection, preservation or sale, disposition or other realization upon the Collateral provided by the Canadian Borrowers, including all expenses, liabilities and advances incurred or made by or on behalf of the Canadian Administrative Agent in its capacity as such, including attorneys' fees and legal expenses, and (2) then to the remaining Canadian Lender Indebtedness (including to establish L/C Cover for all outstanding Canadian Letters of Credit) in such order as the Canadian Administrative Agent shall determine in its sole discretion provided, that, any Canadian Lender Indebtedness consisting of amounts owed by any Credit Party in respect of any Swap Agreement or Cash Management Agreement that are in excess of the Swap Reserves and Cash Management Reserves, respectively (set forth in the most recent Canadian Borrowing Base Report (or Availability Reserves established with respect to such liabilities) shall only be paid in full after payment in full of all other Canadian Lender Indebtedness to be paid pursuant to this clause (2).

         Section 2.10 CONTINUATION AND CONVERSION OPTIONS.

                  (a) CONTINUATION. The Borrowers may elect to continue all or any part of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable to the Administrative Agent or the Canadian Administrative Agent) (with a simultaneous copy to the Administrative Agent) (as applicable) of such election, specifying the Eurodollar Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Borrowers shall be deemed to have elected to convert such Eurodollar Loans to ABR Loans pursuant to Section 2.10(d).

                  (b) AMOUNT OF CONTINUATIONS. All or part of any Eurodollar Loans may be continued as provided herein, provided that any continuation of such Loans shall not be (as to each

Borrowing of such Loans as continued for an applicable Interest Period) less than $500,000 for each Lender and shall be in an integral multiple of $100,000.

                  (c) CONTINUATION OR CONVERSION UPON DEFAULT. If no Default shall have occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Borrowers shall not have the option to elect to continue any such Eurodollar Loan pursuant to Section 2.10(a) or to convert ABR Loans to Eurodollar Loans pursuant to Section 2.10(e).

                  (d) CONVERSION TO ABR. The Borrowers may elect to convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to an ABR Loan by giving Advance Notice to the Administrative Agent of such election.

                  (e) CONVERSION TO EURODOLLAR LOAN. The Borrowers may elect to convert any ABR Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice (which shall be irrevocable to the Administrative Agent of such election, specifying each Interest Period therefor.

                  (f) AMOUNTS OF CONVERSIONS. All or any part of the outstanding Loans may be converted as provided herein, provided that any conversion of such Loans to a Eurodollar Loan shall result in a Borrowing of Eurodollar Loans in an amount not less than $500,000 for each Lender and in an integral multiple of $100,000.

                  (g) ROLLOVER OF B/A LOANS. With respect to each B/A Borrowing, at or before 12:00 p.m. (noon), Toronto, Ontario Canada time, three Business Days before the maturity date of such B/As, the Canadian Borrowers shall notify in writing the Canadian Administrative Agent, if the Canadian Borrowers intend to issue B/As on such maturity date to provide for the payment of such maturing B/As. If the Canadian Borrowers fail to notify the Canadian Administrative Agent of their intention to issue B/As on such maturity the Canadian Borrowers shall provide payment to the Canadian Administrative Agent for the account of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Canadian Borrowers fail to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a Canadian Prime Rate Loan in an aggregate principal amount equal to the aggregate face amounts of such B/As and the Canadian Borrowers shall on demand jointly and severally pay any losses, costs or penalties that may have been incurred by the Canadian Administrative Agent or any Canadian Lender due to the failure of the Canadian Borrowers to make such payment. No B/A may be rolled over when any Default has occurred and is continuing and the Canadian Administrative Agent has or the Canadian Lenders have determined in its or their sole discretion that such conversion is not appropriate.

                  (h) CONVERSION INTO B/A LOANS. Subject to the provisions of this Agreement, the Canadian Borrowers may, prior to the Maturity Date, effective on any Business Day, convert in whole or part, Canadian Prime Rate Loans into B/As or vice versa (but only on the last day of a Contract Period in the case of conversions of B/As) upon giving to the Canadian Administrative Agent Advance Notice, provided that: (1) no Canadian Prime Rate Loan may be converted into a B/A when any Default has occurred and is continuing and the Canadian Administrative Agent has or the Canadian Lenders have determined in its or their sole reasonable discretion that such conversion is not appropriate; and
(2) each conversion pursuant to this paragraph shall be not be less than C$500,000 and shall in an integral multiple of C$100,000. In the case of conversions of Canadian Prime Rate Loans into B/As, the Canadian Borrowers shall jointly and severally pay to the Administrative Agent, for the account of the Canadian Lender accepting such B/A, on the date of such conversion an amount equal to (A) the difference between the principal amount of the converted Canadian Prime Rate Loan less the Discount Proceeds plus (B) the Acceptance Fee to which such Canadian Lender is entitled upon acceptance of such B/A. If the Canadian



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

Borrowers shall not have delivered a Borrowing Request in accordance with this
Section 2.10(h) prior to the maturity date then in effect for any B/A Borrowing requesting that such Borrowing be refinanced with another B/A Borrowing or converted to a Canadian Prime Borrowing, then the Canadian Borrowers shall (unless the Canadian Borrowers have notified the Administrative Agent, before 11:00 a.m., Toronto, Ontario Canada time, not less than one Business Day prior to such maturity date, that such Borrowing is to be repaid on such maturity date) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of the same amount, and such new Borrowing shall be a Canadian Prime Borrowing.

         Section 2.11 FEES.

                  (a) US REVOLVING CREDIT COMMITMENTS. The US Borrowers shall jointly and severally pay to the Administrative Agent for the account of and distribution to each US Revolving Lender in accordance with its US Revolving Credit Percentage a commitment fee for the period commencing on the Closing Date, to and including the Maturity Date (or such earlier date as the US Revolving Credit Commitments shall have been terminated entirely) computed at a rate per annum equal to the Applicable Rate on the average daily excess amount of the US Revolving Credit Commitments over the US Revolving Credit Exposure. The commitment fees on the US Revolving Credit Commitments earned from and after the Closing Date shall be payable in arrears on each Quarterly Date, commencing on June 30, 2005.

                  (b) CANADIAN REVOLVING CREDIT COMMITMENTS. The Canadian Borrowers shall jointly and severally pay to the Canadian Administrative Agent for the account of and distribution to each Canadian Lender in accordance with its Canadian Revolving Credit Percentage a commitment fee for the period commencing on the Closing Date, to and including the Maturity Date (or such earlier date as the Canadian Revolving Credit Commitments shall have been terminated entirely) computed at a rate per annum equal to the Applicable Rate on the average daily excess amount of the Canadian Revolving Credit Commitments over the Canadian Revolving Credit Exposure. The commitment fees on the Canadian Revolving Credit Commitments earned from and after the Closing Date shall be payable in arrears on the Quarterly Date, commencing on June 30, 2005.

                  (c) US LETTERS OF CREDIT.

                           (1) As consideration for acting as the Issuing Bank with respect to any US Letter of Credit, the US Borrowers will jointly and severally pay to the applicable Issuing Bank a fee computed at a rate per annum equal to 0.25% on the daily average amount available for drawing on the applicable Letter of Credit, payable in arrears on the first Business Day of each calendar month. The US Borrowers shall jointly and severally pay to the applicable Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any US Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be. All fees payable pursuant to this Section 2.11(c)(1) shall be retained by the applicable Issuing Bank.

                           (2) The US Borrowers will jointly and severally pay to the Administrative Agent for the account of and pro rata distribution to each US Revolving Lender a fee on the daily average amount available for drawings under each US Letter of Credit, in each case for the period from and including the date of issuance of such US Letter of Credit to and excluding the date of expiration or termination thereof computed at a per annum rate for each day equal to the

         Applicable Rate for US Revolving Credit Loans that are Eurodollar Loans in effect on such day. Such fees shall be payable in arrears on the first Business Day of each calendar month.

                  (d) CANADIAN LETTERS OF CREDIT.

                           (1) As consideration for acting as the Issuing Bank with respect to any Canadian Letter of Credit, the Canadian Borrowers will pay to the applicable Issuing Bank a fee computed at a rate per annum equal to 0.25% on the daily average amount available for drawing on the applicable Letter of Credit, payable in arrears on the first Business Day of each calendar month. The Canadian Borrowers shall jointly and severally pay to the applicable Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any Canadian Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be. All fees payable pursuant to this Section 2.11(d)(1) shall be retained by the applicable Issuing Bank.

                           (2) The Canadian Borrowers will jointly and severally pay to the Canadian Administrative Agent for the account of and pro rata distribution to each Canadian Lender a fee on the daily average amount available for drawings under each Canadian Letter of Credit, in each case for the period from and including the date of issuance of such Canadian Letter of Credit to and excluding the date of expiration or termination thereof computed at a per annum rate for each day equal to the Applicable Rate for Canadian Revolving Credit Loans that are Eurodollar Loans in effect on such day. Such fees shall be payable in arrears on the first Business Day of each calendar month.

                  (e) FEE LETTERS. The US Borrowers shall jointly and severally pay to JPMorgan, the Administrative Agent and/or certain of their Affiliates such fees as are set forth in the Fee Letter, as the same has been or may be hereafter amended or supplemented, on the dates and in the manner specified therein.

         Section 2.12 PAYMENTS, ETC.

                  (a) WITHOUT SETOFF, ETC. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent (if such payment is made on or in respect of US Loans or US Commitments) or to the Canadian Administrative Agent (if such payment is made on or in respect of Canadian Loans or Canadian Commitments) for the account of the appropriate Lenders without defense, set-off or counterclaim not later than 11:00 a.m. New York, New York time on the date when due and shall be made in Dollars (unless such payment is a payment of principal or interest on C$ Denominated Loans or Reimbursement Obligations with respect to Canadian Letters of Credit denominated in C$, in which case such payments shall be in C$) in immediately available funds at the Payment Office of the appropriate Agent. The Administrative Agent or the Canadian Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the appropriate Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office.

                  (b) NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (c) COMPUTATIONS. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent or the Canadian Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's or the Canadian Administrative Agent's standard practice. If the Administrative Agent or the Canadian Administrative Agent and the Borrowers determine that manifest error exists, said parties shall correct such error by way of an adjustment to the next payment due hereunder. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

         Section 2.13 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrowers and to the Lenders of such determination. Until the Administrative Agent notifies the Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a Borrowing of ABR Loans, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a ABR Loan.

         Section 2.14 ILLEGALITY.

                  (a) DETERMINATIONS OF ILLEGALITY OF EURODOLLAR LOAN. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrowers and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

                  (b) EURODOLLAR LOANS SUSPENDED. Upon the giving of the notice to the Borrowers referred to in Section 2.14(a) above, (1) the Borrowers' right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and thereafter, any requested Borrowing of Eurodollar Loans shall, as to such Lender only, be deemed to be a request for a ABR Loan, and (2) if the affected Eurodollar Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby,


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

upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into a ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this subsection.

                  (c) DETERMINATIONS OF ILLEGALITY OF DOLLAR DENOMINATED LOANS. In the event that any Canadian Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Dollar Denominated Loan has become unlawful as a result of compliance by such Canadian Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Canadian Lender shall give prompt notice (by telephone confirmed in writing) to the Canadian Borrowers and to the Canadian Administrative Agent of such determination (which notice the Canadian Administrative Agent shall promptly transmit to the other Canadian Lenders).

                  (d) DOLLAR DENOMINATED LOAN SUSPENDED. Upon the giving of the notice to the Canadian Borrowers referred to in Section 2.14(c) above, (1) the Canadian Borrowers' right to request (by continuation, conversion or otherwise) and such Canadian Lender's obligation to make Dollar Denominated Loans shall be immediately suspended, and thereafter, any requested Borrowing of Dollar Denominated Loans shall, as to such Canadian Lender only, be deemed to be a request for a Canadian Revolving Credit Loan, and (2) if the affected Dollar Denominated Loan or Loans are then outstanding, the Canadian Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Canadian Administrative Agent and the affected Canadian Lender, convert each such Dollar Denominated Loan which is a Eurodollar Loan into a B/A Loan and convert each such Dollar Denominated Loan which is a ABR Loan into a Canadian Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this subsection.

         Section 2.15 INCREASED COSTS.

                  (a) EURODOLLAR REGULATIONS, ETC. If, by reason of (x) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                           (2) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the Adjusted LIBO Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its



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

         applicable Lending Office or the interbank Eurodollar Loan market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Adjusted LIBO Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the applicable Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender on demand additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost; provided that, the Borrowers shall not be required to compensate any Lender pursuant to this Section 2.15(a) for any amounts incurred more than six months prior to the date that such Lender notifies such Borrowers of such Lender's intention to claim compensation therefor; and provided further that (A) if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect, and (B) the limitation set forth in this proviso shall not apply to amounts already included in the determination of the applicable Adjusted LIBO Rate. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Borrowers and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) COSTS. If any Lender shall advise the Administrative Agent or the Canadian Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 2.15(a) or any other circumstances affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate, as determined in good faith by the Administrative Agent or the Canadian Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

                           (1) the Administrative Agent or the Canadian
         Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrowers and to the Lenders of such advice;

                           (2) the Borrowers' right to request a Borrowing of Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a ABR Loan, and any such outstanding Eurodollar Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a ABR Loan.

                  (c) CAPITAL ADEQUACY. If by reason of (1) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (2) the compliance with any guideline or request issued by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such



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

Lender's Loans or such Lender's Commitment hereunder and other commitments to lend or of the Letters of Credit (or similar contingent obligations), then, upon written request therefor by such Lender (with a copy of such request to the Administrative Agent), the applicable Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Loans or such Lender's commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit and such Lender is generally charging such costs to other similarly situated borrowers under similar credit facilities; provided, that, the Borrowers shall not be required to compensate any Lender pursuant to this Section 2.15(c) for any amounts incurred more than six months prior to the date that such Lender notifies such Borrowers of such Lender's intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. A certificate as to such amounts and the calculation thereof, submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) ISSUING BANK. The rights and benefits of the Lenders under this Section 2.15 shall also apply to any Issuing Bank in its capacity as such.

         Section 2.16 CHANGE OF LENDING OFFICE. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Section 2.13, Section 2.14 or Section 2.15 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided, that, such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

         Section 2.17 FUNDING LOSSES. Each of the Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans or B/A Loans to such Borrowers to the extent not recovered by the Lender in connection with the re-employment of such funds) ("LOSSES"), which the Lender may sustain:
(a) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans or B/A Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to a failure by the applicable Borrowers to fulfill on the date of any Borrowing of Eurodollar Loans or B/A Loans the conditions set forth in Article 3, or to convert, continue any Eurodollar Loan or B/A Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.10; (b) if any payment, prepayment or conversion of any of its Eurodollar Loans or B/A Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a Eurodollar Loan or B/A Loan pursuant to Section 2.21, in each case is made or deemed made on a date which is not the last day of the Interest Period or Contract Period applicable thereto; or (c) if, for any reason, either of the Borrowers defaults in their obligation to repay its Eurodollar Loans or B/A Loans or roll over or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise). Notwithstanding the foregoing, the Canadian Borrowers shall not be required to compensate any US Lender in respect of losses arising with respect to US Loans.

         Section 2.18 SHARING OF PAYMENTS, ETC.

                  (a) If any US Revolving Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligations of the US Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the US Revolving Lenders, such US Revolving Lender shall forthwith (1) notify each of the other US Revolving Lenders and the Administrative Agent of such receipt, and (2) purchase from the other US Revolving Lenders such participations in the affected obligations as shall be necessary to cause such purchasing US Revolving



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

Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided, that, if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing US Revolving Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The US Borrowers agree that any US Revolving Lender so purchasing a participation from another US Revolving Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such US Revolving Lender were the direct creditor of the US Borrowers in the amount of such participation.

                  (b) If any Canadian Lender shall obtain any payment or reduction of any obligation of the Canadian Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Canadian Lenders, such Canadian Lender shall forthwith (1) notify each of the other Canadian Lenders and the Canadian Administrative Agent of such receipt, and (2) purchase from the other Canadian Lenders such Participations in the affected obligations as shall be necessary to cause such purchasing Canadian Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided, that, if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Canadian Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Canadian Borrowers agree that any Canadian Lender so purchasing a participation from another Canadian Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Canadian Lender were the direct creditor of the Canadian Borrowers in the amount of such participation.

         Section 2.19 TAXES.

                  (a) PAYMENTS FREE AND CLEAR. Any and all payments by or on account of any obligation of any of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that, if any of the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, the Canadian Administrative Agent, the Lenders or the Issuing Banks (as the case may be) receive an amount equal to the sum they would have received had no such deductions been made, (2) the applicable Borrowers shall make such deductions, and (3) such Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) OTHER TAXES. In addition, the applicable Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) INDEMNIFICATION. Each of the Borrowers shall indemnify the Administrative Agent, the Canadian Administrative Agent, each Lender and each Issuing Bank, upon written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or



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

liability delivered to the applicable Borrowers by a Lender or an Issuing Bank, or by the Administrative Agent or the Canadian Administrative Agent, as applicable, on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. Notwithstanding the foregoing, the Canadian Borrowers shall not be required to indemnify any US Lender in respect of any Indemnified Taxes or Other Taxes arising with respect to US Loans.

                  (d) RECEIPTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any of the Borrowers to a Governmental Authority, such Borrowers shall deliver to the Administrative Agent or the Canadian Administrative Agent, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.19 shall survive the payment in full of principal and interest hereunder.

                  (f) LENDER REPRESENTATIONS AND AGREEMENTS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the US Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the US Borrowers as will permit such payments to be made without withholding or at a reduced rate.

                  (g) REFUNDS. If any Borrower pays any additional amount under this Section 2.19 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "TAX BENEFIT"), such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to such Borrower pursuant to this Section 2.19 shall be treated as a tax for which such Borrower is obligated to indemnify such Lender pursuant to this Section 2.19 without any exclusions or defenses; and (iii) nothing in this Section 2.19(g) shall require the Lender to disclose any confidential information to any Borrower (including, without limitation, its tax returns).

                  (h) LIMITATION ON GROSS UP FOR CERTAIN CANADIAN PARTIES. Canadian Borrowers shall not be obligated to make any payment to or for the account of any Canadian Lender or Canadian Administrative Agent pursuant to this
Section 2.19 to the extent such Canadian Administrative Agent or Canadian Lender (or its applicable Lending Office) is a non-resident of Canada for purposes of the Income Tax Act (Canada) unless such Canadian Administrative Agent or Canadian Lender (or Lending Office) ceases to be a resident of Canada for purposes of the Income Tax Act (Canada) as a result of a change of law occurring after the date such Person became the Canadian Administrative Agent or Canadian Lender (or after the date of designation of such Lending Office).

         Section 2.20 PRO RATA TREATMENT. Subject to Section 2.4(b) each Borrowing of US Revolving Credit Loans shall be made, each payment on account of any commitment fee in respect of the



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

US Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the US Revolving Credit Commitments of the US Revolving Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant US Revolving Credit Percentages of the US Revolving Lenders. Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any US Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such US Revolving Credit Loans then held by the US Revolving Lenders. Subject to Section 2.4(b), each Borrowing of Canadian Revolving Credit Loans shall be made, each payment on account of any commitment fee in respect of the Canadian Revolving Credit Commitments hereunder shall be allocated by the Canadian Administrative Agent, and any reduction of the Canadian Revolving Credit Commitments of the Canadian Lenders shall be allocated by the Canadian Administrative Agent, pro rata according to the relevant Canadian Revolving Credit Percentages of the Canadian Lenders. Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any Canadian Revolving Credit Loans shall be allocated by the Canadian Administrative Agent pro rata according to the respective outstanding principal amounts of such Canadian Revolving Credit Loans then held by the Canadian Lenders.

         Section 2.21 REPLACEMENT OF LENDERS. If any Lender does not make a Eurodollar Loan pursuant to Section 2.14, seeks indemnification for increased costs pursuant to Section 2.15, fails to designate an alternate Lending Office pursuant to Section 2.16, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 2.19, the Borrowers shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent and the Canadian Administrative Agent, which consent shall not be unreasonably withheld, provided that (a) the obligations of the Borrowers owing hereunder or under any other Financing Document to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement lender, (b) the replacement lender shall execute an Assignment and Assumption pursuant to which it shall become a party hereto as provided in Section 10.7, and (c) upon compliance with the provisions for assignment provided in Section 10.7 and the payment of amounts referred to in clause (a), the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.

         Section 2.22 ADVANCES OF REVOLVING CREDIT LOANS TO SATISFY LENDER INDEBTEDNESS. Each of the Borrowers and each Lender hereby agree with the Administrative Agent, the Canadian Administrative Agent and each other Lender that, on each date on which any payment of interest, fees, principal or other amounts are due and owing hereunder or under any of the other Financing Documents, the Administrative Agent or the Canadian Administrative Agent may, in its sole discretion, but without any obligation to do so and subject to all other terms of this Agreement (other than any request for delivery of a Borrowing Request hereunder) cause a Borrowing of (a) US Swingline Loans to the extent of the remaining US Swingline Availability, and thereafter such Borrowings shall be US Revolving Credit Loans which shall be ABR Loans, or (b) Dollar Denominated Canadian Revolving Credit Loans which shall be ABR Loans, each to be made on such date in an amount sufficient to satisfy in full all such payments of interest, fees or other amounts which are then due hereunder and, subject to Section 2.7(i) with respect to the Canadian Lenders, the Administrative Agent or the Canadian Administrative Agent shall disburse the proceeds of such Borrowing to each other Agent and Lender to satisfy all such obligations and liabilities which are then due and the Administrative Agent or the Canadian Administrative Agent shall give the Borrowers prompt notice of any such Advances. Notwithstanding the foregoing, neither the Administrative Agent nor the Canadian Administrative Agent shall be permitted to cause a Borrowing of Canadian Revolving Credit Loans to satisfy any Lender Indebtedness which is not Canadian Lender Indebtedness.



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

         Section 2.23 JOINT AND SEVERAL LIABILITY OF US BORROWERS; RIGHTS OF CONTRIBUTION AMONG US BORROWERS.

                  (a) Each US Borrower states and acknowledges that: (1) pursuant to this Agreement, the US Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (2) each US Borrower has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (3) it is both a condition precedent to the obligations of the Administrative Agent, the Canadian Administrative Agent and Lenders hereunder and a desire of each US Borrower that each US Borrower execute and deliver to Lender this Agreement; and (4) each US Borrower has requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                  (b) Each US Borrower hereby irrevocably and unconditionally:
(i) agrees that it is jointly and severally liable to the Administrative Agent and the Lenders for the full and prompt payment and performance of the obligations of each Borrower under this Agreement and each other Financing Document that may specify that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify the Administrative Agent, the Canadian Administrative Agent and each Lender, on demand for and against any loss incurred by the Administrative Agent, the Canadian Administrative or any Lender as a result of any of the obligations of any Borrower (the "SUBJECT BORROWER") being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the subject Borrower or any Person, the amount of such loss being the amount which the Administrative Agent, the Canadian Administrative Agent or the Lenders (or any of them) would otherwise have been entitled to recover from the Borrower.

                  (c) It is the intent of each US Borrower that the indebtedness, obligations and liabilities hereunder and under the other Financing Documents of no one of them be subject to challenge on any basis related to any federal or state law dealing with fraudulent conveyances or any other law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof, the liability of each US Borrower under this Section 2.23 together with all of its other liabilities to all persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured ("DATED LIABILITIES") is and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each US Borrower under this Section 2.23 (i) grants to and recognizes in each other US Borrower ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such US Borrower, but for the aggregate rights of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such US Borrower and (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other US Borrowers in the amount, if any, by which the Dated Liabilities of such US Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such US Borrower under this Section 2.23. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each US Borrower will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this
Section 2.23 that each US Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

                  (d) Each US Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information



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presently known to the Administrative Agent, the Canadian Administrative Agent
and the Lenders regarding each Borrower, the corporate structure of the Borrowers, and the present financial condition of each Borrower. Upon or after the occurrence of an Event of Default under Section 8.1 or Section 8.2 and so long as it is continuing, each US Borrower hereby agrees that the Required Lenders shall have the right, in their sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (1) further restrict loans and advances between the Borrowers, (2) establish separate lockbox and Blocked Accounts for each US Borrower, (3) separate the US Swingline Loans and US Revolving Credit Loans into separate revolving credit loans to each of the US Borrowers as shall be determined by the Required Lenders, and (4) establish such other procedures as shall be reasonably deemed by the Required Lenders to be useful in tracking where Loans are made under this Agreement and the source of payments received by the Lenders on such Loans.

         Section 2.24 PARTICIPATIONS IN US SWINGLINE LOANS. The US Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. (New York, New York time), on any Business Day require the US Revolving Lenders to acquire participations within one (1) Business Day in all or a portion of the US Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of US Swingline Loans in which the US Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Revolving Lender, specifying in such notice such Lender's US Revolving Credit Percentage of such US Swingline Loan or Loans. Each US Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the US Swingline Lender, such US Revolving Lender's US Revolving Credit Percentage of such US Swingline Loan or Loans. Each US Revolving Lender acknowledges and agrees that its obligation to acquire participations in US Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Aggregate US Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.4(a) with respect to Loans made by such US Revolving Lender (and Section 2.4(a) shall apply, mutatis mutandis, to the payment obligations of the US Revolving Lenders), and the Administrative Agent shall promptly pay to the US Swingline Lender the amounts so received by it from the US Revolving Lenders. The Administrative Agent shall notify the US Borrowers of any participations in any US Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such US Swingline Loan shall be made to the Administrative Agent and not to the US Swingline Lender. Any amounts received by the US Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a US Swingline Loan after receipt by the US Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the US Lenders that shall have made their payments pursuant to this paragraph and to the US Swingline Lender, as their interests may appear. The purchase of participations in a US Swingline Loan pursuant to this paragraph shall not relieve the US Borrowers of any default in the payment thereof.

         Section 2.25 INCREASE OF COMMITMENTS.

                  (a) If no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing, the Borrowers may at any time prior to the Maturity Date request an increase of the US Revolving Credit Commitments or Canadian Revolving Credit Commitments by notice to the Administrative Agent and the Canadian Administrative Agent in writing of the amount of such proposed increase (such notice, a "COMMITMENT INCREASE NOTICE"); provided, however, that
(1) neither the US Revolving Credit Commitment nor the Canadian Revolving Credit Commitment of any Lender may be



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increased without such Lender's consent, and (2) the aggregate amount of the
Revolving Credit Commitments as so increased shall not exceed $450,000,000. Any such Commitment Increase Notice delivered with respect to any proposed increase in the US Revolving Credit Commitments must offer each US Revolving Lender an opportunity to subscribe for its Applicable Percentage of the increased US Revolving Credit Commitments. Any such Commitment Increase Notice delivered with respect to any proposed increase in the Canadian Revolving Credit Commitments must offer each Canadian Lender an opportunity to subscribe for its Applicable Percentage of the increased Canadian Revolving Credit Commitments. The Administrative Agent or the Canadian Administrative Agent, as applicable, shall, within five (5) Business Days after receipt of a Commitment Increase Notice, notify each Lender of such request. Each Lender desiring to increase its US Revolving Credit Commitment or Canadian Revolving Credit Commitment (as applicable) shall notify the applicable Agent in writing no later than ten (10) Business Days after receipt of notice from such Agent. Any Lender that does not notify the applicable Agent within the time period specified above that it will increase its US Revolving Credit Commitment or Canadian Revolving Credit Commitment will be deemed to have rejected such offer. Any agreement by a Lender to increase its US Revolving Credit Commitment or Canadian Revolving Credit Commitment shall be irrevocable.

                  (b) If any proposed increase in the US Revolving Credit Commitments or Canadian Revolving Credit Commitments is not fully subscribed by the existing Lenders pursuant to the procedure outlined in clause (a) preceding, the Borrowers may, in their sole discretion, but with the consent of the Administrative Agent or the Canadian Administrative Agent, as applicable, as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased US Revolving Credit Commitments or Canadian Revolving Credit Commitments, by notifying the Administrative Agent or the Canadian Administrative Agent, as applicable; provided that the US Revolving Credit Commitment or Canadian Revolving Credit Commitment of any new Lender shall not be less than $25,000,000 and shall be in an integral multiple of $5,000,000. Promptly and in any event within five (5) Business Days after receipt of notice from the Borrowers of their desire to offer such unsubscribed commitments to certain existing Lenders or to the additional banks or financial institutions identified therein, the Administrative Agent or the Canadian Administrative Agent, as applicable shall notify such proposed lenders of the opportunity to participate in all or a portion of such unsubscribed portion of the increased US Revolving Credit Commitments or Canadian Revolving Credit Commitments.

                  (c) Any existing Lender that accepts Borrowers' offer to increase its US Revolving Credit Commitment or Canadian Revolving Credit Commitment shall execute a Commitment Increase Agreement with the applicable Borrowers and Agent, whereupon such Lender shall be bound by, and entitled to the benefits of, this Agreement with respect the full amount of its US Revolving Credit Commitment or Canadian Revolving Credit Commitment, as applicable, as so increased.

                  (d) Any additional bank or financial institution which is not an existing Lender and which accepts Borrowers' offer to participate in the increased US Revolving Credit Commitments or Canadian Revolving Credit Commitments shall execute and deliver to the applicable Agent and Borrower a New Lender Agreement setting forth its US Revolving Credit Commitment or Canadian Revolving Credit Commitment (subject to the limitations on the amounts thereof set forth herein), and upon the effectiveness of such New Lender Agreement such bank or financial institution (a "NEW LENDER") shall become a US Revolving Lender or Canadian Revolving Lender, as applicable, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender.



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                  (e) Upon any increase in the US Revolving Credit Commitments or Canadian Revolving Credit Commitments pursuant to this Section 2.25, Annex I shall be deemed amended to reflect the US Revolving Credit Commitment or Canadian Revolving Credit Commitment of each Lender (including any New Lender) as thereby increased.

                                    ARTICLE 3
                            CONDITIONS TO BORROWINGS

         Section 3.1 CLOSING. The obligation of each Lender to make its initial Revolving Credit Loan and initial US Swingline Loan and such Issuing Bank to issue its initial Letter of Credit hereunder, is subject to (x) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for this Agreement) for each Lender and (y) the satisfaction of the following conditions:

                  (a) NOTES. To the extent requested by a Lender pursuant to
Section 2.7(l) duly completed and executed promissory notes to evidence the Loans made by such Lender, dated as of the Closing Date, and payable to the order of such Lender.

                  (b) RESOLUTIONS AND INCUMBENCY CERTIFICATES.

                           (1) certified copies of the resolutions of the Board of Directors (or comparable authority) of each Obligated Party dated as of the Closing Date and approving, as appropriate, the Loans, this Agreement, the other Financing Documents, and all other documents, if any, in each case being executed and delivered as of the Closing Date, in connection with this Agreement to which such Obligated Party is a party and evidencing corporate (or other organizational) authorization with respect to such documents; and

                           (2) a certificate of the Secretary or an Assistant Secretary of each Obligated Party dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Person authorized to execute this Agreement, Applications and the other Financing Documents to which such Obligated Party is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 6.10, Borrowing Requests, and Borrowing Base Reports, and (C) that attached thereto is a true and complete copy of
         (i) the certificate or articles of incorporation, certificate or articles of organization, certificate of limited partnership, or comparable charter documents, certified by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Obligated Party, (ii) the bylaws, regulations, partnership agreement, or comparable charter documents of such Obligated Party, each as amended to date, (iii) recent good standing certificates and certificates of existence for such Obligated Party, and (iv) certificates of foreign qualification for such Obligated Party in such jurisdictions as the Administrative Agent shall require.

                           (3) certain letter agreements certifying to the names and signatures of officers of the Borrowers authorized to issue Borrowing Requests, issue Borrowing Base Reports, initiate wire transfers and take other actions with respect to the credit facilities contemplated hereby.

                  (c) OPINIONS OF COUNSEL.



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

                           (1) Opinion of Gallop, Johnson & Newman, counsel to each Obligated Party, dated as of the Closing Date and addressed to the Administrative Agent, the Issuing Banks and the Lenders and covering such matters as the Administrative Agent, the Issuing Banks or the Lenders may reasonably request.

                           (2) An opinion of Bennett Jones LLP, Alberta counsel to the Canadian Borrowers dated as of the Closing Date addressed to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders and covering such matters as the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders may reasonably request;

                           (3) An opinion of Stewart McKelvey Sticling Seales, Nova Scotia counsel to the Canadian Borrowers dated as of the Closing Date addressed to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders and covering such matters as the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders may reasonably request; and

                           (4) Opinions of counsel to the US Borrower in each state in which Mortgaged Real Property is located, dated as of the Closing Date, addressed to the Administrative Agent, the Issuing Banks and the Lenders favorably opining to the enforceability of such US Real Estate Mortgage and covering such other matters as the Administrative Agent, the Issuing Banks or the Lenders may reasonably request.

                  (d) THE SECURITY INSTRUMENTS; PERFECTION OF LIENS IN THE COLLATERAL.

                           (1) the Guaranty and Security Agreement, dated as of the Closing Date and duly executed by each US Borrower;

                           (2) The Canadian Security Agreement, dated as of the Closing Date and duly executed by each Canadian Borrower;

                           (3) duly executed Real Estate Mortgages with respect to all Mortgaged Real Property duly executed and delivered by the Borrower owning such Mortgaged Real Property;

                           (4) a Landlord's Consent and Subordination Agreement duly executed by each landlord with respect to all Mortgaged Real Property in which a Borrower holds a leasehold interest;

                           (5) a Landlord's Waiver duly executed by each landlord with respect to all Real Property leased by a Borrower which is not Mortgaged Real Property (except to the extent no Eligible Equipment or Eligible Inventory is located at such Real Property or a Rent Reserve has been established with respect to such Real Property);

                           (6) Deposit Account Control Agreements (as defined in the Guaranty of Security Agreement) with respect to each deposit account maintained by a US Borrower duly executed by such US Borrower and by the depository bank at which such accounts are maintained;

                           (7) a Securities Account Control Agreement (as defined in the Guaranty and Security Agreement) with respect to each securities account maintained by a US Borrower duly executed by such US Borrower and the brokerage firm at which such accounts are maintained;



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                           (8) the Canadian Blocked Account Agreement duly
         executed by each Canadian Borrower, Canadian Lockbox Bank and Canadian Administrative Agent establishing the Canadian Lockbox;

                           (9) original stock certificates evidencing all Equity owned by each Borrower to the extent such Equity is evidenced by a certificate, in each case accompanied by duly executed corresponding stock powers;

                           (10) all Property in which the Administrative Agent or the Canadian Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent or the Canadian Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Administrative Agent's or the Canadian Administrative Agent's Lien in such Collateral;

                           (11) Bailee Letters with respect to each location at which a Borrower holds inventory as of the Closing Date which location is not owned or leased by such Borrower;

                           (12) UCC-1 Financing Statements naming each US Borrower as Debtor and the Administrative Agent as Secured Party describing the Collateral, each of which shall have been duly filed in each jurisdiction as the Administrative Agent shall require; and

                           (13) such other documents, instruments and agreements and other actions as the Administrative Agent shall require in its sole discretion to fully create, evidence, register and perfect the Administrative Agent's Liens in the Collateral securing the Lender Indebtedness.

                  (e) INSURANCE. Copies of all insurance binders, together with a certificate of insurance coverage, dated as of the Closing Date, evidencing that the Credit Parties are carrying insurance in accordance with Section 6.5 hereof.

                  (f) CERTIFICATE OF RESPONSIBLE OFFICER. Certificate of a Responsible Officer of Borrowers acceptable to the Lenders dated as of the Closing Date certifying that (1) each Credit Party is Solvent both before and after giving effect to the consummation of the Target Acquisition and the incurrence of Indebtedness to finance such acquisition, (2) no Default or Event of Default exists or will exist after giving effect to the Closing Transactions,
(3) each representation and warranty contained herein and in the other Financing Documents is true and correct both before and after giving effect to the Closing Transactions, and (4) each condition precedent contained in this Section 3.1 and
Section 3.2 has been satisfied (subject only to the funding and application of the initial Borrowing to be made hereunder).

                  (g) LIEN SEARCHES. Lien searches reflecting no prior Liens on the Collateral other than Liens set forth on Schedule 7.3.

                  (h) BORROWING BASE REPORT. A Borrowing Base Report prepared as of a date no earlier than 20 days prior to the Closing Date setting forth the US Borrowing Base and the Canadian Borrowing Base to be in effect under this Agreement on the Closing Date, and reflecting that, after giving effect to the consummation of the transactions contemplated herein, including the Target Acquisition and the initial Borrowing hereunder, the Collateral Availability shall not be less than $100,000,000. It is understood that this condition contemplates that all existing Indebtedness of the Credit Parties not permitted to remain outstanding under Section 7.2 has been prepaid and Indebtedness and other obligations are current, and that all accounts payable are being handled in the normal course of the Borrowers' business consistent with its past practices.



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

                  (i) SURVEYS. Surveys in form and substance acceptable to the Administrative Agent with respect to all Mortgaged Real Property.

                  (j) TITLE COMMITMENT. A Commitment for a Mortgagee's Policy of Title Insurance ("TITLE COMMITMENTS"), in form and substance satisfactory to the Administrative Agent with respect to all Mortgaged Real Property, together with evidence satisfactory to the Administrative Agent that the Mortgagees's Policies of Title Insurance to be issued pursuant to such Title Commitments will be issued pursuant to each such Title Commitment and all premiums therefore have been paid.

                  (k) FINANCIAL STATEMENTS AND PROJECTIONS. The financial condition of the Credit Parties reflected in the Financial Statements and the other financial information and Projections of the Credit Parties shall not have changed as of the Closing Date in such a way as to cause or result in a Material Adverse Effect (after giving effect to the consummation of the Target Acquisition).

                  (l) CASH MANAGEMENT ARRANGEMENTS. The Administrative Agent shall be satisfied in its sole discretion with all aspects of each Borrower's cash management arrangements.

                  (m) FEES AND EXPENSES. Payment and/or reimbursement of (1) the Administrative Agent's and the Canadian Administrative Agent's counsel's fees and expenses rendered through the Closing Date, to the extent invoiced, and (2) any fees or expenses required to be paid pursuant to the Fee Letter.

                  (n) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of each Obligated Party contained herein and in each of the other Financing Documents shall be true and correct.

                  (o) TARGET ACQUISITION. Subject only to the disbursement and application of the initial Borrowing, the Target Acquisition shall have occurred (or the Administrative Agent shall be satisfied that such transactions shall occur concurrently with such disbursement and funding).

                  (p) REPAYMENT AND TERMINATION OF EXISTING CREDIT AGREEMENT. Subject only to the disbursement and application of the initial Borrowing, all Lender Indebtedness under and as defined in the Existing Credit Agreement shall have been paid in full, and Borrowers shall have delivered irrevocable notice to the Administrative Agent and Canadian Administrative Agent under the Existing Credit Agreement terminating the Commitments under the Existing Credit Agreement pursuant to Section 2.10 of the Existing Credit Agreement.

                  (q) OTHER DOCUMENTATION. The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent to the Administrative Agent and Canadian Administrative Agent under the Existing Credit Agreement.

         Section 3.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make each Loan hereunder (including the initial
Loan) and the obligation of each Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Loan or issuance:

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the Closing Date shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan (unless such representation and warranty is expressly limited to an earlier date).

                  (b) NO DEFAULT. There shall not exist a Default or Event of Default hereunder.

                  (c) MAXIMUM AVAILABLE AMOUNT. The Aggregate US Revolving Credit Exposure and the Aggregate Canadian Revolving Credit Exposure, after giving effect to such proposed Loan or Letter of Credit shall not exceed the US Maximum Available Amount and Canadian Maximum Available Amount, respectively, then in effect.

                  (d) BORROWING REQUESTS. Except in the case of any Borrowing pursuant to Section 2.2(c) or Section 2.2(d), the applicable Borrowers shall have provided Advance Notice of the requested Borrowing by completion, execution and delivery of a Borrowing Request.

                                    ARTICLE 4
                                    SECURITY

         Section 4.1 SECURITY GRANTED BY US CREDIT PARTIES. The Lender Indebtedness shall be secured by perfected, first priority Liens in and encumbering all assets of each US Credit Party, whether now owned or hereafter acquired and wherever located; provided, that, only 65% of the Voting Stock of any Person that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia, shall be pledged to secure the US Lender Indebtedness. In furtherance of the foregoing, the US Borrowers shall execute on or before the Closing Date the Security Documents set forth in Section 3.1(d) and shall thereafter execute and deliver (and to cause each other US Credit Party and any other appropriate Person to execute and deliver) to the Administrative Agent for the benefit of US Lenders, promptly upon request by the Administrative Agent, such Security Documents and other documents, instruments, agreements and certificates, as the Administrative Agent shall deem necessary or appropriate in its sole discretion to create, evidence and perfect the Liens contemplated by this Section 4.1.

         Section 4.2 SECURITY GRANTED BY CANADIAN CREDIT PARTIES. The Canadian Lender Indebtedness shall be secured by perfected, first priority Liens in and encumbering all assets of each Canadian Credit Party, whether now owned or hereafter acquired and wherever located. In furtherance of the foregoing, the Canadian Borrowers shall execute on or before the Closing Date, Security Documents set forth in Section 3.1(d) and shall thereafter execute and deliver (and to cause each other Canadian Credit Party and any other appropriate Person to execute and deliver) to the Canadian Administrative Agent for the benefit of the Canadian Lenders, promptly upon request by the Canadian Administrative Agent, such Security Documents and other documents, instruments, agreements and certificates, as Canadian Administrative Agent shall deem necessary or appropriate in its sole discretion to create, evidence and perfect the Liens contemplated by this Section 4.2.

         Section 4.3 ESTABLISHMENT OF US LOCKBOX. The Borrowers have entered into the Lockbox Agreement with the Administrative Agent pursuant to which each US Borrower has established a US Lockbox to be operated by the Administrative Agent. Each Person which hereafter becomes a US Borrower shall enter into such Lockbox Agreement. At all times from and after the Closing Date, each US Borrower shall direct all account debtors with respect to such US Borrower's accounts and all other Persons obligated to make payments of any type to such US Borrower in respect of the Collateral to direct such payments to the US Lockbox. All invoices issued by any US Borrower after the Closing Date shall contain a notation requiring the accounts evidenced by such invoice to be paid to the US Lockbox. The Administrative Agent shall have sole and exclusive access to the US Lockbox. All monies, checks and other drafts received in the US Lockbox shall be endorsed in accordance with the Lockbox Agreement and deposited by the Administrative Agent each Business Day in the US Blocked Account.



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         Section 4.4 ESTABLISHMENT OF CANADIAN LOCKBOX. The Canadian Borrowers
shall enter into the Canadian Blocked Account Agreement with Canadian Lockbox Bank and the Canadian Administrative Agent pursuant to which each Canadian Borrower has established a Canadian Lockbox to be operated by the Canadian Lockbox Bank. Each Person which hereafter becomes a Canadian Borrower shall enter into such Canadian Blocked Account Agreement. At all times from and after the Closing Date, each Canadian Borrower shall direct all account debtors with respect to such Canadian Credit Party's accounts and all other Persons obligated to make payments of any type to any Canadian Credit Party to direct such payments to the Canadian Lockbox. All invoices issued by any Canadian Credit Party shall contain a notation requiring the Accounts evidenced by such invoice to be paid to the Canadian Lockbox. Canadian Lockbox Bank, shall have sole and exclusive access to the Canadian Lockbox. All monies, checks and other drafts received in the Canadian Lockbox shall be endorsed in accordance with the Lockbox Agreement and deposited by Canadian Lockbox Bank each Business Day in a Canadian Lockbox Account.

         Section 4.5 ESTABLISHMENT OF US BLOCKED ACCOUNT. The US Borrowers acknowledge and agree that so long as this Agreement is in effect or any Lender Indebtedness shall be outstanding, all funds received by any US Credit Party from any source shall be deposited in the US Blocked Account not later than one Business Day following the date of receipt. Such deposit shall be made in the exact form received subject only to any necessary endorsements. The US Borrowers hereby acknowledge and agree (a) that, from and after delivery of the Activation Notice (US), none of them nor the other Credit Parties shall have any power of withdrawal over the funds in the US Blocked Account, (b) that each US Borrower has granted a Lien on and pledged to Administrative Agent as additional collateral security for the US Lender Indebtedness, in the US Blocked Account and all funds on deposit therein and "control" has been established with respect to such US Blocked Account as defined in Section 9.104 of the UCC, (c) no US Borrower may unilaterally terminate the US Blocked Account, and (d) at any time after delivery of an Activation Notice (US), the US Blocked Account and all funds on deposit therein shall be subject to the absolute dominion and control of the Administrative Agent. Each of US Borrowers and the Administrative Agent agree that the US Blocked Account is a "deposit account" within the meaning of 9-102(a)(29) of the UCC and that for purposes of Section 9-304 of this UCC, the State of New York shall be the jurisdiction of the Administrative Agent.

         Section 4.6 ESTABLISHMENT OF CANADIAN BLOCKED ACCOUNT. The Canadian Borrowers acknowledge and agree that so long as this Agreement is in effect or any Canadian Lender Indebtedness shall be outstanding, all funds received by any Canadian Credit Party from any source (including without limitation items of payment and other amounts deposited in the Canadian Lockbox) shall be deposited in the Canadian Lockbox Account not later than one Business Day following the date of receipt. The Canadian Borrowers hereby acknowledge and agree (a) that, from and after delivery of the Activation Notice (Canadian), none of them nor the other Credit Parties shall have any power of withdrawal over the funds in the Canadian Lockbox Account, and all such funds shall be remitted within one Business Day thereafter to the Canadian Blocked Account, (b) that each Canadian Borrower has granted a Lien on and pledged to the Canadian Administrative Agent as additional collateral security for the Canadian Lender Indebtedness, the Canadian Lockbox Account and the Canadian Blocked Account and all funds on deposit therein, (c) no Canadian Credit Party may unilaterally terminate the Canadian Lockbox Account or Canadian Blocked Account, and (d) at any time after delivery of an Activation Notice (Canadian), the Canadian Lockbox Account and the Canadian Blocked Account and all funds on deposit therein shall be subject to the absolute dominion and control of the Canadian Administrative Agent.

         Section 4.7 APPLICATION OF PROCEEDS OF US BLOCKED ACCOUNT. All funds received by the Administrative Agent in the US Blocked Account shall be applied to the Lender Indebtedness in the manner set forth in Section 2.9(c) herein.



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         Section 4.8 APPLICATION OF PROCEEDS OF CANADIAN BLOCKED ACCOUNT. All
funds received by Canadian Administrative Agent from the Canadian Blocked Account or otherwise from the Canadian Administrative Agent shall be applied to the Canadian Lender Indebtedness in the manner set forth in Section 2.9(d) herein.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants to each Agent and each Lender that each statement set forth in this Article 5 is true and correct on the date hereof and will be true and correct on the date each Borrowing and each Letter of Credit is requested hereunder and on the date each Borrowing is disbursed and each Letter of Credit is issued hereunder; provided, that, each Canadian Borrower is only making such representations and warranties in regard to itself and each other Canadian Borrower and only to the Canadian Administrative Agent and the Canadian Lenders; provided, that, the breach of any representations and warranties which pertain to the US Borrowers in any material respect (even though not made by the Canadian Borrowers) will give rise to an Event of Default and will result in the Canadian Administrative Agent, the Administrative Agent and the Canadian Lenders having the right to exercise all rights and remedies applicable upon an Event of Default, including, without limitation, rights and remedies with respect to the Canadian Borrowers and their assets. Each such representation and warranty shall survive the execution and delivery of this Agreement and any Borrowing or issuance of any Letter of Credit hereunder and shall not be qualified or limited by any investigation undertaken by any Agent or any Lender or any actual or constructive knowledge any Agent or any Lender may have or be charged with indicating that any such representation or warranty is inaccurate or incomplete in any respect.

         Section 5.1 ORGANIZATIONAL EXISTENCE. Each Credit Party is duly organized, legally existing and in good standing under the laws of the jurisdictions in which it is organized and is duly qualified to transact business and in good standing in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         Section 5.2 ORGANIZATIONAL POWER AND AUTHORIZATION. Each Obligated Party is duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which it is a party; and all corporate, partnership, limited liability company, unlimited liability company, limited partnership, limited corporation or other action on any Obligated Party's part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which the Obligated Parties (or any of them) are parties has been duly and effectively taken.

         Section 5.3 BINDING OBLIGATIONS. This Agreement does and other Financing Documents to which any Obligated Party is a party will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of each Obligated Party that is a party thereto, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

         Section 5.4 NO LEGAL BAR OR RESULTANT LIEN. The execution, delivery and performance of the other Financing Documents, including this Agreement, to which the Obligated Parties (or any of them) are parties do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, bylaws, partnership agreement or other organizational documents of any Obligated Party, or any contract, agreement, instrument or Governmental Requirement to which any



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Obligated Party is subject which violation or default could have a Material
Adverse Effect, or result in the creation or imposition of any Lien upon any Properties of any Obligated Party.

         Section 5.5 NO CONSENT. Each Obligated Party's execution, delivery and performance of the Financing Documents, including this Agreement, to which such Obligated Party (or any of them) is a party, and the consummation of the Target Acquisition do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 5.6 FINANCIAL INFORMATION.

                  (a) FINANCIAL STATEMENTS. The Financial Statements were prepared in accordance with GAAP (subject, in the case of Financial Statements as of March 31, 2005, to the absence of footnotes and subject to year end audit adjustments which will not be material individually or in the aggregate) and fairly present the consolidated and consolidating (in the case of the Financial Statements as of March 31, 2005) financial condition and results of operations of the Company and its consolidated Subsidiaries as of the dates and for the periods reflected therein.

                  (b) CURRENT INFORMATION. The Current Information was prepared in accordance with GAAP (subject, in the case of interim financial statements, to the absence of footnotes and subject to year end audit adjustments which will not be material individually or in the aggregate) and fairly present the consolidated and consolidating (in the case of interim financial statements) financial condition and results of operations of the Company and its consolidated Subsidiaries as of the dates and for the periods reflected therein.

                  (c) PRO-FORMA CONSOLIDATING BALANCE SHEETS. The pro forma consolidated balance sheet of the Company as of March 31, 2005 fairly presents in conformity with GAAP the consolidated financial condition of the Company as of such date adjusted to give effect to the Target Acquisition and the incurrence of all Indebtedness to be incurred to finance the Target Acquisition.

                  (d) TARGET FINANCIAL STATEMENTS. The Target Financial Statements fairly present the consolidated financial condition and results of operations of Target as of the date and for the periods reflected therein.

                  (e) PROJECTIONS. The Projections set forth the Company's reasonable best estimate as of the date hereof of the Company's consolidated financial condition and results of operations as of the dates and for the periods covered thereby. The Projections were prepared in good faith in accordance with sound financial planning practices on the basis of the assumptions stated therein, which assumptions were believed by the Company to be reasonable at the time made and which the Company continues to believe are reasonable on the date hereof.

                  (f) NO MATERIAL ADVERSE EFFECT. Since December 31, 2004, there has been no event, condition or occurrence that has had or could reasonably be expected to have a Material Adverse Effect.

         Section 5.7 LITIGATION. There is no action, suit, claim, grievance or proceeding, or any governmental investigation or any arbitration proceeding, in each case pending (including any unsatisfied settlement, judgment decree or order) or, to the knowledge of any Borrower, threatened against any Credit Party or any Property of any Credit Party before any court or arbitrator or any Governmental Authority, or pursuant to any collective bargaining agreement, which (a) challenges the validity of this Agreement, any



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Application, any Security Instrument or any of the other Financing Documents or
(b) could reasonably be expected to have a Material Adverse Effect.

         Section 5.8 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans only for the following purposes: (a) refinancing the Indebtedness outstanding under the Existing Credit Agreement, (b) financing working capital needs of the Borrowers, (c) financing the Target Acquisition, and (d) other general corporate purposes of the Borrowers. The Letters of Credit will be used only for the purposes provided in Section 2.3. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U or X) and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation U or X. No Credit Party nor any Person acting on behalf of any Credit Party has taken or will take any action which could reasonably be expected to cause any of the Financing Documents, including this Agreement, to violate Regulations U or X or any other regulation of the Board, in each case as now in effect or as the same may hereinafter be in effect.

         Section 5.9 US EMPLOYEE BENEFITS.

                  (a) (1) Each US Credit Party and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan;
(A) each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws; and (B) no act, omission or transaction has occurred which could result in an imposition on any US Credit Party or any ERISA Affiliate (whether directly or indirectly) of (C) either a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (D) breach of fiduciary duty liability damages under Section 409 of ERISA which could reasonably be expected to have a Material Adverse Effect.

                  (b) There exists no outstanding liability of any US Credit Party or any ERISA Affiliate with respect to any Plan that has been terminated. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by any US Credit Party or any ERISA Affiliate has been or is expected by any US Credit Party or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Termination Event with respect to any Plan has occurred or is reasonably expected to occur.

                  (c) Full payment when due has been made of all amounts which any US Credit Party or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan (excluding any nonpayment involving an amount that is not material), and no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of any US Credit Party exists with respect to any Plan except for accumulated funding deficiencies that (1) could not reasonably be expected to cause a Material Adverse Effect or (2) when combined with all other accumulated funding deficiencies of all Credit Parties, including, but not limited to accumulated funding deficiencies of Canadian Credit Parties, do not exceed $15,000,000 in the aggregate.

                  (d) Except as set forth on Schedule 5.9 hereto, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate that are subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year of such Plans, exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA.



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

                  (e) Neither any US Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time sponsored, maintained or contributed to, any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA).

                  (f) Neither any US Credit Party nor any ERISA Affiliate is required to provide security to a Plan pursuant to Section 401(a)(29) of the Code.

         Section 5.10 CANADIAN EMPLOYEE BENEFITS.

                  (a) Except as could not reasonably be expected to have a Material Adverse Effect (1) each Canadian Credit Party has complied in all material respects with all applicable laws regarding each Plan (including, where applicable, the Employment Pension Plans Act (Alberta) and the Income Tax Act (Canada)); or (2) each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws (including, where applicable, the Employment Pension Plans Act (Alberta) and the Income Tax Act (Canada)).

                  (b) There exists no material outstanding liability of any Canadian Credit Party with respect to any Plan that has been terminated.

                  (c) Full payment when due has been made of all amounts which any Canadian Credit Party is required under the terms of each Plan or applicable law to have paid as contributions to such Plan (excluding any nonpayment involving an amount that is not material), and no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of any Canadian Credit Party exists with respect to any Plan except for accumulated funding deficiencies that (1) could not reasonably be expected to cause a Material Adverse Effect or (2) when combined with all other accumulated funding deficiencies of all Credit Parties, including, but not limited to accumulated funding deficiencies of US Credit Parties, do not exceed $15,000,000 in the aggregate.

                  (d) Each Plan relating to a Canadian Credit Party is fully funded, on a going concern basis, in accordance with its terms and regulatory requirements as outlined by the Employment Pension Plans Act (Alberta), administrative requirements of the Superintendent of Pensions of Alberta and the most recent actuarial report filed with the Superintendent of Pensions of Alberta in respect of such Plan, as and to the extent applicable, except to the extent any failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (e) No Canadian Credit Party sponsors, maintains or contributes to, or has at any time sponsored, maintained or contributed to any "specified multi-employer plan" (as defined in the Employment Pension Plans Act (Alberta).

         Section 5.11 TAXES; GOVERNMENTAL CHARGES. Each Credit Party has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable after all available extension periods, including interest and penalties or have except to the extent being diligently contested in good faith by appropriate proceedings and with respect to which such Credit Party has provided adequate reserves for the payment thereof if required in accordance with GAAP.

         Section 5.12 TITLES, ETC. Each Credit Party has good and indefeasible title to its respective Properties, and with respect to leased Properties, good and indefeasible title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens except Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.



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         Section 5.13 DEFAULTS. No Credit Party is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that could individually or in the aggregate, have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of any Credit Party, or under any agreement or instrument to which any Credit Party is a party or by which any Credit Party is bound. No Default hereunder has occurred and is continuing.

         Section 5.14 CASUALTIES; TAKING OF PROPERTIES. Neither the business nor the Properties of any Credit Party has been affected in a manner that has or could have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         Section 5.15 COMPLIANCE WITH THE LAW. Except as set forth in Schedule 5.15, no Credit Party:

                  (a) is in violation of any Governmental Requirement; or

                  (b) has failed to obtain any license, permit, right-of-way, franchise or other right or governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business;

which violation or failure could, individually or in the aggregate, have (in the event that such a violation or failure was asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 5.16 NO MATERIAL MISSTATEMENTS. No written information, exhibit, schedule or report prepared by or on behalf of any Borrower and furnished to the Administrative Agent or the Lenders by or at the direction of any Borrower in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading; provided, that, except as provided in Section 5.6(e) no representation or warranty is made with respect to the Projections.

         Section 5.17 INVESTMENT COMPANY ACT. No Borrower is an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Obligated Parties of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

         Section 5.18 PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 5.19 CAPITAL STRUCTURE. Schedule 5.19 hereto accurately reflects, as of the date hereof (a) the jurisdiction of incorporation or organization of each Credit Party, (b) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (c) the authorized, issued and outstanding Equity of each Credit Party,




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

including the names of (and number of shares or other Equity interest held by) the record and beneficial owners of such securities (other than with respect to the Company). Except as set forth in Schedule 5.19 hereto, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the Equity securities of any Credit Party or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature.

         Section 5.20 INSURANCE. All policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by each Credit Party are sufficient for compliance with all requirements of law and of all agreements to which each Credit Party is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Credit Parties; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Except as provided on Schedule 5.20 hereto, no Credit Party maintains any formalized self-insurance program with respect to its assets or operations or risks with respect thereto. The certificate of insurance delivered to the Lenders pursuant to Section 3.1(e) contains an accurate and complete description of all policies of insurance owned or held by each Credit Party on the Closing Date.

         Section 5.21 ENVIRONMENTAL MATTERS.

                  (a) ENVIRONMENTAL LAWS, ETC. Except as disclosed on Schedule
5.21 hereto, neither any Property of any Credit Party nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (b) NO LITIGATION. Except as disclosed on Schedule 5.21 hereto, no Property of any Credit Party nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are subject to any existing, pending or, to the knowledge of the Company and each Borrower, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

                  (c) NOTICES, PERMITS, ETC. Except as disclosed on Schedule
5.21 hereto, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by any Credit Party in connection with the operation or use of any and all Property of the Credit Parties, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except for those notices, permits, licenses or authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such operations or use.

                  (d) HAZARDOUS SUBSTANCES CARRIERS. Except as disclosed on
Schedule 5.21 hereto, all hazardous substances or solid waste generated at any and all Property of any Credit Party have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA (or comparable legislative provisions in Canada for the Canadian Borrowers) and any other Environmental Law, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any



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


other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits.

                  (e) HAZARDOUS SUBSTANCES DISPOSAL. Each Credit Party has taken all reasonable steps necessary to determine and has determined that no hazardous substances or solid waste has been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of any Credit Party except in compliance with Environmental Laws.

                  (f) NO CONTINGENT LIABILITY. The Credit Parties have no contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could not reasonably be expected to exceed $1,000,000.

         Section 5.22 SOLVENCY. Each Credit Party is Solvent, both before and after giving affect to the Closing Transactions and the incurrence of all Lender Indebtedness to be incurred in connection therewith.

         Section 5.23 EMPLOYEE MATTERS. Except as disclosed on Schedule 5.23, no Credit Party, nor any of their respective employees, is subject to any collective bargaining agreement. There are no strikes, slowdowns, work stoppages, union organizing campaigns or representation petitions, unfair labor practices or labor disputes pending or, to the best knowledge of the Borrowers, threatened against any Credit Party, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 5.23, no employees are subject to an employment contract or other arrangement obligating a Credit Party to pay an employee an amount in excess of such employee's regular salary, wages or benefits (whether or not such payment is based on a contingent event including but not limited to termination of employment or change of control of a Credit Party).

         Section 5.24 REAL PROPERTY. Schedule 5.24 hereto accurately reflects, as of the date hereof, all Real Property in which any Credit Party holds any right, title or interest including any leasehold interest. Schedule 5.24 further accurately reflects, in respect of each parcel of Real Property described thereon, the name of the Credit Party which is the owner and holder of record title thereto, the nature of the interest of the Credit Parties therein (fee, leasehold or other), and, in the case of any leasehold interest described therein, the name of the landlord under such lease and a description of such lease, including all amendments thereto. No Credit Party is in monetary default or in default of any other material obligation under any such Lease, and, to each Borrower's knowledge, no landlord under any such lease is in default of any material obligation of such landlord thereunder. No Credit Party has received any written notice alleging any default or any written notice of actual or threatened termination or cancellation of any such lease.

         Section 5.25 PERFECTION CERTIFICATE; SCHEDULES TO OTHER FINANCING DOCUMENTS. All information in each Perfection Certificate and all information set forth in all disclosure schedules to each of the other Financing Documents is true, correct and complete.

         Section 5.26 EXISTING INDEBTEDNESS. Schedule 5.26 hereto contains an accurate and complete list and description of all Existing Indebtedness of the Credit Parties on the Closing Date prior to giving effect to the repayment of any such Indebtedness to be repaid on the Closing Date, and including, with respect to each such item of Existing Indebtedness: (a) the current lender or holder of such Indebtedness, (b) the principal amount of such Indebtedness on the Closing Date, (c) a description of the material loan agreements, promissory notes and other documents evidencing, governing or otherwise pertaining to such Indebtedness, and (d) a description of all property which stands as security for such Indebtedness.



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         Section 5.27 TARGET PURCHASE DOCUMENTS. The Borrowers have provided to the Administrative Agent a true and correct copy of the Target Purchase Agreement and all other material documents, instruments and agreements entered into by and between or among any Credit Party related to the Target Acquisition, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document) (collectively, the "TARGET PURCHASE DOCUMENTS"). No material rights or obligations of any party to any of the Target Purchase Documents have been waived and no party to any of the Target Purchase Documents is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Target Purchase Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

         So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, each Borrower will at all times comply with the following covenants; provided, that, notwithstanding anything to the contrary set forth in any Section of this
Article 6, no Canadian Borrower will be obligated to cause anyone other than other Canadian Borrowers to comply with the covenants of this Article 6 or be obligated in regard to any such covenants to the extent they do not relate to the Canadian Borrowers or any of them; provided, that the non-performance of such covenants with respect to the US Borrowers (even though the Canadian Borrowers are not obligated to ensure compliance with such covenants) will, subject to Article 8, give rise to Events of Default and will result in the Canadian Administrative Agent, the Administrative Agent and the Canadian Lenders having the right to exercise all rights and remedies applicable upon an Event of Default, including, without limitation, rights and remedies with respect to the Canadian Borrowers and their assets.

         Section 6.1 MAINTENANCE AND COMPLIANCE, ETC. Each Borrower will and will cause each other Credit Party to (a) observe and comply with all Governmental Requirements, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) preserve and maintain its corporate existence. Notwithstanding the foregoing, the Precision Transactions shall be expressly permitted hereunder.

         Section 6.2 PAYMENT OF TAXES AND CLAIMS, ETC. Each Borrower will pay, and cause each other Credit Party to pay, (a) all material taxes, assessments and governmental charges imposed upon it or upon its Property, and (b) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Borrowers have made adequate reserves for the payment thereof if required in accordance with GAAP.

         Section 6.3 FURTHER ASSURANCES. Each Borrower will and will cause each other Obligated Party to cure promptly any defects in the execution and delivery of the Financing Documents, including this Agreement. Each Borrower at its expense will, as promptly as practical, execute and deliver to the Administrative Agent or the applicable Issuing Bank upon request all such other and further documents, agreements and instruments (or cause any of the other Obligated Parties to take such action) in compliance with or performance of the covenants and agreements of the Borrowers in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant



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to any  of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         Section 6.4 PERFORMANCE OF OBLIGATIONS. Each Borrower will pay or cause to be paid, the Lender Indebtedness with respect to which it is a maker or guarantor according to the reading, tenor and effect thereof; and each Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by it under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each other Obligated Party to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

         Section 6.5 INSURANCE. Each Borrower will and will cause each of the other Credit Parties to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance, marine insurance insuring all Included-In-Transit Inventory, and flood insurance) and amounts as the Administrative Agent shall require and as shall be required in accordance with any Governmental Requirement. Each Borrower will obtain endorsements to the policies naming the Administrative Agent or the Canadian Administrative Agent, as applicable, as a loss payee and as an additional insured, as applicable, and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Administrative Agent or the Canadian Administrative Agent, as applicable.

         Section 6.6 ACCOUNTS AND RECORDS. Each Borrower will keep and will cause each of the other Credit Parties to keep proper books of record and account in accordance with GAAP.

         Section 6.7 RIGHT OF INSPECTION. Each Borrower will permit and will cause each of the other Credit Parties to permit any officer, employee or agent of the Administrative Agent or any Lender to visit and inspect any of the Properties of the Credit Parties, examine any Credit Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Credit Parties with any Credit Party's executive officers, accountants and auditors, as often and all at such reasonable times during normal business hours and upon reasonable advance notice all as may be reasonably requested by the Administrative Agent or the Required Lenders; provided, that, such inspection rights shall not be limited or conditioned by reasonable prior notice or reasonable times during the existence of a Default or Event of Default. Without limiting the foregoing, the Borrowers agree to hold a meeting with all Lenders at least once a year to discuss the business and affairs of the Borrowers.

         Section 6.8 OPERATION AND MAINTENANCE OF PROPERTY. Each Borrower will, and will cause each other Credit Party to, operate its Properties or cause its Properties to be operated and maintained (a) in accordance with prudent industry practice in all material respects and in compliance in all material respects with the terms and provisions of all applicable leases, contracts and agreements and (b) in compliance with all applicable laws of the jurisdiction in which such Properties may be situated, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the ownership and operation of such Properties, except where the noncompliance therewith could not reasonably be expected to cause or result in a Material Adverse Effect.

         Section 6.9 NEW SUBSIDIARIES; ADDITIONAL LIENS.

                  (a) If at any time after the Closing Date, any Borrower creates or acquires (subject to Section 7.7 and Section 7.17) any one or more Subsidiaries which is not a Foreign Subsidiary (a "NEW SUBSIDIARY") each Borrower shall cause such New Subsidiary to execute and deliver, at the time of such New Subsidiary's creation or acquisition, to (1) the Administrative Agent a Borrower Joinder Agreement



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(a "BORROWER JOINDER AGREEMENT") in the form of Exhibit L, attached hereto pursuant to which such Subsidiary becomes a party to this Agreement and a US Borrower or a Canadian Borrower hereunder as applicable, (2) the Administrative Agent, if such New Subsidiary is a US Credit Party, for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, (i) an Addendum to the Guaranty and Security Agreement in the manner contemplated by Section 8.14 of the Guaranty and Security Agreement, and (ii) other appropriate Security Instruments covering such New Subsidiary's Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent, and
(3) the Canadian Administrative Agent, if such New Subsidiary is a Canadian Credit Party, for the benefit of the Canadian Administrative Agent, the Lenders and the Issuing Banks, (i) an Addendum to the Canadian Security Agreement in the manner contemplated by Section 7.13 of the Canadian Security Agreement, and (ii) other appropriate Security Instruments covering such New Subsidiary's Property as security for the Canadian Lender Indebtedness, in form and substance acceptable to the Canadian Administrative Agent.

                  (b) In connection with the execution and delivery of any Borrower Joinder Agreement, Addendum or Security Document pursuant to this
Section 6.9, the Borrowers shall, or shall cause the relevant New Subsidiary to, deliver to the Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the Lenders, resolutions, member or partner consents, certificates, legal opinions and such other related documents as shall be reasonably requested by the Administrative Agent and the Canadian Administrative Agent and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Required Lenders. Each Security Instrument delivered pursuant to this
Section 6.9 shall be deemed to be a Security Instrument from and after the date of execution thereof.

         Section 6.10 REPORTING COVENANTS. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company and the Borrowers will furnish the following to each of the Lenders:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidating and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by the unqualified report thereon of independent public accountants of recognized national standing, which report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP, applied on a consistent basis; provided, that, the consolidating balance sheets and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries are not required to be audited.

                  (b) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the end of each calendar month of the Company, consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidating and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such calendar month and for the portion of the Company's Fiscal Year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such calendar month, and the consolidating and consolidated results of operations and cash flows for such calendar month and such portion of the



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Company's Fiscal Year, of the Company and its Subsidiaries in accordance with
GAAP (subject to normal, year-end adjustments and the absence of footnotes).

                  (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to Section 6.10(a) and Section 6.10(b) above, a certificate of the Company, which shall be substantially in the form of Exhibit M hereto and signed by a Responsible Officer (1) stating that a review of such financial statements during the period covered thereby and of the activities of the Company and its Subsidiaries has been made under such Responsible Officer's supervision with a view to determining whether the Company and its Subsidiaries have fulfilled in all material respects all of their obligations under this Agreement, the other Financing Documents; (2) stating that the Company and its Subsidiaries have fulfilled in all material respects their obligations under such instruments and that all representations made in this Agreement continue to be true and correct in all material respects (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (3) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such Fiscal Year or such Fiscal Quarter with Section 7.1, Section 7.2, Section 7.5,
Section 7.6, Section 7.7, Section 7.10, Section 7.11, Section 7.15 and Section 7.17; (4) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance; and (5) stating that no event has occurred or condition exists that has had or reasonably could be expected to have a Material Adverse Effect.

                  (d) MANAGEMENT LETTERS. Together with the financial statements required pursuant to Section 6.10(a) above, copies of each management letter, if any, issued to the Company by such accountants promptly following consideration or review by the Board of Directors of the Company, or any committee thereof (together with any response thereto prepared by the Company).

                  (e) TITLE INFORMATION. Within a reasonable time after a request by the Administrative Agent, additional title information in form and substance acceptable to the Required Lenders as is reasonably necessary covering the Collateral so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering all of the Collateral.

                  (f) EVENTS OR CIRCUMSTANCES WITH RESPECT TO COLLATERAL. Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that could have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

                  (g) BORROWING BASE REPORTS; PERFECTION CERTIFICATE UPDATE. As soon as available, and in any event on or before the 20th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day),
(1) a Canadian Borrowing Base Report and a US Borrowing Base Report, dated and reflecting the US Borrowing Base and US Maximum Available Amount and the Canadian Borrowing Base and Canadian Maximum Available Amount as of the close of business on the last Business Day of the preceding calendar month (subject to Borrower's rights to make Permitted Borrowing Base Adjustments), (2) a Perfection Certificate Update prepared as of the close of business on the last Business Day of the preceding calendar month, (3) an accounts receivable aging, payables aging and inventory aging prepared as of the close of business on the last Business Day of the preceding calendar month, and (4) a summary of all Swap Agreements to which any Borrower is subject as of the last Business Day of the preceding calendar month, in form, substance and detail acceptable to the Administrative Agent; provided, however, (x) at any time that Excess Availability shall be below the Trigger Threshold, the Administrative Agent, in its discretion, may require the delivery of reports setting forth the Eligible Accounts, Eligible Bill and Hold Accounts, and Eligible Inventory components of the US Borrowing Base and Canadian Borrowing Base more frequently than monthly in which event the US



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Borrowing Base and Canadian Borrowing Base (as applicable) would be adjusted immediately upon delivery of such reports based on the Eligible Accounts, Eligible Bill and Hold Accounts, and Eligible Inventory reflected in such reports. In the event more frequent reporting of the accounts and inventory components of the US Borrowing Base and the Canadian Borrowing Base is required pursuant to this Section 6.10(g), such reports shall be in the form of the Interim Account Reports attached hereto as Exhibits N-1 and N-2, as applicable, and the Inventory Designation Reports attached hereto as Exhibits O-1 and O-2, as applicable.

                  (h) NOTICE OF CERTAIN EVENTS. Promptly after any Borrower learns of the receipt or occurrence of any of the following, a certificate of the Borrowers, signed by a Responsible Officer specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of any Credit Party which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness in excess of $1,000,000 of any Credit Party with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrowers are taking or propose to take with respect thereto;
(4) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (5) the creation, dissolution, merger or acquisition of any Credit Party; (6) any event or condition not previously disclosed to the Administrative Agent, which violates any Environmental Law or which could reasonably be expected to have a Material Adverse Effect; (7) any material amendment to, termination of, or default under any material contract or any execution of, or material amendment to, termination of, or material default under, any material collective bargaining agreement; or (8) any event or condition which may reasonably be expected to have a Material Adverse Effect.

                  (i) SHAREHOLDER COMMUNICATIONS, FILINGS. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by any Credit Party with the Securities and Exchange Commission (or any successor thereto) or any national or Canadian regional securities exchange or provincial securities commission.

                  (j) LITIGATION. Promptly after the occurrence thereof, notice of the institution of or any material adverse development in any action, suit, claim, grievance or proceeding or any governmental investigation or any arbitration, before any arbitrator or any Governmental Authority, or pursuant to any collective bargaining agreement against any Credit Party or any material Property of any thereof, in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect.

                  (k) ERISA. Promptly after (1) any Credit Party obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any Plan has occurred (for which there is no exemption), which such notice shall specify the nature thereof, the Borrowers' proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Borrowers and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (2) any Credit Party's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan, and (3) the filing thereof with any Governmental Authority copies of



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each annual and other report (including applicable schedules) with respect to each Plan or any trust created thereunder (if requested by the Administrative Agent).

                  (l) BORROWING BASE AUDIT. As of dates to be designated by the Administrative Agent in its discretion, but at the cost of the Borrowers, reports of a collateral field examiner approved by the Administrative Agent in writing and reasonably acceptable to the Borrowers (which may be the Administrative Agent or an affiliate thereof) with respect to the components of the US Borrowing Base and the Canadian Borrowing Base and such other matters regarding the Credit Parties or the Collateral as the Administrative Agent or the Canadian Administrative Agent shall reasonably require; provided, that, in the absence of a Default or Event of Default (1) not more than one (1) field examination shall be required in any period of twelve (12) months if Excess Availability has not been less than $75,000,000 during such period, and (2) not more than two (2) field examinations will be required in any period of twelve
(12) months in all other circumstances.

                  (m) ANNUAL BUDGET. As soon as available and in any event not later than 30 days prior to the end of each Fiscal Year, a budget of the Credit Parties on a consolidating and consolidated basis for the succeeding Fiscal Year (prepared on a quarterly basis), reviewed by the Board of Directors of the Company, setting forth in reasonable detail, the projected revenues and expenses of the Company for such Fiscal Years.

                  (n) INVENTORY APPRAISALS. The Administrative Agent may require, in its discretion, but at the cost of the Borrowers, appraisals of the Borrowers' inventory in scope and detail and prepared by an independent appraisal firm acceptable to the Administrative Agent; provided, that, in the absence of a Default or Event of Default (1) not more than one (1) inventory appraisal shall be required in any period of twelve (12) months if Excess Availability has not been less than $75,000,000 during such period, and (2) not more than two (2) inventory appraisals will be required in any period of twelve
(12) months in all other circumstances.

                  (o) OTHER INFORMATION. With reasonable promptness, such other information about the business and affairs and financial condition of any Credit Party as the Administrative Agent may reasonably request from time to time, including, without limitation, monthly accounts receivable aging and reconciliation, accounts payable aging and reconciliation, sales reports and inventory designations.

                  (p) EMPLOYEE FUNDING LIABILITY RESERVES. Promptly after the occurrence thereof, notice of any change in the Canadian Employee Funding Liability Reserve or the US Employee Funding Liability Reserve.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

Notwithstanding anything to the contrary set forth in any Section of this
Article 7 no Canadian Borrower will be obligated to cause anyone other than other Canadian Borrowers to comply with the covenants of this Article 7 or be obligated in regard to any such covenants to the extent they do not relate to the Canadian Borrowers or any of them; provided, that the non-performance of such covenants with respect to the US Borrowers (even though the Canadian Borrowers are not obligated to ensure compliance with such covenants) will, subject to Article 8, give rise to Events of Default and will result in the Canadian Administrative Agent, the Administrative Agent and the Canadian Lenders having the right to exercise all rights and remedies applicable upon an Event of Default, including, without limitation, rights and remedies with respect to the Canadian Borrowers and their assets. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Borrowers will not:



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         Section 7.1 FINANCIAL COVENANTS. Permit the Fixed Charge Coverage Ratio
for any Rolling Period to be less than 1.10 to 1; provided, however, Borrowers' obligation to comply with this Section 7.1 shall be suspended for any Rolling Period to the extent that Excess Availability is not less than the Trigger Threshold at any time during the final Fiscal Quarter in such Period.

         Section 7.2 INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any other Credit Party to create, incur, assume or suffer to exist, any Indebtedness, other than:

                  (a) the Lender Indebtedness;

                  (b) Indebtedness outstanding on the date hereof which is set forth on Schedule 7.2;

                  (c) trade or accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and guaranties by the US Borrowers given in the ordinary course of business of any such obligations incurred or accrued by any other US Borrower and guaranties by the Canadian Borrowers given in the ordinary course of business of any such obligations incurred or accrued by any other Canadian Borrowers;

                  (d) obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if reserves required pursuant to Section 6.2 hereof have been established with respect thereto;

                  (e) Indebtedness owing pursuant to Swap Agreements entered into in the ordinary course of business for the purpose of hedging against risks actually incurred by the Borrowers with respect to interest rates, $/C$ exchange rates and commodity prices;

                  (f) Indebtedness consisting of loans and advances made by any US Borrower to any other US Borrower and by any Canadian Borrower to any other Canadian Borrower;

                  (g) Indebtedness in respect of Capital Lease Obligations and purchase money Indebtedness incurred to finance the lease, purchase or construction of Capital Assets; provided, that, the aggregate amount of such Indebtedness incurred during (1) Tier I Reduced Availability Periods shall not exceed $50,000,000, and (2) Tier II Reduced Availability Periods shall not exceed $25,000,000;

                  (h) unsecured Indebtedness; provided, that, the aggregate amount of such Indebtedness incurred during (1) Tier I Reduced Availability Periods shall not exceed $50,000,000, and (2) Tier II Reduced Availability Periods shall not exceed $25,000,000;

                  (i) Indebtedness of a Credit Party acquired by a Borrower or another Credit Party which existed at the time of the acquisition of such Credit Party (and was not created in anticipation of such acquisition);

                  (j) Indebtedness of Target in an amount not exceeding $65,000,000 (or the $ equivalent thereof at the time such Indebtedness is incurred); or

                  (k) Indebtedness incurred to refinance or replace (but not increase) any Indebtedness described in clauses (b), (g), (h) or (i) preceding.

Notwithstanding the foregoing, no Credit Party shall incur Indebtedness pursuant to clauses (g), (h) or (j) which requires scheduled principal amortization (including payments at maturity) in any Fiscal Year



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through and including the Fiscal Year ending December 31, 2010 in an aggregate amount greater than $10,000,000.

         Section 7.3 LIENS. Create, incur, assume or suffer to exist, or permit any other Credit Party to create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Credit Party or any other Person, other than (collectively, the "PERMITTED LIENS"):

                  (a) Liens existing on the date hereof and set forth on
Schedule 7.3;

                  (b) Liens securing the Lender Indebtedness;

                  (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which reserves required by Section 6.2 hereof are maintained;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate action or proceedings and with respect to which reserves required by
Section 6.2 are maintained;

                  (e) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) minor irregularities in title, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not materially interfering with the occupation, use and enjoyment by any Borrower of any of their respective Properties in the normal course of business or materially impairing the value thereof;

                  (g) any obligations or duties affecting any of the Property of any Credit Party to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (h) Liens securing Indebtedness permitted by Section 7.2(g) provided that (1) such Liens relate only to the Capital Asset leased, acquired or constructed with the proceeds of Indebtedness secured by such Lien, (2) the creation of such Lien or the incurrence of the Indebtedness secured by such Lien does not violate this Agreement or any of the other Financing Documents, (3) such Lien is incurred at the time of, or within ninety (90) days after, the acquisition or completion of construction of the Capital Asset encumbered by such Liens, and (4) the principal amount of the Indebtedness secured does not exceed the total purchase price (inclusive of construction costs) of the Capital Asset encumbered by such Lien; and

                  (i) exceptions, qualifications and reservations in respect of title to Real Property under applicable federal, state, provincial, territorial, municipal and local statutes, regulations, laws, by-laws and ordinances but only to the extent of the general application of such matters and not arising as a result of the failure of Borrowers to comply with such matters;



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

provided, however, that the foregoing list of Permitted Liens is not intended to, and shall not be construed as, subordinating or postponing, or as an agreement to subordinate or postpone, any Lien created by any of the Financing Documents to any such permitted Lien.

         Section 7.4 MERGERS, CONSOLIDATIONS, ETC.. Merge into or with or consolidate or amalgamate with, or permit any other Credit Party to merge into or with or consolidate or amalgamate with, any other Person; provided, that:

                  (a) any US Borrower shall be permitted to consolidate or merge with any other Person so long as a US Borrower shall be the surviving entity; provided, that if such Person is not a Borrower, such merger or consolidation shall only be permitted if such transaction also constitutes an acquisition permitted by Section 7.17;

                  (b) any Canadian Borrower shall be permitted to consolidate, amalgamate or merge with any Person so long as a Canadian Borrower shall be the resulting entity); provided, that if such Person is not a Borrower, such merger, amalgamation or consolidation shall only be permitted if such transaction also constitutes an acquisition permitted by Section 7.17, and

                  (c) any Credit Party other than a Borrower shall be permitted to merge or consolidate with any other Person so long as either (1) such Credit Party is the surviving entity and remains a Subsidiary of the Company after giving effect thereto and such transaction constitutes an acquisition permitted by Section 7.17, or (2) such transaction constitutes a disposition which is permitted pursuant to Section 7.5.

         Section 7.5 ASSET DISPOSITIONS. Sell, lease or otherwise dispose of, or permit any other Credit Party to sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property to any other Person (including pursuant to any merger or consolidation of any Credit Party with or into any other Person) other than:

                  (a) the sale, assignment or disposition by any Credit Party of all or any part of its Property to any US Borrower;

                  (b) the sale, assignment or disposition by any Canadian Borrower of all or any part of its Property to any other Canadian Borrower;

                  (c) the sale, assignment or disposition by any Credit Party which is not a Borrower of all or any part of its Property to any other Credit Party;

                  (d) the sale of inventory in the ordinary course of business of the Credit Parties;

                  (e) the sale, assignment or disposition by any Credit Party of any part of its property which is obsolete or otherwise no longer used or useful in the operation of the business of the Credit Parties;

                  (f) the proposed sale of specific assets associated with Maverick's hollow structural sections (HSS) product line to Atlas Tube Inc.; and

                  (g) the sale, assignment or conveyance of any other Property of any Credit Party; provided that the aggregate fair market value of all such Property sold, assigned or conveyed during (1) Tier I Reduced Availability Periods or which results in a Tier I Reduced Availability Period shall not exceed $10,000,000, and (2) Tier II Reduced Availability Periods or which results in a Tier II Reduced Availability Period shall not exceed $5,000,000;



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Notwithstanding the foregoing, in no event will Borrowers sell, assign or convey
(x) a Principal Property, (y) the Equity of any Borrower (other than the issuance of Equity by the Company permitted hereunder and any issuance, sale, assignment or conveyance of Equity of a Borrower to another Borrower), or (y) accounts receivable of a Borrower (with or without recourse) other than the sale or assignment of accounts receivable which are not Eligible Accounts in the ordinary course of business for collection purposes.

         Section 7.6 RESTRICTED PAYMENTS. Make any Restricted Payment (or declare or otherwise become obligated to make any Restricted Payment), or permit any other Credit Party to do any of the foregoing, other than:

                  (a) any Credit Party may make Restricted Payments to any Borrower,

                  (b) any Credit Party which is not a Borrower may make Restricted Payments to any other Credit Party,

                  (c) so long as no Default or Event of Default has occurred which is continuing, the Company may make Restricted Payments required under employee stock option plans, management stock plans and other compensation arrangements in an aggregate amount not exceeding $10,000,000 per Fiscal Year; and

                  (d) so long as no Default or Event of Default has occurred which is continuing the Credit Parties may make other Restricted Payments; provided, that (1) the aggregate amount of such Restricted Payments made during, or which results in, Tier I Reduced Availability Periods shall not exceed $50,000,000, and (2) no Restricted Payments shall be permitted during, or which results in, a Tier II Reduced Availability Period.

         Section 7.7 INVESTMENTS, LOANS, ETC. Make, permit or hold any loans to or investments in any Person, or permit any other Credit Party to make, permit or hold any loans to or investments in any Person, other than:

                  (a) investments, loans or advances, the material details of which have been set forth on Schedule 7.7;

                  (b) investments in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000 and having short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

                  (d) investments in commercial paper of maturities of not more than 180 days rated the highest credit rating obtainable from Standard & Poor's Ratings Group and Moody's Investors Service, Inc.;

                  (e) investments in securities that are obligations of the United States government purchased by any Credit Party under fully collateralized repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired


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capital and surplus of not less than $5,000,000,000 and with short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase by any Credit Party, and other similar short-term investments made in connection with any Credit Party's cash management practices;

                  (f) investments in money market mutual funds having assets in excess of $2,000,000,000;

                  (g) investments in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Government of Canada or of any Canadian province (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of Canada or of such Canadian province), in each case maturing within one year from the date of acquisition thereof; (1) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from CBRS Inc., Dominion Bond Rating Service, Moody's Investor Service, Inc. or Standard and Poor's Corporation; (2) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada or of any Canadian province which has a combined capital surplus and undivided profits of not less than C$250,000,000; and (3) investments in fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
(3) above;

                  (h) loans, advances and investments by any US Borrower to or in any other US Borrower and loans, advances and investments by any Canadian Borrower to or in any Canadian Borrower;

                  (i) loans, advances and investments by any US Borrower to or in any Canadian Borrower; provided, that, the aggregate amount of all loans, advances and investments made by US Borrowers to or in Canadian Borrowers pursuant to this clause (i) shall not exceed $20,000,000 outstanding at any time;

                  (j) (1) loans, advancements and investments to fund the purchase price for the Target Acquisition (including related transaction costs), and (2) other loans, advances and investments in Target; provided, that the aggregate amount of all such other loans, advances and investments in Target made pursuant to this clause (j) (2) during the existence of, or which results in, (i) a Tier I Reduced Availability Period shall not exceed $20,000,000, and
(ii) a Tier II Reduced Availability Period shall not exceed $10,000,000;

                  (k) investments made in connection with acquisitions permitted pursuant to Section 7.17.

                  (l) loans, advances and investments in or to any Person; provided, that, the aggregate amount of all loans, advances and investments made pursuant to this clause (l) during the existence of, or which results in, (1) a Tier I Reduced Availability Period shall not exceed $10,000,000, and (2) a Tier II Reduced Availability Period shall not exceed $2,000,000.

         Section 7.8 SALES AND LEASEBACKS. Enter into, any arrangement, directly or indirectly, with any Person whereby any Credit Party shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby any Credit Party shall then or thereafter rent or lease as lessee such Property or



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any part thereof or other Property which a Credit Party intends to use for substantially the same purpose or purposes as the Property sold or transferred (a "SALE-LEASEBACK TRANSACTION"); provided, that, this Section 7.8 shall not prohibit Sale-Leaseback Transactions not involving a Principal Property.

         Section 7.9 NATURE OF BUSINESS. Engage in, or permit any other Credit Party to engage in, any business other than the businesses in which they are engaged as of the Closing Date or that are directly related thereto, which businesses in which the Company and each Borrower are currently involved are described in Section 7.9 hereto.

         Section 7.10 ERISA COMPLIANCE

                  (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which any US Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code which could reasonably be expected to have a Material Adverse Effect;

                  (b) Terminate, or permit any other US Credit Party or any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of any US Credit Party or any ERISA Affiliate to the PBGC or any other Governmental Authority;

                  (c) Fail to make, or permit any other US Credit Party or any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any US Credit Party or any ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any other US Credit Party or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan (1) in any amount which could reasonably be expected to cause a Material Adverse Effect or (2) that when combined with any accumulated funding deficiencies with respect to all Plans, including, but not limited to accumulated funding deficiencies with respect to Plans of Canadian Credit Parties, would exceed $15,000,000;

                  (e) Contribute to or assume an obligation to contribute to, or permit any US Credit Party or any ERISA Affiliate to contribute to or assume an obligation to contribute to, any "multiemployer plan" as such term is defined in
Section 3(37) or 4001(a)(3) of ERISA;

                  (f) Acquire, or permit any other US Credit Party or any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any US Credit Party or with respect to any ERISA Affiliate of any US Credit Party if such Person sponsors, maintains or contributes to, or at any time preceding such acquisition has sponsored, maintained, or contributed to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

                  (g) Fail to pay, or cause to be paid, to the PBGC in a timely manner, and without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA;

                  (h) Amend, or permit any other US Credit Party or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any US Credit Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code;



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                  (i) Incur, or permit any other US Credit Party or any ERISA
Affiliate to incur, a material liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or

                  (j) Permit, or allow any other US Credit Party or any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities.

         Section 7.11 CANADIAN PLAN COMPLIANCE. As regards to any Canadian
Party:

                  (a) Terminate, or permit to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of such Canadian Credit Party to any Governmental Authority;

                  (b) Fail to make, or permit any other Canadian Credit Party to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, such Canadian Credit Party is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have Material Adverse Effect;

                  (c) Permit to exist, or allow any other Canadian Credit Party to permit to exist, any accumulated funding deficiency, whether or not waived, with respect to any Plan (x) in an amount which could reasonably be expected to have a Material Adverse Effect or (y) that when combined with any accumulated funding deficiencies with respect to all Plans, including, but not limited to accumulated funding deficiencies with respect to Plans of US Credit Parties, would exceed $15,000,000;

                  (d) Contribute to or assume an obligation to contribute to, or permit any other Canadian Credit Party to contribute to or assume an obligation to contribute to, any "specified multi-employer plan" as such term is defined in the Employment Pensions Plans Act (Alberta);

                  (e) Acquire, or permit any other Canadian Credit Party to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or at any time preceding such acquisition has sponsored, maintained, or contributed to any "specified multi-employer plan" as such term is defined in the Employment Pension Plans Act (Alberta);

                  (f) Permit, or allow any other Canadian Credit Party to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities, in each case only to the extent such liabilities and assets relate to benefits to be paid to employees of such Canadian Credit Party, by an amount that could reasonably be expected to cause a Material Adverse Effect.

         Section 7.12 NEGATIVE PLEDGE AGREEMENTS. Create, incur, assume or suffer to exist, any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of any Credit Party, or which requires the consent of or notice to other Persons in connection therewith, other than

                  (a) this Agreement and the other Financing Documents;

                  (b) the agreements and arrangements described on Schedule 7.12 hereto, and



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                  (c) any agreements governing any Indebtedness secured by Liens otherwise permitted hereby provided that any such prohibition or limitation is only applicable to the Property encumbered by such Lien.

         Section 7.13 TRANSACTIONS WITH AFFILIATES. Except to the extent otherwise specifically permitted herein, enter into any transaction or series of transactions, with Affiliates of any Credit Party which involve an outflow of money or other Property from any Credit Party to an Affiliate of any Credit Party, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature except for those which are in the ordinary course of business of the Credit Parties and are on fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         Section 7.14 EQUITY. Authorize or issue Equity to any Person other than
(a) issuances of Equity of the Company if no Change of Control results therefrom, or (b) issuance of Equity by any Borrower to any other Borrower; provided, that in no event shall the Company issue any preferred stock or other equity securities subject to a mandatory redemption right which is exercisable prior to the first anniversary of the Maturity Date.

         Section 7.15 CAPITAL EXPENDITURES. Make Capital Expenditures during any Rolling Period in excess of $40,000,000; provided, that Capital Expenditures made in the absence of a Tier II Reduced Availably Period and which do not result in a Tier II Reduced Availability Period shall be excluded from the calculation of this covenant.

         Section 7.16 RESTRICTION ON INTERCOMPANY TRANSACTIONS. Create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (a) pay dividends or make any other distribution in respect of such Credit Party's Equity or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to any Credit Party, (c) make any loan or advance to any Credit Party, or sell, lease or transfer any of its Property to any Credit Party other than (1) the agreements and arrangements described on Schedule 7.16 hereto, and (2) agreements and arrangements applicable to any Credit Party acquired by any other Credit Party after the date hereof provided, that such agreements and arrangements were in effect prior to such acquisition and were not created in contemplation thereof, such agreements and arrangements shall only be applicable to such Credit Party.

         Section 7.17 ACQUISITIONS. Acquire or create any Subsidiary or the assets comprising any operating division or unit of any other Person unless (a) immediately before and after giving effect thereto, no Default or Event of Default exists (including, without limitation, a Default under Section 7.9), (b) such acquisition has been approved by the board of directors or comparable authority of the seller and is not otherwise hostile, and (c) no Tier II Reduced Availability Period exists or will result therefrom; provided, that, the purchase price for such acquisitions (including (i) all Indebtedness which is assumed pursuant to such acquisition, and (ii) all amounts payable under any non-compete agreements, earn outs, seller financing or other deferred consideration) completed during the existence of a Tier I Reduced Availability Period or which results in a Tier I Reduced Availability Period shall not exceed
(1) in the case of acquisitions of assets (other than Equity) located in the United States or Canada by a Borrower or acquisitions of Equity of a Person organized in the United States or Canada who becomes a Borrower at the time of such acquisition, $50,000,000 for a single acquisition or series of related acquisitions, or $100,000,000 in the aggregate, and (2) in the case of all other acquisitions, $10,000,000 for a single acquisition or series of related acquisitions, or $50,000,000 in the aggregate. Subject to the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 7.17, the Premoca Acquisition shall be permitted regardless of the level of Excess Availability provided that the purchase price for such acquisition (calculated as set forth in clause (c) preceding) does not exceed $12,500,000.



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         Section 7.18 FISCAL YEAR. Change its Fiscal Year.

         Section 7.19 EXCHANGE NOTES.

                  (a) enter into any amendment, modification or waiver of any of the Exchange Notes Documents;

                  (b) designate any Indebtedness other than the Lender Indebtedness as "Designated Senior Indebtedness" (as defined in the Exchange Notes Indenture) for purposes of the Exchange Notes Indenture, or

                  (c) make any payment of principal with respect to the Exchange Notes or any payment to repurchase, redeem or otherwise retire any of the Exchange Notes, including the payment in cash of any Principal Return (as defined in the Exchange Notes Indenture), or permit any Credit Party to do the foregoing, except the Company may pay Principal Return with respect to (and deliver the other consideration in respect of the Conversion Value (as defined in the Exchange Notes Indenture), as contemplated by the Exchange Notes, upon conversion thereof) Exchange Notes presented for conversion pursuant to and in accordance with the terms of the Exchange Notes Indenture (each such payment in respect of Principal Return being, a "PRINCIPAL RETURN PAYMENT") so long as (1) the Borrowers' Fixed Charge Coverage Ratio for the Rolling Period most recently ended for which Current Information is available as of the date of such Principal Return Payment is not less than 1.00 to 1.00 and assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such Rolling Period such Principal Return Payment occurred on the first day of such applicable Rolling Period, and (2) no Default exists or will exist after giving effect to such Principal Return Payment.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

         Section 8.1 PAYMENTS.

                  (a) Any of the Borrowers shall fail to pay when due (including, but not limited to, any mandatory prepayment required pursuant to Section 2.9) any principal of any Loan, or any Reimbursement Obligation or any fee or any other amount payable hereunder or under the Fee Letter or any other Financing Document; or

                  (b) any of the Borrowers shall fail to pay when due any interest on any Loan and such failure to pay shall continue unremedied for a period of (3) three days.

         Section 8.2 COVENANTS WITHOUT NOTICE. Any of the Borrowers shall fail to observe or perform any covenant or agreement contained in Article 4, Section 6.1, Section 6.5, Section 6.7, Section 6.10 or Article 7.

         Section 8.3 OTHER COVENANTS. Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Section 8.1 or Section 8.2 and, if capable of being remedied, such failure shall remain unremedied for 20 days after the earlier of (a) any Credit Party's obtaining knowledge thereof, or (b) written notice thereof shall have been given to the Company or any Borrower by any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent.



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         Section 8.4 OTHER FINANCING DOCUMENT OBLIGATIONS. Default is made in the due observance or performance by any Borrower or any other Obligated Party of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document.

         Section 8.5 REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Borrower or any other Obligated Party or any of any Borrower's or any other Obligated Party's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made.

         Section 8.6 NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Credit Party shall fail to make any payment or payments of principal of or interest on any Indebtedness of such Credit Party which Indebtedness is in an aggregate amount of $1,000,000 or greater after giving effect to any applicable grace period.

         Section 8.7 DEFAULTS UNDER OTHER AGREEMENTS. Any Credit Party shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of any Credit Party of $1,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $1,000,000 or more in the aggregate of such Indebtedness; or $1,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than prepayments resulting from excess cash flow) in whole or in part prior to its stated maturity.

         Section 8.8 BANKRUPTCY UNDER US LAW. Any Obligated Party (which for the purposes of this Section 8.8 shall not include any Canadian Borrower) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against any Obligated Party shall commence and the petition is not controverted within ten days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Obligated Party; or any Obligated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligated Party or there is commenced against any Obligated Party any such proceeding which remains unstayed or undismissed for a period of 60 days; or any Obligated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Obligated Party suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or any Obligated Party makes a general assignment for the benefit of creditors; or any Obligated Party shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Obligated Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Obligated Party for the purpose of effecting any of the foregoing.

         Section 8.9 BANKRUPTCY UNDER CANADIAN LAW.

                  (a) Any Canadian Borrower (1) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a



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compromise or arrangement between it and any class of its creditors; (2) commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), or makes an assignment of its property for the general benefit of its creditors under such Act, or makes a proposal (or files a notice of its intention to do so) under such Act; (3) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding; (4) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or (5) threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 8.9, or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.

                  (b) Any petition is filed, application made or other proceeding instituted against or in respect of any Canadian Borrower: (1) seeking to adjudicate it an insolvent; (2) seeking a receiving order against it under the Bankruptcy and Insolvency Act (Canada); (3) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity; or (4) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; and in any case describe in clause (b)(1) through (4) such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of 60 days after the institution thereof, provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against any Canadian Borrower thereunder in the interim, such 60-day period will cease to apply, and provided further that if the Canadian Borrower files an answer admitting the material allegations of a petition filed against it in any such proceeding, such 60-day period will cease to apply.

         Section 8.10 MONEY JUDGMENT. Judgments or orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within 30 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $1,000,000, (or the Dollar Equivalent thereof) or that would otherwise have a Material Adverse Effect shall be rendered against any Obligated Party and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise).

         Section 8.11 DISCONTINUANCE OF BUSINESS. Except as permitted by Section
7.4 and Section 7.5, any Credit Party shall cease to be principally engaged in the businesses and operations in which such Credit Party was principally engaged on the Closing Date.



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

         Section 8.12 FINANCING DOCUMENTS. Any Material Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 5.3) in accordance with its terms, or, in the case of any of the Security Instruments, cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or any Obligated Party shall so state in writing. As used in this
Section 8.12, "MATERIAL PROVISION" shall mean (a) with respect to this Agreement, any material term, covenant, or agreement set forth therein, and (b) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for any Lender to enforce any material right or remedy under any Financing Document.

         Section 8.13 CHANGE OF CONTROL. The occurrence of a Change of Control.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Lenders, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Canadian Administrative Agent or any Lender, to enforce its claims against any Credit Party: (a) declare the Revolving Credit Commitment, the US Swingline Commitment, and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (b) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by each Credit Party, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section
8.8 or Section 8.9 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers, as specified in clauses (a) and (b) above, shall occur automatically without the giving of any such notice; or (c) if any US Letter of Credit shall then be outstanding, demand L/C Cover which the US Borrowers shall immediately pay to the Administrative Agent for deposit in a cash collateral account maintained by the Administrative Agent; (d) if any Canadian Letter of Credit shall then be outstanding, demand L/C Cover which the Canadian Borrowers shall immediately jointly and severally pay to the Canadian Administrative Agent for deposit in a cash collateral account maintained by the Canadian Administrative Agent, or (e) if any B/A shall be outstanding, demand B/A Cover which the Canadian Borrowers shall immediately jointly and severally pay to the Canadian Administrative Agent for deposit in a cash collateral account maintained by the Canadian Administrative Agent.

                                    ARTICLE 9
                                   THE AGENTS

         Section 9.1 APPOINTMENT OF AGENTS. Each Lender (and each Secured Affiliate by and through its affiliated Lender) and each Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as the Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch as Canadian Administrative Agent authorizes each such Agent to take such actions on its behalf, including execution of the other Financing Documents, and to exercise such powers as are delegated to such Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto.

         Section 9.2 RIGHTS AND POWERS. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as



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though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Credit Parties or any other Affiliate thereof as if it were not an Agent hereunder.

         Section 9.3 LIMITATION OF DUTIES OF AGENTS. No Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents. Without limiting the generality of the foregoing, (a) no Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Financing Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Financing Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing Document, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article 3 or elsewhere in any Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         Section 9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Section 9.5 DELEGATION OF DUTIES; SUB AGENTS. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each Agent.

         Section 9.6 RESIGNATION; SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor



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shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, the Issuing Banks and the Secured Affiliates, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

         Section 9.7 LACK OF RELIANCE ON AGENTS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Finance Document or related agreement or any document furnished hereunder or thereunder.

         Section 9.8 REPORTS. Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of Agent; (b) no Agent
(i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and
(ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties' books and records, as well as on representations of the Credit Parties' personnel and that no Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Credit Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by any such Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Canadian Administrative Agent, the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified on the signature pages hereto; provided that notices to the Administrative Agent or the Canadian Administrative Agent shall not be effective until actually and physically received. Any notice to be given to any Borrower or to all Borrowers pursuant to


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this Agreement or any of the other Financing Documents may be given to the
Company or to any other Borrower, and if given to the Company or to any Borrower in the manner set forth in this Section 10.1, such notice shall be deemed to be effective notice to all Borrowers for purposes of this Agreement.

         Section 10.2 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.2. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent or, as applicable, the Canadian Administrative Agent, shall, from time to time, (x) enter into with the Borrowers, written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Borrowers hereunder or thereunder or
(y) waive at the Borrowers' request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (a) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders (or any sub-set of the Lenders) of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or amend, modify or waive any provision of
Section 2.9(f), (g), (h) or (i) or Section 2.18, in each case without the prior written consent of each Lender directly affected thereby;

                  (b) (i) change the currency in which any Loan or Reimbursement Obligation is payable or amend, modify or waive any provision of this Section
10.2 or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all of the Lenders;

                  (c) release all or substantially all of the Collateral without the written consent of all of the Lenders provided that the Administrative Agent or the Canadian Administrative Agent, as applicable, shall release (without consent from the Lenders) any Collateral sold, transferred or otherwise disposed of as permitted by Section 7.4;

                  (d) amend, modify or waive any provision of Article 9 without the written consent of the Agent directly affected thereby;

                  (e) amend, modify or waive (1) any Letter of Credit Liability without the written consent of the applicable Issuing Bank or (2) any Letter of Credit without the consent of each Lender if such Letter of Credit, after giving effect to such amendment, modification or waiver, would no longer satisfy the requirements hereof if such Letter of Credit was being issued ab initio at such time, provided that in all cases other than clauses (1) or (2), only the consent of the applicable Issuing Bank shall be required to amend, modify or waive any Letter of Credit;

                  (f) amend the definitions of US Borrowing Base, Eligible Account Advance Percentage, Eligible Account, Eligible Inventory, and US Fixed Asset Component, Eligible Bill and Hold Accounts and the advance rates specified in the definition of US Borrowing Base (other than to the extent already permitted to be reduced at the discretion of the Administrative Agent) without the written consent of the Administrative Agent and Super Majority Lenders;



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                  (g) amend the definitions of Canadian Borrowing Base, Eligible
Account Advance Percentage, Eligible Account, Eligible Inventory, Canadian Fixed Asset Component and the advance rates specified in the definition of Canadian Borrowing Base (other than to the extent already permitted to be reduced at the discretion of the Administrative Agent) without the written consent of all of the Administrative Agent, the Canadian Administrative Agent and Super Majority Lenders; or

                  (h) amend Section 2.24 without the consent of the US Swingline Lender.

                  Any waiver and any amendment, supplement or modification pursuant to this Section 10.2 shall apply to each of the Lenders and shall be binding upon each Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

                  Section 10.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Borrower, any Agent, any Issuing Bank or any Lender in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between any Borrower and any Agent, any Issuing Bank or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Borrower, any Agent, any Issuing Bank or any Lender would otherwise have. No notice to or demand on any Borrower not required under this Agreement or any other Financing Document in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Issuing Bank or the Lenders to any other or further action in any circumstances without notice or demand.

                  Section 10.4 PAYMENT OF EXPENSES, INDEMNITIES, ETC. Subject to
Section 10.22 herein, each Borrower agrees to (and shall be jointly and severally liable for):

                  (a) EXPENSES. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent, and each Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel for each Agent as to the rights and duties of such Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, interpretation of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements, for such purposes, of counsel for each Agent and, after Default, for any of the Lenders) and promptly reimburse such Agent for all amounts expended, advanced, or incurred by such Agent or the Lenders to satisfy any obligation of any Borrower under this Agreement or any other Financing Document;

                  (b) INDEMNIFICATION. INDEMNIFY EACH AGENT, EACH ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE



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INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF
THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (1) ANY ACTUAL OR PROPOSED USE BY ANY BORROWER OF THE PROCEEDS OF ANY OF THE LOANS; OR (2) ANY OTHER ASPECT OF THIS AGREEMENT AND THE FINANCING DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF EACH AGENT, EACH ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS SECTION 10.4(b) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS, CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION;

                  (c) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME EACH AGENT, THE ISSUING BANKS AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF EACH AGENT, THE ISSUING BANKS AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING
(1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY BORROWER OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY, (3) DUE TO PAST OWNERSHIP BY ANY CREDIT PARTY OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY, OR (5) ANY



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OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 10.4(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING PRIMARILY FROM THE ACTS OR OMISSIONS OF AN AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED ACTUAL PHYSICAL POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE); AND

                  (d) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, EACH BORROWER HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 10.4 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO ANY BORROWER UNLESS THE ACTS OR OMISSIONS OF ANY SUCH PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, COST RECOVERY ACTION OR LAWSUIT, (2) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY, OR (3) THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO ANY BORROWER, UNLESS THE ACTS OR OMISSIONS OF SUCH PERSON, ITS SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

If and to the extent that the obligations of the Borrowers under this Section
10.4 are unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Each Borrower's obligations under this
Section 10.4 shall survive any termination of this Agreement and the payment of the Lender Indebtedness. Notwithstanding the foregoing, in no event shall any Canadian Borrower be required to pay any costs and expenses or indemnify any Person pursuant to this Section 10.4 other than the Canadian Administrative Agent, any Issuing Bank with respect to Canadian Letters of Credit or the Canadian Lenders each acting in its capacity as such (and the officers, directors, employees, representatives, agents and affiliates of such Persons acting in such capacities).

         Section 10.5 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or any Issuing Bank may have under applicable law, each Lender, each Issuing Bank and each other holder of any Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, such Issuing Bank or such holder has made any demand or Borrower's obligations are matured, have the right at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by each Borrower) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or any Issuing Bank to or for the credit or the account of the applicable Borrower against any and all of the Lender Indebtedness owing to such Lender or such Issuing Bank by such Borrower then outstanding, subject to the provisions of Section 2.9(f), (g), (h) and (i); provided, that, no Lender shall exercise any right of offset with respect to any deposit of any Canadian Borrower to satisfy any Lender Indebtedness which is not Canadian Lender Indebtedness.



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         Section 10.6 BENEFIT OF AGREEMENT. This Agreement and the other
Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder or thereunder without the prior written consent of each Lender.

         Section 10.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                           (B) the Administrative Agent; and

                           (C) the Issuing Banks.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Revolving Commitment subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                           (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and



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                           (D) the assignee, if it shall not be a Lender, shall
         deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 10.7, the term "Approved Fund" has the following meaning:

                  "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.17, Section 2.19 and Section 10.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.7 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.3(d)(4), Section 2.4, Section 2.18, Section 2.24 or this Section 10.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (1) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement



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(including all or a portion of its Commitment and the Loans owing to it);
provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) any Canadian Lender that intends to sell a participation to a Person which is not a resident of Canada for purposes of the Income Tax Act (Canada) shall give prior written notice thereof to the Canadian Borrowers. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(a), 10.2(b) or 10.2(c) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of
Section 2.15, Section 2.17 and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, Section 2.17 or Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(f) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 10.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

                  (a) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  (b) SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Agreement, or the other Financing Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of Forum Non Conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (c) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE BORROWERS, THE AGENTS, THE ISSUING BANKS



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AND THE LENDERS (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY
LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                  (d) WAIVER OF CONSEQUENTIAL DAMAGES. To the maximum extent allowed by applicable law, each Borrower, each Agent, the Issuing Banks and the Lenders (1) irrevocably waive any right each may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (2) certifies that no party hereto nor any representative or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waiver; and (3) acknowledges that it has been induced to enter into this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby based upon, among other things, the mutual waivers and certifications contained in this Section 10.8.

                  (e) DESIGNATION OF PROCESS AGENT. Each Borrower hereby irrevocably designates CT Corporation System, with an office on the date hereof at 350 North St. Paul Street, Dallas, Texas 75201, as the designee, appointee and process agent of such Borrower to receive, for and on behalf of such Borrower, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, or the other Financing Documents. It is understood that a copy of such process served on such Agent will be promptly forwarded by mail to such Borrower at its address set forth opposite its signature below, but the failure of any Borrower to receive such copy shall not affect in any way the service of such process. Each Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 30 days after such mailing.

                  (f) SERVICE OF PROCESS. Nothing herein shall affect the right of Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

                  (g) "JUDGMENT CURRENCY".

                           (i) If, for the purpose of obtaining or enforcing any judgment against any Borrowers or any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.8(g) referred to as the "JUDGMENT CURRENCY") an amount due under any Financing Document in any currency (the "OBLIGATION CURRENCY") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the



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         applicable date as of which such conversion is made pursuant to this
         Section 10.8(g) being hereinafter in this Section 10.8(g) referred to as the "JUDGMENT CONVERSION DATE ").

                           (ii) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.8(g)(i), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower or Credit Party shall pay such additional amount (if any, but in any event not lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower or Credit Party under Section 10.8(g)(ii) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

                           (iii) The term "RATE OF EXCHANGE" in this Section 10.8(g) means the rate of exchange at which the Administrative Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

         Section 10.9 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 10.10 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) each Borrower agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Financing Document and (b) each Borrower and the Administrative Agent (acting on behalf and at the direction of the Lenders) and the Canadian Administrative Agent (acting on behalf and at the direction of the Canadian Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

         Section 10.11 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of any other Financing Documents relating to other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by or of any part of such other Lender Indebtedness.

         Section 10.12 CONFIDENTIALITY. The Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.12 or

(2) becomes available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower. For the purposes of this Section 10.12, "INFORMATION" means all information received from any Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by a Borrower. Any Person required to maintain the confidentiality of Information as provided in this
Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Borrower acknowledges that the Administrative Agent or the Canadian Administrative Agent may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Credit Party may have conflicting interests regarding the transactions contemplated by this Agreement or the other Financing Documents. The Administrative Agent and the Canadian Administrative Agent will not use confidential information obtained from any Credit Party by virtue of the transaction contemplated by this Agreement or the other Financing Documents or their other relationships with the Borrower in connection with the performance by the Administrative Agent and the Canadian Administrative Agent of services for other companies, and the Administrative Agent and the Canadian Administrative Agent will not furnish any such information to other companies. Each Borrower also acknowledges that the Administrative Agent and the Canadian Administrative Agent has no obligation to use in connection with the transactions contemplated by this Agreement or the other Financing Documents, or to furnish to any Credit Party, confidential information obtained from other companies.

         Section 10.13 INTEREST. It is the intention of the parties hereto to conform strictly to usury laws applicable to each Agent, the Issuing Banks and the Lenders (collectively, the "FINANCING PARTIES") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security for Lender Indebtedness, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of Lender Indebtedness is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of the Borrower's Indebtedness to such Financing Party (or, to the extent that the principal amount of the Borrower's Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to the Borrowers). The right to accelerate the maturity of Lender Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section 10.13, the terms "APPLICABLE LAW" or "LAWS APPLICABLE TO ANY FINANCING PARTY" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America or Canada applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

         Section 10.14 ENTIRE AGREEMENT. This Agreement and the other Financing Documents embody the entire agreement and understanding between the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders and the other respective parties hereto and thereto and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties.

         Section 10.15 ATTACHMENTS. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 10.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

         Section 10.17 SURVIVAL OF INDEMNITIES. The Borrowers' obligations under
Section 2.15, Section 2.17, Section 2.19 and Section 10.4 shall survive the payment in full of the Loans and the Letter of Credit Liabilities.

         Section 10.18 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement, and the table of contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 10.19 SATISFACTION REQUIREMENT. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

         Section 10.20 EXCULPATION PROVISIONS. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Financing Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Financing Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Financing Documents; and has received the advice of its attorneys in entering into this Agreement and the other Financing Documents; and that it recognizes that certain of the terms of this Agreement and the other Financing Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Financing Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

         Section 10.21 SECURED AFFILIATE; CASH MANAGEMENT AFFILIATE. For purposes of this Agreement and all other Financing Documents (other than applicable Swap Agreements and Cash Management Agreements), if a Secured Affiliate or Cash Management Affiliate of a Lender has entered into one or more Swap Agreements or Cash Management Agreements with any Credit Party, then to the extent that such Secured Affiliate or Cash Management Affiliate has rights against or is owed obligations by (or if the affiliated Lender, rather than the Secured Affiliate or Cash Management Affiliate, were the counter-party to the applicable Swap Agreement or the other party to the applicable Cash Management Agreement, such rights or obligations that such Lender has) the Borrowers hereunder or under any other Financing Document (other than applicable Swap Agreements and Cash Management Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate or Cash Management Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Swap Agreement or the other party to the applicable Cash Management Agreement including, but not limited to, the following: (a) all distributions or payments in respect of Collateral owing to such Secured Affiliate or Cash Management Affiliate shall be distributed or paid to such Lender, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate or Cash Management Affiliate, (c) all obligations incurred by such Lender that would have been incurred by the Secured Affiliate or Cash Management Affiliate if it were a party hereto shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate or Cash Management Affiliate, will make any and all payments owing to the Administrative Agent or Canadian Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate or Cash Management Affiliate. Each such Lender represents, warrants and covenants to and with the Administrative Agent and the Canadian Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as Agent and attorney-in-fact for its Secured Affiliates or Cash Management Affiliates. Under no circumstance shall any Secured Affiliate or Cash Management Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate or Cash Management Affiliate.

         Section 10.22 NO FINANCIAL ASSISTANCE BY CANADIAN CREDIT PARTIES. Notwithstanding any provision of this Agreement or any of the other Financing Documents to the contrary (including, without limitation, Section 10.4 and Section 10.17 of this Agreement) no Canadian Credit Party will have any liability hereunder or thereunder for, nor shall any of the assets of any such Canadian Credit Party (including proceeds of any Collateral owned by any such Canadian Credit Party) be applied against or issued to satisfy or offset, any indebtedness, obligations or liabilities (actual or contingent) of any Person which is not indebtedness, an obligation, or a liability of a Canadian Borrower; provided, that, nothing contained herein shall limit or impair the rights of any Agent, any Lender or any Secured Affiliate or the liability or obligation of any Canadian Credit Party with respect to the Canadian Lender Indebtedness, including, without limitation, any Swap Agreements or Cash Management Agreements entered into with any Canadian Credit Party.

         Section 10.23 MISSOURI LAW PROVISION. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY ON WHICH IT IS BASED, THAT IS, IN ANY WAY RELATED TO THIS CREDIT AGREEMENT. TO PROTECT THE BORROWERS AND THE LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS




US BORROWERS:                  MAVERICK TUBE CORPORATION


                               By:
                                   --------------------------------------------
                                   Joyce M. Schuldt
                                   Senior Vice President-Finance,
                                   Chief Financial Officer & Secretary

                               MAVERICK TUBE, L.P.

                               By: Maverick GP, LLC, its general partner

                                   By: Maverick Tube Corporation,
                                       its sole member

                                       By:
                                          -------------------------------------
                                          Joyce M. Schuldt
                                          Senior Vice President-Finance,
                                          Chief Financial Officer & Secretary

                               MAVERICK GP, LLC

                               By: Maverick Tube Corporation, its sole member

                                   By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                  PRECISION TUBE HOLDING LLC

                                  By: Maverick Tube Corporation, its sole member

                                      By:
                                          -------------------------------------
                                          Joyce M. Schuldt
                                          Senior Vice President-Finance,
                                          Chief Financial Officer & Secretary

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS



                             MAVERICK INVESTMENT LLC

                             By: Maverick Tube Corporation, its sole member

                                 By:
                                     ------------------------------------------
                                     Joyce M. Schuldt
                                     Senior Vice President-Finance,
                                     Chief Financial Officer & Secretary

                                 PRECISION GP, LLC

                                 By: Maverick Tube Corporation,
                                     its sole member

                                     By:
                                        ---------------------------------------
                                        Joyce M. Schuldt
                                        Senior Vice President-Finance,
                                        Chief Financial Officer & Secretary

                             PRECISION TUBE TECHNOLOGY, L.P.

                             By: Precision GP, LLC, its general partner

                                     By: Maverick Tube Corporation,
                                         its sole member

                                         By:
                                            -----------------------------------
                                            Joyce M. Schuldt
                                            Senior Vice President-Finance,
                                            Chief Financial Officer
                                            & Secretary

                             MAVERICK C&P, INC.


                             By:
                                -----------------------------------------
                                Joyce M. Schuldt
                                Senior Vice President-Finance,
                                Chief Financial Officer & Secretary

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS


                                    SEAC ACQUISITION, LLC

                                    By: Maverick Tube Corporation,
                                        its sole member

                                        By:
                                           ------------------------------------
                                           Joyce M. Schuldt
                                           Senior Vice President-Finance,
                                           Chief Financial Officer & Secretary

                                    SEACAT, L.P.

                                    By: Precision GP, LLC, its general partner

                                        By: Maverick Tube Corporation,
                                            its sole member

                                            By:
                                               --------------------------------
                                               Joyce M. Schuldt
                                               Senior Vice President-Finance,
                                               Chief Financial Officer &
                                               Secretary

                                    TUBULAR TRANSPORT SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS


CANADIAN BORROWERS:                 PRUDENTIAL STEEL LTD.


                                    By:
                                       -----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    MAVERICK TUBE INTERNATIONAL HOLDINGS, INC.


                                    By:
                                       -----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    MAVERICK TUBE CANADA ULC


                                    By:
                                       -----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    MAVERICK TUBE CANADA GP, LTD.


                                    By:
                                       -----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS



                                    MAVERICK TUBE CANADA L.P.

                                    By: Maverick Tube Canada GP, Ltd.,
                                        its general partner

                                        By:
                                           ------------------------------------
                                           Joyce M. Schuldt
                                           Senior Vice President-Finance,
                                           Chief Financial Officer & Secretary

                                    MAVERICK TUBE (CANADA) INC.


                                    By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    PRUDENTIAL STEEL HOLDINGS, ULC


                                    By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    MAVERICK EXCHANGECO (NOVA SCOTIA) ULC


                                    By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS


                                    PRECISION TUBE CANADA LIMITED


                                    By:
                                       ----------------------------------------
                                       Joyce M. Schuldt
                                       Senior Vice President-Finance,
                                       Chief Financial Officer & Secretary

                                    Address for notice for all Borrowers:

                                    Maverick Tube Corporation
                                    16401 Swingley Ridge Road, Suite 700
                                    Chesterfield, Missouri 63017
                                    Attn:
                                         --------------------------------------
                                    Fax:
                                         --------------------------------------
                                    Phone:
                                          -------------------------------------

                                 SIGNATURE PAGE
                                       TO
                                CREDIT AGREEMENT
                               DATED MAY 27, 2005
                                  BY AND AMONG
    MAVERICK TUBE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
             JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT,
                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                      AS THE CANADIAN ADMINISTRATIVE AGENT,
           AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS


LENDERS: JPMORGAN CHASE BANK, N.A., individually, as an Issuing Bank, as the Administrative Agent, as the US Swingline Lender and a US Revolving Lender


                                    By:
                                       ----------------------------------------
                                       Raymond C. Gore
                                       Vice President


                                    Address:   2200 Ross Avenue, 4th Floor
                                               Dallas, Texas 75201
                                    Attention: Christopher D. Capriotti
                                    Telephone: 214-965-2035
                                    Telecopy:  214-965-4731


                                    JPMORGAN CHASE BANK, N.A.,, TORONTO BRANCH, individually, as an Issuing Bank, as the Canadian Administrative Agent, and as the Canadian Revolving Lender


                                    By:
                                       ----------------------------------------
                                       Christine Chan
                                       Vice President


                                    Address:   200 Bay Street, Royal Bank Plaza
                                               South Tower, Suite 1800
                                               Toronto, Ontario, M5J 2J2 Canada
                                    Attention: Christine Chan
                                    Telephone: 416-981-9123
                                    Telecopy:  416-981-9138

                                     ANNEX I

                                      US REVOLVING             CANADIAN
                                         CREDIT             REVOLVING CREDIT      US SWINGLINE LOAN
             LENDER                    COMMITMENT              COMMITMENT            COMMITMENT
---------------------------           ------------          ----------------      -----------------
JPMorgan Chase Bank, N.A.             $255,000,000                 0                 $35,000,000

JPMorgan Chase Bank, N.A.,                  0                 $65,000,000                 0
Toronto Branch



                                Annex I - Page 1

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ASSUMPTION


                               Exhibit A - Page 1

                                   EXHIBIT B-1

                        FORM OF US BORROWING BASE REPORT




                              Exhibit B-1 - Page 1

                                   EXHIBIT B-2

                     FORM OF CANADIAN BORROWING BASE REPORT




                              Exhibit B-2 - Page 1

                                   EXHIBIT C-1

                            FORM OF BORROWING REQUEST
                           (US REVOLVING CREDIT LOAN)


                              Exhibit C-1 - Page 1

                                   EXHIBIT C-2

                            FORM OF BORROWING REQUEST
                        (CANADIAN REVOLVING CREDIT LOANS)


                              Exhibit C-2 - Page 1

                                   EXHIBIT C-3

                    FORM OF REQUEST FOR US LETTERS OF CREDIT






                              Exhibit C-3 - Page 1

                                   EXHIBIT C-4

                 FORM OF REQUEST FOR CANADIAN LETTERS OF CREDIT





                              Exhibit C-4 - Page 1

                                   EXHIBIT C-5

                            FORM OF BORROWING REQUEST
                              (US SWINGLINE LOANS)



                              Exhibit C-5 - Page 1

                                   EXHIBIT D-1

                      FORM OF CANADIAN REAL ESTATE MORTGAGE



                              Exhibit D-1 - Page 1

                                   EXHIBIT D-2

                 FORM OF CANADIAN ASSIGNMENT OF LEASES AND RENTS




                              Exhibit D-2 - Page 1

                                    EXHIBIT E

                       FORM OF CANADIAN SECURITY AGREEMENT




                               Exhibit E - Page 1

                                    EXHIBIT F

                      FORM OF COMMITMENT INCREASE AGREEMENT




                               Exhibit F - Page 1

                                    EXHIBIT G

                     FORM OF GUARANTY AND SECURITY AGREEMENT






                               Exhibit G - Page 1

                                    EXHIBIT H

                          FORM OF NEW LENDER AGREEMENT







                               Exhibit H - Page 1

                                    EXHIBIT I

                      FORM OF PERFECTION CERTIFICATE UPDATE







                               Exhibit I - Page 1

                                    EXHIBIT J

                         FORM OF US REAL ESTATE MORTGAGE



                               Exhibit J - Page 1

                                    EXHIBIT K

                           FORM OF B/A EQUIVALENT NOTE





                               Exhibit K - Page 1

                                    EXHIBIT L

                       FORM OF BORROWER JOINDER AGREEMENT




                               Exhibit L - Page 1

                                    EXHIBIT M

                         FORM OF COMPLIANCE CERTIFICATE




                               Exhibit M - Page 1

                                   EXHIBIT N-1

                         FORM OF INTERIM ACCOUNT REPORT
                                 (US BORROWERS)




                              Exhibit N-1 - Page 1

                                   EXHIBIT N-2

                         FORM OF INTERIM ACCOUNT REPORT
                              (CANADIAN BORROWERS)



                              Exhibit N-2 - Page 1

                                   EXHIBIT O-1

                      FORM OF INVENTORY DESIGNATION REPORT
                                 (US BORROWERS)




                              Exhibit O-1 - Page 1

                                   EXHIBIT O-2

                      FORM OF INVENTORY DESIGNATION REPORT
                              (CANADIAN BORROWERS)



                              Exhibit O-2 - Page 1